UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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ALLERGAN PLC

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Notice of 2018 Annual General Meeting of Shareholders

May 2, 2018

8:30 a.m. local time

The Conrad Hotel, Earlsfort Terrace, Dublin 2, Ireland

You are hereby notified that the 2018 Annual General Meeting of Shareholders (the “Annual Meeting”) of Allergan plc (the “Company”) will be held at The Conrad Hotel, Earlsfort Terrace, Dublin 2, Ireland, at 8:30 a.m. local time on May 2, 2018, to receive the Company’s Irish statutory financial statements for the fiscal year ended December 31, 2017 and the reports of the directors and auditors thereon, to review the affairs of the Company and to consider and vote on the following proposals:

1.	Proposal No. 1: To elect by separate resolutions Nesli Basgoz, M.D., Paul M. Bisaro, Joseph H. Boccuzi, Christopher W. Bodine, Adriane M. Brown, Christopher J. Coughlin, Carol Anthony (John) Davidson, Catherine M. Klema, Peter J. McDonnell, M.D., Patrick J. O’Sullivan, Brenton L. Saunders, and Fred G. Weiss as members of the Board of Directors to hold office until the 2019 Annual General Meeting of Shareholders or until each of their respective successors is duly elected and qualified;

2.	Proposal No. 2: To approve, in a non-binding vote, Named Executive Officer compensation;

3.	Proposal No. 3: To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s auditor for the fiscal year ending December 31, 2018 and to authorize, in a binding vote, the Board of Directors, acting through its Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration;

4.	Proposal No. 4: To renew the authority of the directors of the Company (the “Directors”) to issue shares;

5.	Proposal No. 5A: To renew the authority of the Directors to issue shares for cash without first offering shares to existing shareholders;

6.	Proposal No. 5B: To authorize the Directors to allot new shares up to an additional 5% for cash in connection with an Acquisition or other Capital investment;

7.	To consider a shareholder proposal to require an independent Board Chairman (Proposal No. 6), as detailed in the Proxy Statement, if properly presented at the meeting;

and to transact such other business as may properly come before the Annual Meeting or any adjournment, postponement or continuation thereof.

The Board of Directors has fixed 4:00 p.m. Eastern Standard Time on March 6, 2018 as the record date for the determination of shareholders entitled to receive notice of and to attend, speak and vote at the Annual Meeting. Only shareholders of record at 4:00 p.m. Eastern Standard Time on March 6, 2018 will be entitled to receive notice of and to attend, speak and vote at the Annual Meeting or any adjournment, postponement or continuation thereof. Your attention is directed to the Proxy Statement for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” each director nominee included in Proposal No. 1 and “FOR” Proposals No. 2, 3, 4 and 5A and 5B. The Board of Directors recommends that you vote “AGAINST” Proposal No. 6. The full text of these proposals is set forth in the accompanying Proxy Statement.

The Proxy Statement and 2017 Annual Report to Shareholders are available at www.proxyvote.com. Our Irish statutory financial statements will be available at www.proxyvote.com on or before April 13, 2018.

You are encouraged to attend the Annual Meeting, where you will have the option to vote your shares in person.

Whether or not you plan to attend the Annual Meeting, we encourage you to vote your shares: (i) by 3:59 p.m. Eastern Daylight Time on May 1, 2018 by accessing the Internet site described in the Notice Regarding the Availability of Proxy Materials previously provided to you, (ii) by 3:59 p.m. Eastern Daylight Time on May 1, 2018 by calling the toll-free telephone number listed on www.proxyvote.com or on the voter instruction form, proxy card or Notice Regarding the Availability of Proxy Materials previously provided to you, or (iii) by marking, dating and signing any proxy card or voter instruction form provided to you and returning it in the accompanying postage paid envelope, which we must receive by 10:00 a.m. Eastern Daylight Time on April 30, 2018. All proxies will be forwarded to the Company’s registered address electronically.

A shareholder entitled to attend and vote at the Annual Meeting is entitled, using the form provided (or the form in section 184 of the Irish Companies Act 2014), to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual Meeting. A proxy need not be a shareholder of record.

By Order of the Board of Directors
March 23, 2018 Dublin, Ireland
A. Robert D. Bailey
Chief Legal Officer and Corporate Secretary

To Our Shareholders:

After several years of extraordinary evolution that saw the effective integration of a number of transformative acquisitions, 2017 was a year marked by operational excellence and execution on a number of fronts. We launched 12 new products, we advanced several key R&D programs into Phase III and we executed on our capital allocation plan, including initiating a dividend, completing a $15 billion share repurchase and making progress on a new $2 billion share repurchase plan. We remain committed to creating long-term shareholder value while maintaining strong governance and ethical standards and an active, open dialogue with our shareholders.

Business Strategy. Our priorities continue to be to execute on our business and deliver on our pipeline as a global pharmaceutical company. We have taken action to protect our business against near-term headwinds related to the potential loss of exclusivity for our product Restasis®, and have been investing in long-term growth opportunities that will unlock value and drive shareholder return. We are proud of the leadership positions we have built within our key therapeutic areas, and our deep pipeline will allow us to strengthen and extend the leadership position in each of these areas. Our outlook is very healthy and we remain optimistic about our long-term prospects in delivering innovative and meaningful treatments that help people around the world live longer, healthier lives.

Shareholder Engagement. Maintaining strong relationships with our shareholders remains an important part of our corporate governance commitment. Following our successful 2017 Annual General Meeting of Shareholders, our Board of Directors deepened relationships with our shareholders to help inform discussions on a number of issues, including our capital allocation, governance, Board leadership, compensation and sustainability practices. We continued our comprehensive shareholder engagement program, led by our Board of Directors. In the fall of 2017, members of our management team, and in some cases, certain of our independent directors, reached out for meetings to shareholders representing over 56% of the Company’s outstanding shares, and actually met in person or telephonically, with shareholders representing over 25% of the Company’s outstanding ordinary shares. The conversations we had as part of this shareholder engagement provided us with a deeper understanding of the perspectives of our shareholders and helped inform Board decisions.

Board Refreshment. Over the last five years we have continually focused on Board refreshment, helping to further enhance a collective Board skillset that is well-suited to our industry and our strategic objectives. As we add new directors and nominees to our Board, we thank James Bloem and Ronald Taylor, who are not standing for re-election to our Board, for their years of service to the Company. In this Proxy Statement, you will see a new candidate standing for election to our Board of Directors, John Davidson. Mr. Davidson’s significant experience with complex accounting and financial issues, his experience serving on the Boards of self-regulatory organizations, including FINRA, and his more than 30 years of leadership across multiple industries, would make him an asset to our Board of Directors. Mr. Davidson has a deep understanding of how global teams are managed and a strong track record of implementing governance and control process improvements, two skills that our Board values. Additionally, in July 2017, we added a new, highly qualified director, Joseph Boccuzi, to our Board. Mr. Boccuzi brings to our Board a long track record of identifying great life sciences leaders globally and successfully matching board-level and executive talent with companies to drive long-term value. Our Board believes that one of its key roles is to oversee development of organizational capabilities, and to focus on talent management. Mr. Boccuzi’s unique insights, leadership skills and experience are additive and complementary to the diverse mix of professional experiences of our Board of Directors. This continues our strong history of adding directors to our Board who bring a diversity of deep and valuable experiences to our business.

Risk Oversight. Risk oversight continues to be top-of-mind for our Board of Directors. Our Board is actively engaged in overseeing and understanding how the risks that our Company faces are managed, and ensures that senior management has the framework and processes in place to effectively and adequately monitor and manage these risks. The Board has oversight responsibility for broad risk matters, such as setting the Company’s risk appetite, ensuring the fit between the Company’s risk appetite and its strategy, and establishing processes for monitoring key risks, while senior management is accountable for the Company’s day-to-day risk management efforts. Our Board will continue to focus on effective risk oversight to foster a culture of risk management within the Company, because how well we oversee and manage risk will ultimately determine our success.

Corporate Social Responsibility. Our Company continues to be focused on corporate citizenship, and is leveraging our science and innovation to be a leader within the pharmaceutical industry in making a positive impact. In addition to adhering to the principles of our Social Contract with Patients, we maintain some of the highest corporate social responsibility standards in the industry, focusing our efforts on sustainability initiatives in the areas of greenhouse gas emission, energy consumption and waste generation, applying rigor in setting ambitious environmental, health and safety goals and tracking our progress as we do in other parts of our business. We recognize that achieving our goals in these areas is not only the right thing to do, but will have an impact on our bottom line and our shareholder returns.

We remain fully committed to serving patients who rely on our products, delivering sustainable operating results, and creating value for our shareholders. We encourage you to read more about our Board, corporate governance practices, and performance-driven compensation programs in this Proxy Statement.

As always, thank you for your continued support and investment in Allergan. We look forward to welcoming you at our 2018 Annual Meeting.

Sincerely,

Brenton L. Saunders Chairman, President and Chief Executive Officer March 23, 2018	Christopher J. Coughlin Lead Independent Director

PRESENTATION OF IRISH STATUTORY FINANCIAL STATEMENTS	4

PROXY STATEMENT EXECUTIVE SUMMARY	5

PROPOSAL NO. 1	12
Election of Directors

BOARD AND COMMITTEE GOVERNANCE	27

PROPOSAL NO. 2	44
Non-Binding Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay-Vote”)

COMPENSATION DISCUSSION AND ANALYSIS
Executive Summary	46
Impact of 2017 Say on Pay Vote & Shareholder Engagement	50
Determination of Compensation	52
Other Compensation Practices	68
2017 Compensation Tables	73

EQUITY COMPENSATION PLAN INFORMATION AS OF DECEMBER 31, 2017	84

PROPOSAL NO. 3	85
Non-Binding Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Auditors and Binding Authorization of the Board of Directors to Determine its Remuneration

AUDIT FEES	86

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE	88

PROPOSAL NO. 4	89
Renewal of the Authority of the Directors of the Company (the “Directors”) to Issue Shares

Presentation of Irish Statutory Financial Statements

The Irish statutory financial statements of Allergan plc (referred to in this Proxy Statement as “Allergan,” the “Company,” “we,” “us” or “our”) for the fiscal year ended December 31, 2017, including the reports of the directors and auditors thereon, will be presented at our 2018 Annual General Meeting of Shareholders (the “Annual Meeting”). There is no requirement under Irish law that such statutory financial statements be approved by shareholders, and no such approval will be sought at the Annual Meeting. The Company’s 2017 Irish statutory financial statements will be available with the Proxy Statement and the 2017 Annual Report to Shareholders at www.proxyvote.com on or before April 13, 2018.

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Proxy Statement Executive Summary

We provide below highlights of certain information contained in this Proxy Statement. This summary does not contain all the information that you should consider in advance of the Annual Meeting, and we encourage you to read the entire Proxy Statement before voting.

2018 Annual General Meeting of Shareholders

Date and Time:	May 2, 2018, 8:30 a.m. local time

Place:	The Conrad Hotel, Earlsfort Terrace, Dublin 2, Ireland

Record Date:	March 6, 2018

How to Cast Your Vote

Your vote is very important. We encourage you to vote your shares and to submit your proxy regardless of whether or not you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us by the voting deadlines described in this section of the Proxy Statement, one of the individuals named as your proxy will vote your shares as you have directed.

Shareholders of Record If you are a shareholder of record, you may vote in one of the following ways:

By Telephone or over the Internet.

You may submit your proxy by calling the toll-free telephone number noted on your proxy card or Internet Notice. Telephone proxy submission is available 24 hours a day and will be accessible until 3:59 p.m. Eastern Daylight Time on May 1, 2018. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded.

You also may choose to vote over the Internet. The website for Internet voting is noted on your proxy card or Internet Notice. Internet voting is also available 24 hours a day and will be accessible until 3:59 p.m. Eastern Daylight Time on May 1, 2018. As with telephone proxy submission, you may confirm that your instructions have been properly recorded.

Shareholders who vote through the Internet or submit their proxy by telephone should be aware that they may incur costs to access the Internet or use the telephone, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the shareholder.

By Mail.

If you received a paper copy of the proxy card by mail and choose to vote by mail, please mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided. We must receive your signed proxy card by 10:00 a.m. Eastern Daylight Time on April 30, 2018.

In Person at the Annual Meeting.

You may vote in person by attending the Annual Meeting and submitting a ballot. In order to be admitted into the Annual Meeting, you must present your proof of ownership of Allergan ordinary shares, government-issued photo identification and, if you are not the actual holder of record of Allergan ordinary shares, proof that you are duly authorized to vote such shares on behalf of the record holder.

5	2018 ANNUAL PROXY STATEMENT

Beneficial Owners

If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote. You are also invited to attend the Annual Meeting, but because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy giving you the right to vote your shares at the Annual Meeting from the broker, bank or other nominee holding your shares in street name, and you will need to present the legal proxy and a government-issued photo identification in order to be admitted into the Annual Meeting.

If your shares are held in street name, your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Voting Matters and Board Recommendations

Voting Matter	Shareholder Approval	Board of Directors’ Recommendation	Page Reference
Proposal No. 1: To individually elect each of the 12 director nominees as members of the Board of Directors to hold office until the 2019 Annual General Meeting of Shareholders or until each of their respective successors is duly elected and qualified.	Majority of Votes Cast for Each Nominee	FOR EACH NOMINEE	12
Proposal No. 2: To approve, in a non-binding vote, Named Executive Officer compensation.	Majority of Votes Cast	FOR	44
Proposal No. 3: To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s auditor for the fiscal year ending December 31, 2018 and to authorize, in a binding vote, the Board of Directors, acting through its Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration.	Majority of Votes Cast	FOR	85
Proposal No. 4: To renew the authority of the directors of the Company (the “Directors”) to issue shares.	Majority of Votes Cast	FOR	89
Proposal No. 5A: To renew the Directors’ authority to issue shares for cash without first offering shares to existing shareholders.	75% of Votes Cast	FOR	91
Proposal No. 5B: To authorize the Directors to allot new shares up to an additional 5% for cash in connection with an acquisition or other capital investment.	75% of Votes Cast	FOR	91
Proposal No. 6: Shareholder proposal to require an independent Board Chairman.	Majority of Votes Cast	AGAINST	94

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2018 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Performance Highlights

After several years of extraordinary evolution that brought a number of transformative acquisitions, 2017 was a year marked by operational excellence and execution on a number of fronts.

2017 WAS A PIVOTAL YEAR MARKED BY STRONG EXECUTION

Additionally, we established a plan to mitigate the financial impact of the anticipated loss of exclusivity for our product Restasis® while protecting our underlying growth profile, margins and cash flow. Our Board of Directors (also referred to throughout this Proxy Statement as our “Board”) and management team are managing the Company for the long term, and we believe that our pipeline combined with strong execution will drive future earnings growth and shareholder value.

Director Nominees

The nominees for our Board of Directors comprise candidates with a diverse set of backgrounds, experiences and skills, and include a new candidate for election, Carol Anthony (John) Davidson, who would bring to our Board of Directors more than 30 years of leadership experience and experience with complex accounting and financial issues across multiple industries, including healthcare.

Name	Age	Director Since	Independent	Committees*
Nesli Basgoz, M.D.	60	2014	✓	Quality and Innovation (C)
Paul M. Bisaro	57	2007		Quality and Innovation
Joseph H. Boccuzi	71	2017	✓	Compensation
Christopher W. Bodine	62	2009	✓	Compensation Nominating and Corporate Governance (C)
Adriane M. Brown	59	2017	✓	Audit and Compliance Quality and Innovation
Christopher J. Coughlin	65	2014	✓	Compensation Nominating and Corporate Governance
Carol Anthony (John) Davidson	62	—	✓	—
Catherine M. Klema	59	2004	✓	Compensation (C) Nominating and Corporate Governance
Peter J. McDonnell, M.D.	59	2015	✓	Compensation Quality and Innovation
Patrick J. O’Sullivan	76	2013	✓	Audit and Compliance Quality and Innovation
Brenton L. Saunders	48	2014		—
Fred G. Weiss	76	2000	✓	Audit and Compliance (C) Nominating and Corporate Governance

* “(C)” denotes Committee Chair

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Corporate Governance

Our corporate governance requirements and practices, which are informed by shareholder feedback and our shareholder outreach program, include the following highlights:

•	Robust Lead Independent Director role.

•	Highly independent Board.

•	Shareholder right to call special meeting with a 10% threshold.

•	Board oversight of risk Company-wide, including identification and monitoring of risk parameters.

•	Annual election of directors.

•	Majority voting for the election of directors in an uncontested election, and plurality voting in a contested election.

•	Thoughtful Board succession planning and refreshment process (two new independent directors appointed in 2017).

•	Rigorous annual Board evaluation process, led by an independent third party governance expert.

•	No poison pill in place.

Shareholder Outreach and Engagement

During 2017, our Board of Directors continued to solicit the views of our shareholders on governance, executive compensation, environmental, social and other matters in order to inform our Board’s discussions and decision-making. Our Board believes that this regular, open communication with our shareholders on these matters is critical to our Company’s long-term success.

Following our 2017 Annual General Meeting of Shareholders, certain of our independent directors and certain members of our management team engaged with our shareholders to discuss and obtain their feedback on a variety of topics. We reached out to shareholders representing approximately 56% of the Company’s outstanding ordinary shares, and as a result of that outreach, had extensive engagement with shareholders representing approximately 25% of outstanding ordinary shares. Topics discussed as part of this engagement included our executive compensation program; corporate governance matters such as the composition and refreshment of our Board of Directors; succession planning and the leadership structure of our Board of Directors; capital allocation; and corporate social responsibility.

Shareholder feedback from these engagements was shared with our full Board of Directors and its Committees and was included in discussions and deliberations as appropriate.

This was the second straight year that we conducted a shareholder engagement program, and this program has proved to be invaluable for Board governance. We value the feedback of our shareholders and we are committed to continue our ongoing and constructive dialogue with our shareholders throughout the year.

Compensation Highlights

Our executive compensation framework focuses on the following key objectives:

•	Creating unambiguous long-term shareholder alignment by linking a substantial portion of executives’ pay to share price performance.

•	Delivering sustainable top- and bottom-line growth.

•	Creating a unified management team aligned to a shared set of objectives.

•	Attracting and retaining key executive talent.

•	Providing flexibility and allowing for Compensation Committee discretion in order to reflect individual circumstances as well as changing business conditions and priorities.

•	Reinforcing our BOLD, entrepreneurial culture.

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2018 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Unambiguous long-term shareholder alignment

•	The performance period for two of our long-term incentive awards—our performance share unit awards (“2014 PSUs”) and our Merger Success Award (“MSA”)—concluded in 2017, with the following results.

Award	Metric	Performance Period	Target	Final Performance	Final Payout % of Target
2014 PSUs	Absolute Total Shareholder Return	July 1, 2014 –Sept. 1, 2017	10% CAGR	4.4% CAGR	44%
MSA	Relative Total Shareholder Return	July 1, 2014 – Dec. 31, 2017	60th Percentile of Peer Group[1]	36th Percentile of Peer Group	60%

      1 NYSE ARCA DRG Index

We believe the payouts under these awards demonstrate the aspirational nature of those targets and highlight the strong alignment of our incentive programs with our pay for performance philosophy and our shareholders.

BOLD, entrepreneurial culture Unified team with shared set of objectives

•	In 2017, we granted new long-term incentive awards to our NEOs representing equity values for 2018-2019. Awards were granted 75% in the form of performance share units (“PSUs”) and 25% in the form of restricted stock units (“RSUs”). The PSUs will be earned based on a 3-year performance period (2017-2019), with an additional 2-year service vesting requirement following the end of the performance period (2020-2021). RSUs vest ratably over a 5-year service period.

•	Performance Metrics: We received feedback from shareholders that our previous program was too heavily focused on absolute stock price appreciation and to consider adding an operating metric and/or relative total shareholder return (“R-TSR”) metric to our long-term incentive program. Based on this feedback and to align with our strategy focused on advancing our pipeline during the pivotal period when we first became a branded biopharmaceutical company (when delivering on our pipeline and having success with our Open Science acquisitions were critical), we modified the metrics for our PSUs to add an R&D operating metric and change our financial metric from absolute total shareholder return to relative total shareholder return.

•

Biennial vs. Annual Grants: Certain shareholders also had questions regarding our multi-year grant approach versus a more traditional annual grant cycle approach. We believe that a multi-year grant approach is appropriate for Allergan at this time by creating a unified management team aligned to one simple shared set of objectives (rather than multiple sets of objectives with overlapping performance cycles) and reinforcing our bold, entrepreneurial culture. Having one set of shared objectives for the next three-year period is important given that Allergan’s performance during this period is dependent upon execution across a broad range of therapeutic areas and product lines and across our three key regions rather than just on one blockbuster product or single geography. Given our long-term focus, annual sets of objectives with overlapping performance cycles would add unnecessary complexity and could dilute the focus on our important multi-year goals. We saw the value of simplifying objectives with our last multi-year grant, when our leaders were able to remain focused notwithstanding several transformational transactions during that 39-month period. We did, however, decide to move from the triennial grant approach of our initial 2014 program to a biennial grant approach given the dynamic nature of the industry and external environment. This allows the Committee the flexibility to reassess our long-term incentive program design in 2019. Granting equity awards for 2018 and 2019 up front reflects our focus on advancing our pipeline to drive long-term shareholder value and provides significant retention benefits through 2020 and 2021. The decision to grant biennial equity awards in 2017 that cover 2018 and 2019 does not alter the equity value being awarded and executives do not recognize the value of these awards earlier than if we had used a more traditional annual grant cycle approach. See pages 62-65 for additional details. While we believe that multi-year grants were the appropriate design for us to align management incentives to drive our transformation and execution of our brand-only strategy, we will continue to assess whether this approach is appropriate for

9	2018 ANNUAL PROXY STATEMENT

us in the future. In periods where the business strategy is less about transformation and change, we will consider moving to a more traditional annual grant approach. We expect to conduct the next periodic review of our LTI design and strategy in the 2019-2020 timeframe.

•	Restricted Stock Units: We granted RSUs, rather than options as in prior years, to better balance the risk profile of the portfolio of long-term incentives being awarded to our executives and to create additional retention among our executives over the vesting period, regardless of our absolute share price.

Attracting and retaining key talent

•	We updated our compensation peer group used for competitive pay and talent benchmarking to better align with our company following the divestiture of our generics business. As part of this update, we added two companies with smaller revenue bases, Biogen Inc. and Celgene Corporation, and removed three companies with larger revenue bases, Novartis AG, Roche Holding AG and Pfizer Inc. We will continue to use Pfizer as a reference company only.

Updated Peer Group
AbbVie Inc.
Amgen Inc.
AstraZeneca plc
Biogen Inc. (new)
Bristol-Myers Squibb Company
Celgene Corporation (new)
Eli Lilly
Gilead Sciences Inc.
GlaxoSmithKline plc
Merck & Co. Inc.
Novo Nordisk A/S.
Sanofi

•	As part of its regular market and retention analysis, our Compensation Committee reviewed and increased our NEOs’ base salaries, bonus targets (other than for our CEO), and LTI targets to better align with the competitive market for talent. Mr. Saunders, Dr. Nicholson and Mr. Stewart had only received limited adjustments to their compensation since July 2014. Our Compensation Committee utilized our updated peer group, which reflects the evolution of our company, when assessing the competitiveness of our NEOs’ compensation levels. Following these adjustments, our NEOs’ target compensation levels continue to ensure that a substantial portion of their pay is variable and/or aligned to the performance of our stock.

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2018 NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

Components of Our Incentive Compensation Program

Component	Purpose and Key Elements

Annual Incentive Program	• Incentivizes a focus on annual financial and strategic goals that support long-term value creation.

•   Based on Non-GAAP Performance Net Income Per Share, Non-GAAP Net Revenue and pre-defined strategic goals including operational excellence, harmonization of systems and processes, alignment with our BOLD culture and values, employee, health and safety and quality systems initiatives and talent development.

Long-term Incentive Program

•   Incentivizes action that will reinforce commitment to our R&D pipeline and results in sustainable share-price performance through long performance measurement and vesting periods.

•   Performance Share Units: Awards are earned based 50% on R&D milestones and 50% relative total shareholder return over three years, with additional 2-year service-based vesting.

•   Restricted Stock Units: Awards vest ratably over a 5-year service period.

•   Biennial award structure aligns with completion of our transformation from a branded and generics specialty pharmaceutical company to the start of our new strategy as a global branded biopharmaceutical company and ensures no gap between the end of the last grant’s performance period (September 2017) and the start of the new performance period. Biennial grant also provides significant retention hooks for our most senior executives through 2020 and 2021.

•   2014 PSUs with a performance period ended September 2017 were earned significantly below target, demonstrating unambiguous pay-for-performance alignment.

Transaction-Based Awards

•   Awards with significant performance requirements were granted in connection with the acquisitions of Forest Laboratories, Inc. and Allergan, Inc. in 2014 and 2015, respectively.

•  Focused executives on delivering on transaction commitments while maintaining industry leading shareholder returns.

•  Established retention incentives during the critical integration processes.

•  Transaction awards earned on December 31, 2017 were based on relative total shareholder return, with the outcome demonstrating clear pay-for-performance alignment.

Our Chief Executive Officer Pay Mix	Sound Compensation Practices
The following chart illustrates the key direct compensation components for our Chief Executive Officer as a percentage of his 2017 total target direct compensation opportunities:

Our Board of Directors makes it a priority to put in place compensation practices designed to maximize alignment with long-term shareholder value creation.

•  At-risk compensation and pay for performance.

•  Appropriate and relevant peer groups.

•  No supplemental retirement plans.

•  Caps on incentive awards.

•  Independent Compensation Committee consultant.

•  No single-trigger change in control benefits.

•  Robust share ownership requirements.

•  Anti-hedging and anti-pledging policies.

•  Clawback policies.

•  No change-in-control excise tax gross-ups.

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Proposal No. 1 Election of Directors

Background

Under the Company’s current Articles of Association, the Board of Directors must consist of between five and fourteen directors. Our Board’s overarching goal is to have a Board large enough to include all critical skills and perspectives but small enough to work efficiently. Generally, in determining the optimal size, structure and membership, the Board will take into account the Company’s then-current circumstances, the Company’s near- and longer-term strategic goals and aspirations, the current state of the pharmaceutical industry, legislative and regulatory developments, governance trends, and the views of shareholders and other key stakeholders. Our Board of Directors currently has thirteen members; however, because James H. Bloem and Ronald R. Taylor are not standing for re-election to the Board of Directors, and because Carol Anthony (John) Davidson is standing for election to the Board of Directors, twelve directors are proposed to be elected to serve until the 2019 Annual General Meeting of Shareholders or until their respective successors are duly elected and qualified and the Board has determined that, pending the election of directors at the Annual Meeting, the proper size of the Board shall be twelve directors.

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Nesli Basgoz, M.D., Paul M. Bisaro, Joseph H. Boccuzi, Christopher W. Bodine, Adriane M. Brown, Christopher J. Coughlin, Carol Anthony (John) Davidson, Catherine M. Klema, Peter J. McDonnell, M.D., Patrick J. O’Sullivan, Brenton L. Saunders and Fred G. Weiss for reelection as directors to serve until the 2019 Annual General Meeting of Shareholders or until their respective successors are duly elected and qualified.

None of the director nominees were selected pursuant to an arrangement or understanding between such nominee and any other person.

Information about each director nominee is set forth in the following paragraphs and is based on information provided to us as of March 9, 2018. The Board of Directors knows of no reason why any of the nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend, unless the number of directors constituting a full Board of Directors is reduced.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of each of Nesli Basgoz, M.D., Paul M. Bisaro, Joseph H. Boccuzi, Christopher W. Bodine, Adriane M. Brown, Christopher J. Coughlin, Carol Anthony (John) Davidson, Catherine M. Klema, Peter J. McDonnell, M.D., Patrick J. O’Sullivan, Brenton L. Saunders and Fred G. Weiss.

Required Vote

Persons nominated to serve on our Board of Directors in an uncontested election must each individually receive a greater number of votes cast “FOR” than votes cast “AGAINST” in order to be elected, or re-elected, to the Board of Directors. Accordingly, abstentions will not affect the outcome of the election of directors.

Please note that if your broker holds your ordinary shares in “street name,” your broker will not vote your shares on the election of directors and broker non-votes will result, unless you provide your voting instructions to your broker. Broker non-votes will not affect the outcome of the election of directors.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Overview of Directors

Our Board of Directors collectively has a skillset well suited to our industry and our short- and long-term strategic objectives, and possesses the requisite leadership, financial, risk management and operating skills. Our Board also has extensive experience across a broad spectrum of the healthcare industry. Our Board is well-balanced in terms of the tenure of its members, which is a testament to our ongoing evaluation of the effectiveness of our Board and search for a highly qualified slate of candidates who can contribute to our Company.

DIRECTOR SKILLS

Name	Industry Experience	Healthcare Knowledge	Global Business	Clinical Medical	Risk Oversight	Executive Leadership	Audit	Corporate Governance	Financial Operational & Strategic	HR/ Comp

Basgoz		✓		✓				✓

Bisaro	✓	✓	✓		✓	✓		✓	✓	✓

Boccuzi	✓	✓	✓						✓	✓

Bodine	✓	✓	✓		✓	✓	✓	✓	✓	✓

Brown			✓			✓		✓	✓	✓

Coughlin	✓	✓	✓		✓	✓	✓	✓	✓	✓

Davidson			✓		✓	✓	✓	✓	✓

Klema	✓	✓	✓		✓		✓	✓	✓	✓

McDonnell		✓		✓				✓

O’Sullivan	✓	✓	✓		✓		✓	✓	✓

Saunders	✓	✓	✓		✓	✓		✓	✓	✓

Weiss	✓	✓	✓		✓	✓	✓	✓	✓	✓

Totals	8	10	10	2	8	7	6	11	10	8

Director Nomination and Refreshment Process

Nomination

Our goal is to have a highly qualified, balanced, engaged and diverse Board whose members possess the skills and background necessary to maximize shareholder value in a manner consistent with all legal requirements and the highest ethical standards.

Specifically, our Board, through our Nominating and Corporate Governance Committee, seeks candidates who:

•	Bring to our Board not only critical skills and experience in areas directly important to the success of the Company’s business, but also a diversity of experiences and backgrounds, both professionally and personally.

•	Have high integrity, sound moral character and good judgment.

13	2018 ANNUAL PROXY STATEMENT

•	For outside directors, satisfy the independence requirements of the New York Stock Exchange (“NYSE”), our Corporate Governance Guidelines and applicable law.

Our Corporate Governance Guidelines specify that the value of diversity on the Board of Directors should be considered by the Nominating and Corporate Governance Committee in the director identification and nomination process. Although the Nominating and Corporate Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees, the Committee and the Board both have a strong commitment to creating and maintaining diversity on our Board.

The Nominating and Corporate Governance Committee follows a rigorous process when evaluating candidates for nomination to the Board of Directors. The Nominating and Corporate Governance Committee considers candidates for our Board of Directors from diverse sources, including suggestions from our shareholders and, from time to time, a third party that the Committee engages for a fee to assist in identifying potential director candidates. The Committee makes a final recommendation to the Board of Directors, which then nominates a candidate for election by the shareholders or, as applicable, appoints a candidate to fill a vacancy or new position. The Nominating and Corporate Governance Committee employs the same process for evaluating all candidates, including those properly recommended by shareholders, and considers shareholder recommendations of candidates on the same basis as it considers all other candidates.

Shareholders wishing to recommend a director candidate for consideration by the Nominating and Corporate Governance Committee may do so by sending the candidate’s name, biographical information and qualifications, together with a consent in writing signed by the recommended nominee indicating that he or she is willing to be considered as a nominee and, if nominated and elected, will serve as a director, to the Chair of the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Allergan plc, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland. The submission of a recommendation by a shareholder in compliance with these procedures does not guarantee the selection of the shareholder’s candidate or the inclusion of the candidate in our Proxy Statement. However, the Nominating and Corporate Governance Committee will consider any such candidate in accordance with the procedures and guidelines as described above and as set forth in our Corporate Governance Guidelines and the charter of our Nominating and Corporate Governance Committee.

Refreshment

In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee considers that director under the same criteria as all other director nominees and with a view toward the anticipated future needs of the Company. Our Board has no term limits or retirement age for service as a Director. At the same time, our Board believes there is value in Board refreshment and turnover so that the mix of directors yields a Board that is as strong as possible from year to year. Accordingly, the Nominating and Corporate Governance Committee annually re-examines whether to re-nominate each sitting director using the same criteria it would an outside candidate, considering criteria such as whether:

•	The number of other boards on which he or she serves, or his or her age or health, impacts the energy and time needed for active participation on the Board.

•	His or her experience in a key area has become stale or is no longer relevant given the anticipated future work of the Board.

•	The length and nature of his or her work on the Board has diminished his or her independence.

Both our Corporate Governance Guidelines and the charter of our Nominating and Corporate Governance Committee set forth in further detail the criteria that guide our Board and our Nominating and Corporate Governance Committee in assessing potential candidates for election and re-election to our Board of Directors, and can be found on our website at www.allergan.com under the “Investors” section.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Director Nominees for Election at the Annual Meeting

NESLI BASGOZ, M.D. Director Since: 2014 Age: 60 Committees: • Quality and Innovation Committee (Chair)

Dr. Basgoz joined the Board of Directors in July 2014 following the Company’s acquisition of Forest, having served as a member of the Board of Directors of Forest beginning 2006. Dr. Basgoz is currently the Associate Chief and Clinical Director, Division of Infectious Diseases at Massachusetts General Hospital (MGH), a role she has held since 2001. In addition, Dr. Basgoz is an Associate Professor of Medicine at Harvard Medical School. Dr. Basgoz earned her MD degree and completed her residency in internal medicine at Northwestern University Medical School. She also completed a fellowship in the Infectious Diseases Division at the University of California at San Francisco. She is board certified in both infectious diseases and internal medicine.

The Board of Directors concluded that Dr. Basgoz should serve on the Board of Directors because of her extensive experience in clinical medicine, particularly in the field of infectious diseases and anti-infective therapy, one of our therapeutic areas of focus.

Skills: • In-Depth Healthcare Knowledge • Clinical Medical Background • Corporate Governance Experience	Other Public Company Directorships: • None Previous, Recently-Held Public Company Directorships: • Forest Laboratories, Inc.

15	2018 ANNUAL PROXY STATEMENT

PAUL M. BISARO Director Since: 2007 Age: 57 Committees: • Quality and Innovation Committee

Mr. Bisaro currently serves as the President and Chief Executive Officer of Impax Laboratories, Inc., a role he has held since March 2017. Prior to this, Mr. Bisaro served in a number of executive roles at Allergan before his departure from the Company in December 2016, most recently as Executive Chairman of our Board of Directors from July 2014 to October 2016, and before that as our President and Chief Executive Officer and as Chairman of our Board of Directors beginning October 2013; prior to serving as Chairman, he served on the Board of Directors beginning September 2007. Prior to joining the Company, Mr. Bisaro was President, Chief Operating Officer and a member of the Board of Directors of Barr Pharmaceuticals, Inc., a global specialty pharmaceutical company (Barr), from 1999 to 2007. Between 1992 and 1999, Mr. Bisaro served as General Counsel of Barr, and from 1997 to 1999, served in various additional capacities including Senior Vice President – Strategic Business Development. Prior to joining Barr, he was associated with the law firm Winston & Strawn and a predecessor firm, Bishop, Cook, Purcell and Reynolds, from 1989 to 1992.

The Board of Directors concluded that Mr. Bisaro should serve on the Board of Directors because of his extensive experience as a senior executive in our industry and his knowledge of our Company.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Risk Oversight Experience

•   Executive Leadership Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

•   Human Resources & Compensation Experience

Other Public Company Directorships:

•   Impax Laboratories, Inc.

•   Zoetis, Inc.

Other Directorships:

•  Board of Visitors of the Catholic University of America’s Columbus School of Law

Previous, Recently-Held Public Company Directorships:

•   Zimmer Biomet Holdings, Inc.

16

PROPOSAL NO. 1 ELECTION OF DIRECTORS

JOSEPH H. BOCCUZI Director Since: 2017 Age: 71 Committees: • Compensation Committee

Mr. Boccuzi retired from Spencer Stuart in December 2016 after 24 years of service, where he played a central role in establishing and building the firm’s Life Sciences Practice. He served in positions of increasing responsibility within Spencer Stuart, most recently as a Partner in the firm’s Global Life Sciences, Board and Chief Executive Officer Practices, a role he had held since 1996. Prior to joining Spencer Stuart, Mr. Boccuzi worked in executive search, venture capital and corporate management roles. He served as a consultant with Paul R. Ray & Company, an executive search firm. Prior to that, he worked as a Financial Advisor for Merrill Lynch. Mr. Boccuzi also held several leadership positions at National Patent Development Corporation, a venture capital firm specializing in medical technology and investment throughout the U.S. and worldwide. While there, he managed four medical startup operations serving as chief operating officer, board member and adviser to the board of directors. Prior to that, Mr. Boccuzi worked in sales for Xerox Corporation.

The Board of Directors concluded that Mr. Boccuzi should serve on the Board of Directors because of his deep understanding of leadership, talent and compensation issues in the pharmaceutical industry.

Skills: • Extensive Industry Experience • In-Depth Healthcare Knowledge • Global Business Experience • Financial, Operational & Strategic Expertise • Human Resources & Compensation Experience	Other Public Company Directorships: • None Previous, Recently-Held Public Company Directorships: • None

17	2018 ANNUAL PROXY STATEMENT

CHRISTOPHER W. BODINE Director Since: 2009 Age: 62 Committees: • Nominating and Corporate Governance Committee (Chair) • Compensation Committee

Mr. Bodine joined the Board of Directors in 2009. Mr. Bodine retired from CVS Caremark in January 2009 after 24 years with CVS. Prior to his retirement, Mr. Bodine served as President, Healthcare Services of CVS Caremark Corporation, where he was responsible for strategy, business development, trade relations, sales and account management, pharmacy merchandising, marketing, information technology and Minute Clinic. Prior to the merger of CVS Corporation and Caremark Rx, Inc. in March 2007, Mr. Bodine served for several years as Executive Vice President – Merchandising and Marketing of CVS Corporation. Mr. Bodine is active in the pharmaceutical industry, having served on a number of boards and committees, including the Healthcare Leadership Council, RI Quality Institute, National Retail Federation, National Association of Chain Drug Stores (NACDS), and the NACDS Pharmacy Affairs and Leadership Committees.

The Board of Directors concluded that Mr. Bodine should serve on the Board of Directors because of his extensive industry experience and knowledge of the needs and operations of our major customers.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Risk Oversight Experience

•   Executive Leadership Experience

•   Audit Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

•   Human Resources & Compensation Experience

Other Public Company Directorships: • None Previous, Recently-Held Public Company Directorships: • Fred’s Inc. • Nash Finch

18

PROPOSAL NO. 1 ELECTION OF DIRECTORS

ADRIANE M. BROWN Director Since: 2017 Age: 59 Committees: • Audit and Compliance Committee • Quality and Innovation Committee

Ms. Brown joined the Board of Directors in 2017. She is currently serving as Senior Advisor to Intellectual Ventures LLC (Intellectual Ventures), having served as President and Chief Operating Officer of Intellectual Ventures until 2017. Prior to joining Intellectual Ventures, Ms. Brown served in a number of leadership positions at Honeywell International, Inc. (Honeywell) from 1999-2010, most recently as Senior Vice President, Energy Strategy, and prior to that, as President and CEO of Honeywell’s Transportation Systems global operating group. Prior to joining Honeywell, Ms. Brown had a nearly 20 year career at Corning, Inc. Ms. Brown received her Bachelor of Science in environmental health from Old Dominion University and a Master’s of Science in management (Sloan Fellow) from Massachusetts Institute of Technology. She also received a Doctorate of Humane Letters from Old Dominion University.

The Board of Directors concluded that Ms. Brown should serve on the Board of Directors because of her global business experience as a senior executive in technology-rich companies and her experience identifying, protecting and licensing intellectual property.

Skills: • Global Business Experience • Executive Leadership Experience • Corporate Governance Experience • Financial, Operational & Strategic Expertise • Human Resources & Compensation Experience

Other Public Company Directorships:

•   eBay, Inc.

Other Directorships:

•   Chairman, Pacific Science Center

•   Jobs for America’s Graduates

•   Washington Research Foundation

•   Seattle Chamber of Commerce

Previous, Recently-Held Public Company Directorships:

•   Harman International Industries, Inc.

19	2018 ANNUAL PROXY STATEMENT

CHRISTOPHER J. COUGHLIN Lead Independent Director Director Since: 2014 Age: 65 Committees: • Compensation Committee • Nominating and Corporate Governance Committee

Mr. Coughlin joined the Board of Directors in July 2014 following the Company’s acquisition of Forest, having served as a member of the Board of Directors of Forest beginning 2011. Mr. Coughlin began serving as our Lead Independent Director in October 2016. Mr. Coughlin served as Senior Advisor to the CEO and Board of Directors of Tyco until September 2012. Prior to that, he was Executive Vice President and Chief Financial Officer of Tyco International from 2005 to 2010. During his tenure, he played a central role in the separation of Tyco into five independent, public companies. Prior to joining Tyco, he worked as the Chief Operating Officer of the Interpublic Group of Companies from June 2003 to December 2004, as Chief Financial Officer from August 2003 to June 2004 and as a director from July 2003 to July 2004. Previously, Mr. Coughlin was Executive Vice President and Chief Financial Officer of Pharmacia Corporation from 1998 until its acquisition by Pfizer in 2003. Prior to that, he was Executive Vice President of Nabisco Holdings and President of Nabisco International. From 1981 to 1996 he held various positions, including Chief Financial Officer, at Sterling Winthrop. In addition to the directorships listed below, Mr. Coughlin also previously served on the Board of Directors of Interpublic Group of Companies, Monsanto Company and Perrigo Company.

The Board of Directors concluded that Mr. Coughlin should serve on the Board of Directors, and as our Lead Independent Director, because his depth of experience in executive leadership roles within complex corporate organizations and his service on public company boards, including in the roles of Chairman and Lead Independent Director, contribute critical risk oversight and management insight to our Board of Directors.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Risk Oversight Experience

•   Executive Leadership Experience

•   Audit Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

•   Human Resources & Compensation Experience

Other Public Company Directorships:

•   Alexion Pharmaceuticals, Inc. (Chair of the Audit Committee)

Previous, Recently-Held Public Company Directorships:

•   The Dun & Bradstreet Corp. (Former Chairman of the Board)

•   Hologic, Inc. (Chair of the Audit Committee)

•   Covidien

•   Dipexium

•   Forest Laboratories, Inc.

20

PROPOSAL NO. 1 ELECTION OF DIRECTORS

CAROL ANTHONY (JOHN) DAVIDSON Director Since: N/A Age: 62 Committees: • N/A

Mr. Davidson is standing for election to our Board of Directors for the first time. He retired from Tyco International in September 2012, having served as senior vice president, controller and chief accounting officer since January 2004, where he was responsible for overseeing financial reporting, internal controls, and accounting policies and processes. In this role, Mr. Davidson worked as part of Tyco’s new senior leadership team in establishing financial integrity, operational excellence and strong ethical practices across Tyco global operations. Prior to joining Tyco in January 2004, Mr. Davidson served as vice president, audit, risk and compliance for Dell Inc. During his six-year career at Dell he also served in other senior capacities, including chief compliance officer and vice president and corporate controller. In addition, Mr. Davidson spent 16 years with Eastman Kodak Company where he led the company’s internal audit function and previously served in a variety of accounting and financial leadership roles. He began his career with Arthur Andersen & Co. From 2011 to 2015 he served as a member of the board of trustees of the Financial Accounting Foundation which oversees the FASB and GASB in accounting standards setting. Since 2012, Mr. Davidson has served on the board of governors of the Financial Industry Regulatory Authority (FINRA) which regulates and oversees the US financial industry in the interest of investor protection and market integrity. Mr. Davidson serves as a trustee of University of Rochester, where he earned his MBA in Finance. He earned his BS in Accounting from St. John Fisher College. Mr. Davidson was inducted into the Financial Executives International (FEI) Hall of Fame.

The Board of Directors concluded that Mr. Davidson should serve on the Board of Directors because of his expertise in complex accounting and financial issues, his experience serving on the Boards of self-regulatory organizations, including FINRA, his experience serving on the Audit Committees of public company boards, and his extensive leadership experience across multiple industries, which includes experience implementing governance and control processes.

Skills: • Global Business Experience • Risk Oversight Experience • Executive Leadership Experience • Audit Experience • Corporate Governance Experience • Financial, Operational & Strategic Expertise

Other Public Company Directorships:

•   TE Connectivity Ltd.

•   Legg Mason, Inc.

•    Pentair Plc (until April 30, 2018)

Other Directorships:

•   Trustee, University of Rochester

•   Trustee, Garth Fagan Dance

Previous, Recently-Held Public Company Directorships:

•   DaVita, Inc.

21	2018 ANNUAL PROXY STATEMENT

CATHERINE M. KLEMA Director Since: 2004 Age: 59 Committees: • Compensation Committee (Chair) • Nominating and Corporate Governance Committee

Ms. Klema joined the Board of Directors in 2004. She is currently President of Nettleton Advisors LLC, a consulting firm established by Ms. Klema in 2001. Prior to establishing her firm, Ms. Klema served as Managing Director, Healthcare Investment Banking, at SG Cowen Securities from 1997 to 2001. Ms. Klema also served as Managing Director, Healthcare Investment Banking, at Furman Selz LLC from 1994 until 1997, and was employed by Lehman Brothers from 1987 until 1994. Ms. Klema served as a director of Pharmaceutical Product Development, Inc., a global contract research organization, from 2000 to 2011.

The Board of Directors concluded that Ms. Klema should serve on our Board of Directors because of her background in healthcare investment banking and her knowledge of the business of pharmaceutical research and development.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Risk Oversight Experience

•   Audit Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

•   Human Resources & Compensation Experience

Other Public Company Directorships: • None Other Directorships: • Montefiore Health System Board of Trustees Previous, Recently-Held Public Company Directorships: • None

22

PROPOSAL NO. 1 ELECTION OF DIRECTORS

PETER J. MCDONNELL, M.D. Director Since: 2015 Age: 59 Committees: • Compensation Committee • Quality and Innovation Committee

Dr. McDonnell joined the Board of Directors in March 2015 following the Company’s acquisition of Allergan, Inc., having served as a member of the Allergan, Inc. Board of Directors from 2013. Dr. McDonnell has been the Director and William Holland Wilmer Professor of the Wilmer Eye Institute of the Johns Hopkins University School of Medicine since 2003. Dr. McDonnell has also served as the Chief Medical Editor of Ophthalmology Times since 2004, and has served on the editorial boards of numerous ophthalmology journals. Dr. McDonnell also served as the Assistant Chief of Service at the Wilmer Institute from 1987 to 1988. Dr. McDonnell also serves as the President and a director of the National Alliance for Eye and Vision Research and the Alliance for Eye and Vision Research and as the Chief Medical Editor of the Ophthalmology Times. He served as a consultant to the United States Department of Health and Human Services in 1996. Dr. McDonnell served as a full-time faculty at the University of Southern California from 1988 until 1999, where he advanced to the rank of professor in 1994.

The Board of Directors has concluded that Dr. McDonnell should serve on the Board of Directors because he provides our Board of Directors with wide-ranging expertise in ophthalmology, one of our therapeutic areas of focus. He is widely recognized as an international leader in corneal transplantation, laser refractive surgery and the treatment of dry eye.

Skills: • In-Depth Healthcare Knowledge • Clinical Medical Background • Corporate Governance Experience

Other Public Company Directorships:

•   None

Other Directorships:

•   Alliance for Eye and Vision Research

•   National Alliance for Eye and Vision Research

•   PanAmerican Ophthalmological Foundation

Previous, Recently-Held Public Company Directorships:

•   Allergan, Inc.

23	2018 ANNUAL PROXY STATEMENT

PATRICK J. O’SULLIVAN Director Since: 2013 Age: 76 Committees: • Audit and Compliance Committee • Quality and Innovation Committee

Mr. O’Sullivan joined the Board of Directors in October 2013 following the Company’s acquisition of Warner Chilcott, having served as a member of the Warner Chilcott Board of Directors from 2009. He retired from LEO Pharma A/S in 2006, after 30 years of service with LEO. Prior to his retirement, Mr. O’Sullivan served in positions of increasing responsibility with LEO, most recently as the Chief Executive Officer of LEO Pharma Ireland and as a director of LEO. He also served as a director of LEO Pharmaceuticals Ltd. UK, LEO Pharma SA France and The LEO Foundation. Mr. O’Sullivan is a registered pharmacist, a member and honorary fellow of the Pharmaceutical Society of Ireland and a Knight of the Order of the Dannebrog.

The Board of Directors concluded that Mr. O’Sullivan should serve on the Board of Directors because of his demonstrated management ability at senior levels within the pharmaceutical industry, his knowledge of the financial, operational and strategic requirements of a successful international business, and his understanding of the fundamentals of the healthcare industry.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Risk Oversight Experience

•   Audit Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

Other Public Company Directorships:

•  Amarin Corporation plc (Chair of the Nominating and Corporate Governance Committee)

Previous, Recently-Held Public Company Directorships:

•   Warner Chilcott Public Limited Company

24

PROPOSAL NO. 1 ELECTION OF DIRECTORS

BRENTON L. SAUNDERS Chairman Director Since: 2014 Age: 48 Committees: • None

Mr. Saunders joined the Board of Directors in July 2014 and began serving as our Chairman of the Board in October 2016. Mr. Saunders is Chairman, President and Chief Executive Officer of Allergan plc. He previously served as Chief Executive Officer and President of Forest Laboratories, Inc. and had served as a Director of Forest beginning in 2011. Prior to that, he served as Chief Executive Officer of Bausch + Lomb Incorporated, a leading global eye health company, serving in this capacity from March 2010 until August 2013. Mr. Saunders also held a number of leadership positions at Schering-Plough, including the position of President of Global Consumer Health Care and was named head of integration for the company’s merger with Merck & Co. and for Schering-Plough’s acquisition of Organon BioSciences. Before joining Schering-Plough, Mr. Saunders was a Partner and Head of Compliance Business Advisory at PricewaterhouseCoopers LLP. Prior to that, he was Chief Risk Officer at Coventry Health Care and Senior Vice President, Compliance, Legal and Regulatory at Home Care Corporation of America. Mr. Saunders began his career as Chief Compliance Officer for the Thomas Jefferson University Health System. Mr. Saunders is a member of the Business Council and PhRMA.

The Board of Directors concluded that Mr. Saunders, as Allergan’s CEO, should serve on our Board of Directors, and believe that Mr. Saunders brings to the Board his leadership experience as Chief Executive Officer of two global healthcare companies and deep pharmaceutical experience, deep management and operational experience, and invaluable senior compliance experience and broad regulatory expertise.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Risk Oversight Experience

•   Executive Leadership Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

•   Human Resources & Compensation Experience

Other Public Company Directorships: • Cisco Systems, Inc. Other Directorships: • RWJBarnabas Health Previous, Recently-Held Public Company Directorships: • Forest Laboratories, Inc.

25	2018 ANNUAL PROXY STATEMENT

FRED G. WEISS Director Since: 2000 Age: 76 Committees: • Audit and Compliance Committee (Chair) • Nominating and Corporate Governance Committee

Mr. Weiss joined the Board of Directors in 2000. Mr. Weiss is currently the managing director of the consulting firm FGW Consultancy LLC and was previously the managing director of FGW Associates, Inc., a position he held beginning in 1997. Prior to joining FGW he served as an executive for Warner-Lambert for nearly 20 years, most recently as Vice President, Planning, Investment and Development. Mr. Weiss also served from 2000 to January 2017 as Vice-Chairman of the Board of Directors and Chairman of the Audit Committee of numerous BlackRock-sponsored mutual funds.

The Board of Directors concluded that Mr. Weiss should serve on the Board of Directors because of his financial expertise and experience in strategic planning and corporate development. Mr. Weiss also brings audit and compliance experience to the Board from his previous role as Chairman of the Audit Committee of numerous BlackRock-sponsored mutual funds.

Skills:

•   Extensive Industry Experience

•   In-Depth Healthcare Knowledge

•   Global Business Experience

•   Risk Oversight Experience

•   Executive Leadership Experience

•   Audit Experience

•   Corporate Governance Experience

•   Financial, Operational & Strategic Expertise

• Human Resources & Compensation Experience

Other Public Company Directorships:

•   None

Other Directorships:

•  Michael J. Fox Foundation for Parkinson’s Research (Treasurer and Chair of the Finance Committee)

Previous, Recently-Held Public Company Directorships:

•   None

The Board of Directors knows of no reason why any of the foregoing nominees will be unavailable to serve, but in the event of any such unavailability, the proxies received will be voted for such substitute nominees as the Board of Directors may recommend.

26

Board and Committee Governance

Corporate Governance Guidelines and Code of Conduct

Our Board of Directors has adopted Corporate Governance Guidelines. These guidelines address the make-up, responsibility and functioning of the Board of Directors and its Committees, and include guidelines relating to:

•	The Board’s determination of its leadership structure, composition and director independence.

•	Criteria for Board membership and refreshment.

•	The self-evaluation process of the Board and its Committees.

•	Shareholder engagement.

•	Review of management performance.

•	The Board’s authority to retain independent advisors.

Our Board of Directors, through our Audit and Compliance Committee, has also adopted a Code of Conduct, which applies to all of our Board members and all of our officers and employees. The Code of Conduct sets forth and summarizes certain of our policies related to legal compliance and honest and ethical business practices. The Code of Conduct is intended to comply with the standards set forth in Section 303A.10 of the NYSE Listed Company Manual and applicable rules and regulations of the United States Securities and Exchange Commission (“SEC”). Any amendments to, or waivers from, provisions of the Code of Conduct that apply to our directors or executive officers, including our Chief Executive Officer and Chief Financial Officer and persons performing similar functions, will be promptly posted on our website at www.allergan.com under the “Investors – Corporate Governance” section.

You can find links to our Corporate Governance Guidelines and our Code of Conduct on our website at www.allergan.com under the “Investors – Corporate Governance” section. Copies of these materials are also available to shareholders without charge by contacting our Investor Relations department by mail with your request at Allergan plc, Investor Relations, 5 Giralda Farms, Madison, NJ 07940.

Governance Materials Available On Our Website

In addition to our Corporate Governance Guidelines and Code of Conduct, the following Board policies and other corporate governance materials are published on our website at www.allergan.com under the “Investors – Corporate Governance” section:

•	The members of our Board of Directors, including a biography for each director.

•	The composition and charter of each of our Board Committees.

•	Our Memorandum of Association and our Articles of Association.

•	Our Board of Directors’ statement in support of our Social Contract with Patients.

•	Our Code of Conduct.

•	Our Corporate Governance Guidelines (which include a description of the responsibilities of our Lead Independent Director).

•	Information relating to Allergan’s corporate compliance program.

Copies of these materials are also available to shareholders without charge by contacting our Investor Relations department by mail with your request at Allergan plc, Investor Relations, 5 Giralda Farms, Madison, NJ 07940.

Director Independence

On an annual basis, our Board of Directors reviews the independence of each person standing for election to the Board of Directors and affirmatively makes a determination as to his or her independence. For a person to be

27	2018 ANNUAL PROXY STATEMENT

considered an independent director, the Board of Directors must determine that the person does not have any direct or indirect material relationship with Allergan (other than as serving as a director of Allergan). The Board of Directors considers any and all additional relevant facts and circumstances in making an independence determination.

Our Board of Directors has determined that all but two of the people standing for election to our Board, which is at least a majority, have no direct or indirect material relationship with us (other than as our director, as applicable) and that these people are independent within the meaning of the independence standards promulgated by the SEC and the NYSE. The Board of Directors has determined that Nesli Basgoz, M.D., Joseph H. Boccuzi, Christopher W. Bodine, Adriane M. Brown, Carol Anthony (John) Davidson, Christopher J. Coughlin, Catherine M. Klema, Peter J. McDonnell, M.D., Patrick J. O’Sullivan and Fred G. Weiss have no material relationship with the Company and constitute (or, in the case of Mr. Davidson, if elected will constitute) independent directors. Mr. Bisaro has been determined to be not independent because he has been an employee of the Company within the last three years. Mr. Saunders has been determined to be not independent because he is our Chief Executive Officer.

In making its independence determinations, the Board of Directors reviewed transactions and relationships between, on the one hand, each director or any member of his or her immediate family, and, on the other hand, the Company or one of its subsidiaries or affiliates, in each case based on information provided by the director, our records and publicly available information. Each of the reviewed transactions and arrangements were entered into in the ordinary course of business and none of the reviewed business transactions, donations or grants involved an amount that exceeded the greater of $1 million or 2% of either company’s revenues with respect to transactions where a director served as an employee or general partner of the entity party to the transaction or any member of his or her immediate family or spouse served as an executive officer or general partner of any such entity. None of our non-employee directors directly or indirectly provides any professional or consulting services to us and none of our directors currently has or has had any direct or indirect material interest in any of the transactions and arrangements that exceeded the greater of $1 million or 2% of either company’s revenues.

Additionally, in making its independence determinations, the Board of Directors considered the fact that many of our independent directors currently serve or have previously served within the last three years as a professor, trustee, director, or member of a board, council or committee for one or more charitable organizations (including research or scientific institutions), hospitals, for profit corporations or any other entity with which Allergan has business transactions or to which Allergan may make grants. These business transactions or grants may include, among other things, purchases of services and supplies, licensing transactions, healthcare sponsorships and programs, research and development and clinical trials, activities, and limited consulting services.

The Board of Directors has determined that the transactions and activities described above were made in the ordinary course and did not affect the independence of the directors involved.

Risk Oversight

Risk oversight continues to be top-of-mind for our Board of Directors. How well we manage risk will ultimately determine our success.

Our Company faces a number of risks, including economic, financial, legal, regulatory, competition, compliance and reputational risks. Primary day-to-day responsibility for the identification, assessment, and prioritization of risks, as well as for the application of resources to minimize, control, and mitigate these risks, lies with senior management. Our Board of Directors’ responsibility with respect to risk is in the area of risk oversight: the Board plays an active role in understanding and overseeing the management of risks that our Company faces and ensures that senior management has the framework and processes in place to effectively and adequately monitor and manage these risks.

Broad risk matters, such as setting the Company’s risk appetite and ensuring its fit with strategy, are matters for the full Board. However, certain risk management oversight responsibilities are delegated to Board Committees. The Board Committees meet regularly and report back to the full Board. All Board Committees foster open communication with the Board, which enables the Board to coordinate its oversight of risk and identify risk interrelationships between Committees.

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BOARD AND COMMITTEE GOVERNANCE

The Company allocates responsibility for managing risk as follows:

Overview of Risk Management Responsibilities

Board of Directors	Performs Company-wide risk oversight and identifies and monitors appropriate risk parameters.

Board Committees	Assist the full Board in carrying out its risk oversight function by considering risk in enumerated areas of responsibility.

Senior Management	Performs day-to-day risk management: • Identification, assessment, and prioritization of risks. • Application of resources to minimize, control, and mitigate risks.

The following Committees have the following risk oversight responsibilities:

Board Committee	Risk Oversight Responsibilities*

Audit and Compliance Committee

•  Oversees major areas of financial and compliance risk exposure.

•  Responsible for reviewing the Company’s risk assessment and risk management policies, including the Allorgan Code of Conduct.

•  Responsible for reviewing the Company’s effective corporate compliance program, including updates on the core components of the program.

•  Responsible for reviewing the Company’s continuous efforts and progress with respect to managing risk.

Compensation Committee

•  Oversees risks relating to the Company’s compensation programs to ensure that these programs do not lead to excessive risk-taking by our employees and that employee interests are aligned with the interests of the Company’s stockholders, as discussed in more detail in the “Risk Assessment” section of this Proxy Statement on page 70.

Quality and Innovation Committee

•  Oversees risks relating to the Company’s compliance with quality systems and other legal and regulatory requirements related to product safety and quality and environmental, health and safety matters.

•  Oversees risks relating to the Company’s strategy, activities, results and investment in product research and development and innovation initiatives.

*	A detailed overview of each Committee’s responsibilities can be found in the respective Committee charters on our website at www.allergan.com under the ”Investors – Corporate Governance” section.

Leadership Structure

Our Board believes that Allergan’s leadership structure must be considered in the context of its specific culture, circumstances, strategic objectives and challenges. Accordingly, our Board reevaluates its leadership structure annually to ensure that the most efficient and appropriate structure is in place for our Company’s needs, which may evolve over time.

Our Corporate Governance Guidelines do not mandate whether the roles of Chairman of the Board and Chief Executive Officer should be combined or separate, but rather provide for the appointment of a Lead Independent Director when the Chairman is not an independent director.

The duties of the Lead Independent Director include:

•	Presiding at meetings of the Board at which the Executive Chair is not present, including executive sessions of the independent directors.

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•	Having the authority to call meetings of independent directors.

•	Approving meeting agendas for the Board.

•	Approving meeting schedules for the Board to assure that there is sufficient time for discussion of all agenda items.

•	Approving presentation materials and other written information sent to the Board.

•	Being available for consultation and director communication with major shareholders.

•	Recommending the retention of advisers and consultants.

•	Leading Executive Chair and CEO performance evaluations.

•	Leading the CEO succession planning process.

•	Being available to directors who have concerns that cannot be addressed through the Executive Chair.

•	Serving as a liaison, where appropriate, between the Executive Chair and independent directors.

•	Serving as a liaison, where appropriate, between management and independent directors.

•	Performing such other duties as the Board may determine from time to time.

The Company’s Board of Directors annually reviews the Board’s leadership structure, including whether to have an independent Chair and the role of the Lead Independent Director. The Board last reviewed its structure in October 2017.

As a result of this review, the Board determined that Mr. Brenton L. Saunders continues to be the right person to serve as its Chair at this time because of his deep knowledge of the Company and its management and operations, and the extensive experience with complex pharmaceutical enterprises, that he brings to the role of director and Board Chair. The Board also determined that Mr. Christopher J. Coughlin continues to be the right person to serve as Lead Independent Director, given his depth of experience in biopharmaceuticals; his demonstrated skill in managing companies before, during and after significant corporate transformations; and his extensive service on public company boards, for which he was recognized as Director of the Year by the National Association of Corporate Directors in 2015.

Board Evaluations

Our Board is committed to continuous improvement and recognizes the fundamental role a robust Board and Committee evaluation process plays in ensuring that our Board maintains an optimal composition and is functioning effectively.

Board Self-Evaluations

The Board, in conjunction with the Nominating and Corporate Governance Committee, conducts an annual self-evaluation of its effectiveness and to identify opportunities where an enhancement or change in practices may lead to further improvement. The Nominating and Corporate Governance Committee also uses this process to assess and determine the characteristics and skills required of prospective candidates for election to the Board.

•	Consistent with its charter (available on our website at www.allergan.com under the “Investors – Corporate Governance” section), the Nominating and Corporate Governance Committee is responsible for the Board evaluation process. However, the evaluation is conducted by an independent third party facilitator with deep experience in corporate governance matters and assessments of board effectiveness.

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BOARD AND COMMITTEE GOVERNANCE

•	The Board self-evaluation process is as follows:

An independent third party governance expert interviews all directors on the following Board effectiveness topics:		Additionally, the independent third party facilitator seeks feedback on the effectiveness of the Board’s oversight on the following key areas:

• Board Composition & Development • Meeting Dynamics • Effectiveness of Board and Committee Leadership • Contributions of Individual Directors	• Access to Information • Interaction with Management	• Strategic Planning and Goal Setting • Fostering Innovation • Operational Matters • Financial Matters	• HR Matters • Risk Oversight • Governance

The results of the interviews and the scores provided on the series of questions are analyzed and presented to the full Board in a report that includes both key strengths in Board effectiveness and opportunities for enhancing Board effectiveness.

The Board discusses the report presented by the independent third party facilitator and chooses one or two priorities (or more, if warranted by the report) to focus on in order to increase its effectiveness. A leader (either from the Committee or from management, as appropriate given the subject matter) is assigned to each priority.

The Nominating and Corporate Governance Committee uses the results of the evaluation in determining the characteristics and skills required of prospective candidates for election to the Board. It also uses these results to make recommendations to the Board with respect to assignments of Board members to various Board Committees, and Board refreshment, as the Board re-evaluates each of the directors annually.

Individual feedback for directors is delivered by Board leadership to help facilitate the contributions of every director to the Board at his/her highest capability.

Committee Self-Evaluations

•	Each Committee of the Board – the Audit and Compliance Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Quality and Innovation Committee – annually evaluates its performance as a Committee.

•	The evaluation process is similar to that of the Board and is also facilitated by an independent third party. Each Committee’s evaluation is focused on the Committee’s effectiveness in performing its key functions.

•	The Chair of each Committee reports the respective Committee’s conclusions to the Board and may make recommendations for improvement to the Board.

Succession Planning

Our Board of Directors recognizes that one of its most critical responsibilities is to guarantee excellence and stability in our Company’s senior leadership. As a result, our Board is actively engaged in talent management. Our Board

31	2018 ANNUAL PROXY STATEMENT

oversees the development of executive talent and plans for the succession of the Chairman of our Board, our directors, our Chief Executive Officer and other senior members of executive management.

Board Succession Planning

The Nominating and Corporate Governance Committee considers the critical needs of the Company regularly, taking into account the results of the annual Board of Directors and Committee evaluations and other relevant data to assess Board skills and the leadership capabilities of existing directors to ensure that there are sitting directors who are ready to fill the roles of Chairman, Lead Independent Directors and Chair of each of our Committees should one of those directors vacate his or her position unexpectedly.

Chief Executive Officer Succession Planning

Our Board of Directors is responsible for the selection of our Chief Executive Officer. In connection with its preparation of short- and long-term succession plans for the Chief Executive Officer, including in the event of unanticipated vacancy, our Board of Directors regularly reviews leadership development initiatives, surveys the market for potential candidates in the event of unanticipated vacancy and identifies and periodically updates the skills, experience and attributes that they believe are required to be an effective Chief Executive Officer in light of the Company’s business strategy, prospects and challenges.

Shareholder Engagement

Our Board of Directors believes that regular, open communication with our shareholders is critical to our Company’s long-term success. We recognize the importance of listening to and taking into account the views of our shareholders on performance, governance, environmental, social, executive compensation and other matters, and our Board is committed to understanding Company shareholders’ views and considering their input as the Board and management makes important decisions.

This is why Allergan includes an extensive outreach program that establishes and cultivates investor relationships as part of its governance program. This outreach is conducted in accordance with the following process:

SUMMER Management analyzes and documents key points of concern from proxy season and Annual General Meeting of Shareholders. Management assesses c.orporate governance best practices, proxy season trends, regulatory developments. Management shares findings with the board of Directors. Board considers potential governance and compensation program changes. FALL/WINTER Senior management and certain of our independent directors actively engage with top investors and proxy advisors to gather feedback ad insight on governance and compensation programs. Investor feedback shared with the full Board of Directors and the Compensation Committee. Board and applicable committees finalize any governance or compensation program changes. SPRING Publish Proxy Statement. Senior management and certain of our independent directors actively engage with significant shareholders on topics to be considered at the Annual General Meeting of Shareholders. Hold Annual General Meeting of Shareholders.

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BOARD AND COMMITTEE GOVERNANCE

After our 2017 Annual General Meeting of Shareholders, and following an extensive engagement effort in 2016 in which we met with shareholders representing approximately 37% of the Company’s outstanding ordinary shares, some of our independent directors and members of our management team engaged with our shareholders to discuss and obtain their feedback on a variety of topics. As part of such engagement in 2017, we reached out to shareholders representing approximately 56% of the Company’s outstanding ordinary shares, and had extensive engagement with shareholders representing approximately 25% of outstanding ordinary shares. Many of the shareholders to whom we reached out indicated that that they did not see a need to meet with us in light of our engagement with them in 2016.

Topics discussed as part of this engagement included our executive compensation program; corporate governance matters such as the composition and refreshment of our Board of Directors; succession planning and the leadership structure of our Board of Directors; capital allocation; and corporate social responsibility.

Shareholder feedback from these engagements was shared with our full Board of Directors and its Committees and was included in discussions and deliberations as appropriate.

We appreciate the feedback of our shareholders and we are committed to ongoing constructive dialogue with our shareholders throughout the year.

Board Meetings

During the fiscal year ended December 31, 2017, the Board of Directors of Allergan plc held four in-person Board meetings and one telephonic meeting. In addition, from time to time, the Board is provided with updates telephonically or in writing regarding matters for which it has oversight. Each incumbent director attended at least 75 percent of the combined total of (i) all Board of Directors meetings and (ii) all meetings of Committees of which such director was a member. We do not have a policy with regard to Board members’ attendance at our Annual General Meeting of Shareholders. All of the members of the Board of Directors then in office attended our 2017 Annual General Meeting of Shareholders.

Executive Sessions

We schedule regular executive sessions in which all of the directors meet without management participation. We also schedule regular executive sessions in which only independent directors meet. In each case, these executive sessions are included as part of each regularly scheduled in-person Board meeting. Mr. Coughlin chairs executive sessions of the independent directors of the Board.

Committees

The Board of Directors has four standing Committees: the Audit and Compliance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the Quality and Innovation Committee.

Each Committee:

•	Operates in accordance with a written charter adopted by the Board (published on our website at www.allergan.com under the “Investors – Corporate Governance – Committee Charters” section).

•	Reviews its charter on an annual basis.

•	Evaluates its performance on an annual basis.

•	Schedules regular executive sessions in which all of the Committee members meet without management participation.

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Information about each Committee is provided below:

Audit and Compliance Committee

Meetings held in 2017: 11

Members	Independence*	Key Skills / Qualifications Represented
Fred G. Weiss (Chair)	✓	• Audit / Tax / Accounting • Oversight of financial statements • Compliance • Executive leadership • Risk oversight
James H. Bloem**	✓
Adriane M. Brown	✓
Patrick J. O’Sullivan	✓
Ronald R. Taylor**	✓

*	All of the members of the Audit and Compliance Committee have been determined to be “independent” and to meet the financial literacy and audit committee independence requirements of the NYSE listing standards and SEC Rule 10A-3.
**	Messrs. Bloem and Taylor are not standing for re-election to the Board of Directors.

Key Responsibilities

The primary function of the Audit and Compliance Committee is to assist the Board of Directors in fulfilling its oversight of:

•	The integrity of Allergan’s financial statements.

•	Allergan’s compliance with legal and regulatory requirements and Allergan’s processes, controls, resources and plans to manage risk.

•	The qualifications and independence of Allergan’s independent auditor.

•	The performance of Allergan’s internal audit function and of its independent auditor.

Additionally, the Audit and Compliance Committee serves as an independent and objective party that:

•	Monitors Allergan’s financial reporting process and internal control systems.

•	Evaluates the effectiveness of Allergan’s corporate compliance program.

•	Retains, oversees and monitors the qualifications, independence, compensation and performance of Allergan’s independent auditor.

•	Provides an open avenue of communication among the independent auditor, financial and senior management, the internal audit department, the Global Chief Compliance Officer and the Board of Directors.

Financial Expertise

•	The Board of Directors determined that each member of the Audit and Compliance Committee is financially literate as required under the NYSE listing standards and that each of Messrs. Bloem, O’Sullivan, Taylor and Weiss is an “audit committee financial expert” within the meaning of the SEC rules.

*	All of the members of the Audit and Compliance Committee have been determined to be “independent” and to meet the financial literacy and audit committee independence requirements of the NYSE listing standards and SEC Rule 10A-3.
**	Messrs. Bloem and Taylor are not standing for re-election to the Board of Directors.

The functions of the Audit and Compliance Committee and its activities during the fiscal year ending December 31, 2017 are described in further detail on page 88 under the heading “Report of the Audit and Compliance Committee.”

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BOARD AND COMMITTEE GOVERNANCE

Compensation Committee

Meetings held in 2017: 9

Members	Independence*	Key Skills / Qualifications Represented
Catherine M. Klema (Chair)	✓	• Executive leadership • Financial experience • Talent development • Human capital management
Joseph H. Boccuzi	✓
Christopher Bodine	✓
Christopher J. Coughlin	✓
Peter J. McDonnell, M.D.	✓

Key Responsibilities

The key functions of the Compensation Committee are to:

•	Evaluate the performance and determine the compensation of our Chief Executive Officer.

•	Review and determine the compensation payable to our other Named Executive Officers.

•	Oversee and administer our equity compensation and other incentive compensation plans.

•	Oversee the use of senior executive employment agreements and severance plans.

•	Review compensation programs and policies for features that may encourage excessive risk taking, and determine the extent to which there may be a connection between compensation and risk.

•	Review and approve the Compensation Discussion and Analysis to be included in the Proxy Statement for our Annual General Meetings of Shareholders.

* All of the members of the Compensation Committee have been determined to be “independent” and to meet the independence requirements of the NYSE listing standards. In addition, all current Compensation Committee members have been determined to qualify as “non-employee directors” within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code.

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Nominating and Corporate Governance Committee

Meetings held in 2017: 6

Members	Independence*	Key Skills / Qualifications
Christopher W. Bodine (Chair)	✓	• Senior leadership • Corporate governance • Succession planning • Talent development • Public company board service • Global business experience
James H. Bloem**	✓
Christopher J. Coughlin	✓
Catherine M. Klema	✓
Ronald R. Taylor**	✓
Fred G. Weiss	✓

Key Responsibilities

The key functions of the Nominating and Corporate Governance Committee are to:

•	Identify and present qualified candidates to the Board of Directors for election or re-election as directors of the Company.

•	Ensure that the size and composition of the Board of Directors and its Committees best serve our practices and objectives.

•	Develop and recommend to the Board of Directors a set of corporate governance guidelines and principles and periodically review and recommend changes to such guidelines and principles as deemed appropriate.

•	Oversee the evaluation of the Board of Directors and senior management.

•	Make recommendations to the Board of Directors regarding the compensation payable to members of the Board of Directors.

•	Make recommendations to the Board of Directors regarding governance matters, including our Memorandum of Association and Articles of Association.

*	All of the members of the Nominating and Corporate Governance Committee have been determined to be “independent” and to meet the independence requirements of the NYSE listing standards.
**	Messrs. Bloem and Taylor are not standing for re-election to the Board of Directors.

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BOARD AND COMMITTEE GOVERNANCE

Quality and Innovation Committee

Meetings held in 2017: 4

Members	Independence	Key Skills / Qualifications
Nesli Basgoz, M.D. (Chair)	✓	• R&D • Innovation • Strategy • Product safety and quality knowledge • Environmental and health safety knowledge • Compliance knowledge
Paul M. Bisaro
Adriane M. Brown	✓
Peter J. McDonnell, M.D.	✓
Patrick J. O’Sullivan	✓

Key Responsibilities

The key functions of the Quality and Innovation Committee are to assist the Board with its oversight responsibilities regarding:

•	The Company’s compliance with quality systems and other legal and regulatory requirements related to product safety and quality and environmental, health and safety matters.

•	The Company’s strategy, activities, results and investment in product research and development and innovation initiatives.

•	The Company’s commitments to patients, quality and safety, education and product accessibility as reflected in its Social Contract with Patients.

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Director Compensation

Pursuant to the terms of our director compensation program, all members of the Board of Directors who are not full-time employees of the Company receive a yearly cash retainer equal to $150,000, payable at the time of such Directors’ election at our Annual General Meeting of Shareholders. Our Lead Independent Director also receives an additional yearly fee of $50,000. As compensation for serving as Committee Chair, (i) the Chair of the Audit and Compliance Committee receives an additional yearly fee of $30,000 and (ii) the Chair of each of our other Committees receives an additional yearly fee of $24,000. In addition, all directors receive a yearly grant of restricted stock units. For the Board Year beginning with the 2017 Annual General Meeting of Shareholders, each director received a grant of restricted stock units valued at approximately $300,000 on May 4, 2017 (the date of our 2017 Annual General Meeting of Shareholders). These awards will vest at the earlier of (1) the date of our 2018 Annual General Meeting of Shareholders or (2) May 4, 2018. For the purposes of director compensation, the term “yearly” refers to a “Board Year” in which a director serves and which begins on the date of the Annual General Meeting of Shareholders for such year.

Mr. Saunders, who was employed by us during 2017, did not receive additional compensation for his service as a director during 2017.

Name	Fees Earned or Paid in Cash(1) ($)	Restricted Stock Unit Awards(2) ($)	Total
Nesli Basgoz, M.D.	174,000	299,941	473,941
Paul M. Bisaro(3)	201,000	299,941	500,941
James H. Bloem	150,000	299,941	449,941
Joseph H. Boccuzi(4)	118,500	237,046	355,546
Christopher W. Bodine	174,000	299,941	473,941
Adriane M. Brown(5)	189,000	299,941	488,941
Christopher J. Coughlin(6)	226,500	299,941	526,441
Catherine M. Klema	174,000	299,941	473,941
Peter J. McDonnell, M.D.	150,000	299,941	449,941
Patrick J. O’Sullivan	150,000	299,941	449,941
Ronald R. Taylor	150,000	299,941	449,941
Fred G. Weiss	180,000	299,941	479,941
(1)	Includes yearly cash retainer fees and, if applicable, Lead Independent Director or Chairperson fees.
(2)	Consists of the annual grant of restricted stock units to non-employee directors, equal to 1,223 units with a per share fair value of $245.25 granted on May 4, 2017. As of December 31, 2017, each of our non-employee directors other than Mr. Bisaro and Mr. Boccuzi held 1,223 outstanding unvested restricted stock units. As of December 31, 2017, Mr. Bisaro held 32,339 restricted stock units, received from his prior service as an employee of the Company, and Mr. Boccuzi held 962 restricted stock units, which is a pro rated amount of the 1,223 restricted stock units awarded to directors, based on the date of Mr. Boccuzi’s appointment as a director of the Company in July 2017. Additionally, as of December 31, 2017, Mr. Bisaro held 46,817 vested stock options and 31,212 unvested stock options, received from his prior service as an employee of the Company. As of December 31, 2017, Mr. Coughlin held 15,927 vested stock options and Ms. Basgoz held 10,989 vested stock options, received in each case from board on the board of a company prior to its acquisition by the Company.
(3)	This figure reflects Mr. Bisaro’s compensation for the Board Year beginning with the 2017 Annual General Meeting of Shareholders, plus a pro-rated amount for Mr. Bisaro’s service as a non-employee director beginning in January 2017.
(4)	This figure reflects a pro-rated amount for Mr. Boccuzi’s service as a director, which commenced in July 2017.
(5)	This figure reflects Ms. Brown’s compensation for the Board Year beginning with the 2017 Annual General Meeting of Shareholders, plus a pro-rated amount for Ms. Brown’s service as a director, which commenced in February 2017.
(6)	This figure reflects Mr. Coughlin’s compensation for the Board Year beginning with the 2017 Annual General Meeting of Shareholders, plus a pro-rated amount for Mr. Coughlin’s service as Lead Independent Director beginning in October 2016.

In order to better align the interests of our Board with those of our shareholders in a fair and reasonable manner, as well as to align with what we believe is a corporate governance “best practice,” we maintain share ownership guidelines for our directors. Our ownership guidelines require our directors to hold shares in the Company in an amount at least equal in value to five times their annual cash retainer, and provide that a director has five years from the date of his or her appointment to achieve compliance with this holding requirement. Under our guidelines, restricted shares and vested options owned by a director are treated as shares for this purpose. As of December 31, 2017, each of our directors, other than our recently appointed directors, Adriane M. Brown (appointed February 1, 2017) and Joseph H. Boccuzi (appointed July 18, 2017), was in compliance with the Company’s share ownership guidelines.

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BOARD AND COMMITTEE GOVERNANCE

Corporate Political Contributions

Public Policy Engagement & Disclosure of Political Activities

Our Board of Directors believes that informed public policy plays a critical role in our ability to achieve our goal of pursuing medical advances to help patients live life to its fullest potential. Therefore, two of our U.S. subsidiaries, Allergan, Inc. and Allergan USA, Inc. engage in various efforts to advance public policies that support healthcare innovation and improve patient access to needed medical treatments while also advocating for a fair, free market system that will provide the best environment for continued innovation.

These efforts include direct and indirect engagement with and advocacy before federal, state and local government officials, sponsoring a federal political action committee, contributing to state and local candidates and committees where permitted, and supporting and participating in industry and trade organizations. We believe that such public policy engagement is an important and appropriate role for companies in open societies when conducted in a legal and transparent manner.

Our public policy priorities and positions are determined in consultation with the Company’s business operations and are approved by our senior management.

Lobbying

In the U.S. in 2017, the top issues that our Company lobbied at the federal level included:

•	Allergan’s Social Contract with Patients.

•	Intellectual property reform.

•	Implementation issues related to the Affordable Care Act.

•	Incentives for anti-microbial research.

•	Patient safety concerns related to drug compounding, diversion and counterfeit medicines.

•	Corporate tax reform.

In each state where we engage in lobbying, we comply with that state’s specific lobbying registration, disclosure and other compliance requirements. For 2017, our state lobbying efforts were focused predominately on nine states: Arizona, California, Florida, Illinois, Massachusetts, New Jersey, New York, Ohio and Texas.

In the U.S. in 2017, the top issues that our Company lobbied at the state level included:

•	Allergan’s Social Contract with Patients.

•	Patient access to prescription medicines.

•	Patient safety concerns related to drug compounding and counterfeit medicines.

•	Interchangeability of biosimilars.

•	Price transparency disclosure requirements.

In the U.S., a range of lobbying registration and disclosure laws exist with which we comply. At the federal level, we comply with the Lobbying Disclosure Act, which requires us to file quarterly reports with the U.S. Congress to disclose the issues we are lobbying and the amount we spend doing so. These reports call for the disclosure of the expenses associated with lobbying the federal government, including those incurred by our Government Affairs team and non-lobbyist employees, amounts paid to outside lobbying firms and consultants and the portion of our trade association dues attributable to those associations’ federal lobbying. For calendar year 2017, we reported total U.S. federal lobbying expenditures of $2,860,000 and state lobbying expenditures of $1,900,000.

Industry & Trade Association Memberships

Additionally, Allergan is a member of industry and trade groups that represent both the pharmaceutical industry and the business community at large so that we may participate in bringing about consensus on broad policy issues that can impact our business objectives and ability to serve patients. Allergan’s membership in these industry and trade groups comes with the understanding that, although we may not always agree with the positions of the larger

39	2018 ANNUAL PROXY STATEMENT

organizations and/or other members, we are committed to participating in the discussions and voicing our concerns as appropriate through our colleagues who serve on the boards and committees of these groups. We may even recuse ourselves from related association or industry group activities if our participation would not advance Allergan’s interests.

A list of the major industry and trade groups that we support (over $25,000 for lobbying annually) is available on our website at www.allergan.com under the “Responsibility – Social Responsibility – Public Policy” section.

Political Contributions

While U.S. federal law prohibits corporations from making political contributions to federal candidates, companies can establish political action committees that are funded solely through voluntary employee contributions. The Allergan, Inc. Political Action Committee (the “Allergan, Inc. PAC”) provides eligible employees a direct means to voluntarily participate in the political process that can affect public policy issues of importance to our business interests.

The Allergan, Inc. PAC operates in accordance with all relevant federal and state laws and contributes to candidates from both parties. When selecting candidates to support, priority is given to candidates who understand business issues of importance to Allergan, as well as to candidates who represent states or districts where the company has facilities or employees. Contributions are always made in the best interest of the company and are never made in recognition of the private political preferences of company executives. Input from Allergan employees who participate in the Allergan, Inc. PAC is considered when selecting candidates to support, but all contribution recommendations must be approved by the Allergan, Inc. PAC Treasurer. All Allergan, Inc. PAC contributions are publicly disclosed via reports which are available on the Federal Election Commission’s Web site at www.fec.gov.

In certain jurisdictions where doing so is permitted, Allergan makes corporate contributions to support election campaigns, political action committees, party committees and ballot measure committees. Allergan supports state candidates from both parties and applies the same criteria as with the Allergan, Inc. PAC in selecting which recipients to support. On a semi-annual basis, we make available a list of all corporate state and local political contributions made to support candidates, committees, political parties and ballot measure committees available on our website at www.allergan.com under the “Responsibility – Social Responsibility – Public Policy” section.

Compliance

We believe that our efforts to influence public policy and its participation in the political process are critical to advancing the company’s interests. We are also firmly committed to doing so only in a legal and transparent manner. Our contributions and our policies and practices in this area are reviewed and overseen by the Audit and Compliance Committee, in addition to management oversight of these policies and activities.

All of our employees must abide by our global Code of Conduct, which defines the way we conduct our affairs with each other, with our stakeholders and with external parties. The Code of Conduct applies to our interactions with government officials, including our advocacy activities on public policy issues, and is intended to ensure that all information that we provide to government officials and entities is complete and accurate to the best of an employee’s knowledge and belief.

Our global Code of Conduct also prohibits our employees from using corporate funds or other resources for political purposes without prior approval by the Company. Our corporate policy on ethical business practices includes guidelines conforming to the U.S. anti-kickback laws and Foreign Corrupt Practices Act, making clear that no illegal payments of any kind (monetary or otherwise) are to be offered or made to individuals or entities –including local, state or federal government or political party officials or candidates in the U.S.; government or political party officials or candidates of any other nation; or officials of public international organizations – at any time or under any circumstances.

To ensure compliance with these policies and federal and state law, outside legal experts provide periodic guidance to our company on required disclosure of its political activities. We also perform periodic audits to assess and enforce compliance with our policy governing our corporate and PAC contributions.

40

BOARD AND COMMITTEE GOVERNANCE

Social Responsibility

Sustainability at Allergan

We are mindful of our impact on the world around us. Allergan has a deep commitment to the health, safety, and well-being of the people who put their trust in our products and the global communities where we operate. We are committed to ensuring our contribution to science reflects our commitment to safe, healthful workplaces, strong communities and responsible, ethical business practices in everything we do – research and development, manufacturing and distribution.

Allergan remains focused on sustainable business practices including:

•	Offering needed products that have environmental health and safety design considerations.

•	Managing our environmental impact by improving energy, waste, and water efficiency.

•	Providing a safe and healthy workplace for our employees.

•	Working with (and auditing) our supply chains to improve corporate responsibility performance.

•	Executing on the principles of our Social Contract with Patients.

•	Supporting our business by delivering leading compliance and risk management guidance, resources and assurance.

As a company, we’ve set an ambitious goal to further reduce our sustainability impact by 20% by 2020 (compared to 2015), including by reducing our greenhouse gas emission, energy consumption, and waste generation. We believe that these measures are the most relevant and impactful sustainability metrics for our transformed Company.

Results of our sustainability efforts include:

•	Recognition for broad sustainability programs by inclusion in Dow Jones Sustainability Index and FTSE 4 Good Index.

•	Recognition by the United States Environmental Protection Agency with receipt of 2016 Partner of the Year –Sustained Excellence Award. Additionally, four of our U.S. sites received 2017 ENERGY STAR certification.

•	Recognition by Corporate Knights, a media and investment research firm, as the 20th most sustainable company in the world (up from #24 in 2016) and the 3rd most sustainable pharmaceutical company in the world.

•	“B” score in the CDP (Carbon Disclosure Project) Investor Survey, which indicates a more advanced environmental stewardship and signals that the Company is measuring and managing its impact, developing a policy and strategic framework within which to take action and reduce negative climate change impacts.

•	Top quartile employee safety performance, driven by a robust employee observations process and strong management engagement.

•	Implementation of energy conservation projects to reduce energy intensity (KWh per unit output) and minimize the carbon footprint of each facility. Project plans are in place, and we are on track, to further reduce greenhouse gas emissions by 20% by 2020.

•	Implementation of projects at manufacturing operations to reduce waste, and water consumption.

•	Use of 100% renewable energy at six key manufacturing / R&D operations.

More information on our Corporate Social Responsibility and Sustainability practices can be found at www.allergan.com under the “Responsibility – Social Responsibility” section.

Workforce Sustainability and Talent Management

Allergan is also committed to workforce sustainability by engaging, developing, rewarding, attracting and retaining top talent globally at all levels. As part of our focus on workforce sustainability, we have done “pulse check” surveys during various points of our transformation; the result of our last survey in Spring 2016 generally showed strong levels of employment engagement and satisfaction, with no marked decreases in satisfaction metrics from prior surveys. We will complete a global all-colleague survey in 2018 to measure engagement, culture and overall satisfaction.

41	2018 ANNUAL PROXY STATEMENT

Additionally, we have put in place a talent management plan that provides opportunities for our leaders to focus on their growth through a blend of performance management, individual development plans, and a variety of learning options that are focused on building key skills for our future, including:

•	The implementation of a Performance Management program that enables, encourages and rewards our colleagues to deliver exceptional results, and includes annual development goal setting that is linked to the Company’s strategic goals as articulated by senior management.

•	A strong commitment to building our talent pipeline through robust succession planning, identification of high potential talent, and a Leadership Skills framework for all colleagues.

•	A leading learning and development program with development opportunities offered in a variety of formats, including eLearning courses, instructor-led classes and experiential development.

We believe that attracting and retaining the very best talent is essential to sustainable and profitable growth for Allergan for years to come.

Our Social Contract

In 2016, our Chief Executive Officer made unprecedented commitments to uphold our Social Contract with Patients (our “Social Contract”). Our Board of Directors has affirmed its commitment to the Social Contract, and the Quality and Innovation Committee of our Board oversees the Company’s compliance with the Social Contract.

Our Board of Directors recognizes the strong connection between our Social Contract and the role it plays in the corporate governance of the Company, and believes that adhering to the four principles of the Social Contract is key to our Company’s success, as it enables our Company to fulfill our responsibilities to patients which, in turn, fuels our ability to generate return for our shareholders. The four principles of the Social Contract are:

Principle 1: Invest & Innovate

•  We commit to investing, at risk, billions of dollars to develop life-enhancing innovations.

•  We will do so in the U.S. and around the world, and use our Open Science model to access promising inventions that exist outside of Allergan.

•  We do so because we believe that this is our responsibility as part of our social contract with people who are hoping for a better, healthier life.

Principle 2: Access & Price

•  We commit to making these branded therapeutic treatments accessible and affordable to patients.

•  We commit to working with decision makers and intermediaries to make our products accessible to all people who need them.

•  We commit to pricing our products in a way that is commensurate with, or lower than, the value they create.

•  We will not engage in price gouging actions or predatory pricing and will limit price increases; where we increase price on our branded therapeutic medicines, we will take price increases no more than once per year and, when we do, they will be limited to single-digit percentage increases.

Principle 3: Quality & Safety

•  We commit to intensely monitoring the safety of our medicines, before they are approved by regulators and after they enter the market.

•  We commit to promptly reporting and acting on new safety data.

•  We commit to maintaining high standards of quality for each of our products and to maintaining a continuous supply of our medicines.

Principle 4: Education

•  We commit to appropriately educating physicians about our medicines so that they can be used in the right patients for the right conditions.

•  We take pride in doing this well because outcomes matter to everyone.

Our Board’s structure and composition encourages thoughtful consideration of the four principles and oversight (through The Quality and Innovation Committee) of management’s implementation of the Social Contract, as our Board members bring the perspective of all stakeholders to this discussion, including practicing physicians, retail pharmacy, pharmacy benefit managers, pharmaceutical companies and non-profit patient groups.

More information on our Social Contract can be found at www.allergan.com under the “Responsibility – Social Contract” section.

42

BOARD AND COMMITTEE GOVERNANCE

Communications with the Board of Directors

Any interested party, including any shareholder, wishing to contact the Board of Directors, the Lead Independent Director, or any other individual director may do so in writing by sending a letter to:

Chairman, Nominating and Corporate Governance Committee

c/o Corporate Secretary

Allergan plc

Clonshaugh Business and Technology Park, Coolock,

Dublin, D17 E400, Ireland

Our Corporate Secretary reviews all such written correspondence and regularly forwards to the Board of Directors a summary of all correspondence and copies of correspondence that, in the opinion of the Corporate Secretary, deal with the functions of the Board of Directors or its Committees, or that the Corporate Secretary otherwise determines requires the attention of the Board.

43	2018 ANNUAL PROXY STATEMENT

Proposal No.  2 Non-Binding Vote on the Compensation of Our Named Executive Officers (“Say-on-Pay-Vote”)

Background

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we are providing our shareholders the opportunity to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as disclosed in this Proxy Statement. The Company has determined to hold such say-on-pay advisory vote every year and following the 2018 Annual General Meeting of Shareholders expects to hold its next non-binding say-on-pay vote at the 2019 Annual General Meeting of Shareholders.

Summary

In accordance with Section 14A of the U.S. Securities and Exchange Act of 1934 (the “Exchange Act”), we are asking our shareholders to provide advisory (non-binding) approval of the compensation of our Named Executive Officers (which consist of our Chief Executive Officer, Chief Financial Officer and our next three highest paid executives), as such compensation is described in the “Compensation Discussion and Analysis” section, the tabular disclosure regarding such compensation and the accompanying narrative disclosure set forth in this Proxy Statement, beginning on page 46. Our executive compensation programs are designed to enable us to attract, motivate and retain executive talent who are critical to our success. These programs link compensation to the achievement of pre-established corporate financial performance objectives and other key objectives within each executive’s area of responsibility and provide long-term incentive compensation that focuses our executives’ efforts on building shareholder value by aligning their interests with those of our shareholders. The following is a summary of some of the key points of our executive compensation program. We urge our shareholders to review the “Compensation Discussion and Analysis” section of this Proxy Statement and executive-related compensation tables for more information.

•	Performance-Based Compensation. Our executive compensation program includes (i) annual incentive awards that focus on annual financial and strategic goals that support long-term value creation; and (ii) performance-based long-term incentives that are directly linked to the creation of long-term, sustainable shareholder value.

•	Long-Term Compensation. Grants of performance share units are intended to align the interests of executives with our shareholders and focus executives’ attention on long-term growth. In addition, even after performance awards are earned, they continue to be subject to service vesting requirements to promote executive retention and a longer-term perspective.

•	Independent Compensation Consultant. The Compensation Committee has engaged an independent global executive compensation consulting firm, Steven Hall & Partners, to advise the Committee on matters related to executive compensation.

Resolution

RESOLVED, that the compensation of Allergan’s Named Executive Officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement, be and is hereby approved.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR adoption of the resolution approving, on an advisory (non-binding) basis, the compensation of the Company’s Named Executive Officers, as described in the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement.

Our Board of Directors believes that the information provided above and within the “Compensation Discussion and Analysis” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our shareholders’ interests to support long-term value creation.

44

PROPOSAL NO. 2 NON-BINDING VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS (“SAY-ON-PAY-VOTE”)

Required Vote

A simple majority of votes cast at the Annual Meeting is required to approve, on a non-binding basis, the compensation of our Named Executive Officers.

Abstentions and broker non-votes will not have any effect on the outcome of this proposal because neither an abstention nor a broker non-vote represents a vote cast.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, the Board of Directors and the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions for Named Executive Officers.

45	2018 ANNUAL PROXY STATEMENT

Compensation Discussion and Analysis

In this section, we discuss and analyze the material elements of compensation paid to each of our Named Executive Officers (or “NEOs”) in 2017.

2017 Named Executive Officers

Brenton L. Saunders	Chairman, President and Chief Executive Officer
Maria Teresa Hilado	Executive Vice President, Chief Financial Officer
William Meury	Executive Vice President, Chief Commercial Officer
C. David Nicholson	Executive Vice President, Chief R&D Officer
Robert A. Stewart	Former Executive Vice President, Chief Operating Officer

The Executive Summary that follows provides an overview of our performance and its relationship with our compensation decisions and practices. Following the Executive Summary, we will review each element of compensation. This Compensation Discussion and Analysis should be read together with the information in the Summary Compensation Table and other executive compensation tables below.

46	Executive Summary
50	Impact of 2017 Say on Pay Vote & Shareholder Engagement
52	Determination of Compensation
67	Other Compensation Practices
73	2017 Compensation Tables

Executive Summary

2017 Business Highlights

2017 WAS A PIVOTAL YEAR MARKED BY STRONG EXECUTION

46

COMPENSATION DISCUSSION AND ANALYSIS

2017 was a pivotal year for Allergan. Our transformation has not ended with the completion of the divestiture of our generics business in 2016; rather we continue to build Allergan into a top-tier branded global biopharmaceutical company:

•	We focused on execution in 2017, and our results and outlook demonstrate the fundamental strength of Allergan.

•	We focused on delivering durable underlying revenue growth and extending our category leadership in our key therapeutic areas.

•	We continued our commitment to strong margins and right-sized the organization for long-term success.

•	We focused investments in key commercial and R&D growth drivers with future margin expansion through our pipeline.

•	We advanced our pipeline with focus on the Stars and building the pipeline beyond the stars. We remain committed to an investment grade credit rating and disciplined capital allocation. The strong foundation we have built puts us on solid footing to maximize our value.

Concurrent with running the business in the ordinary course, we also:

•	Successfully integrated new product lines added as part of acquisitions, including CoolSculpting® and Regenerative Medicine. Regenerative Medicine sales totaled $450 million following our acquisition of LifeCell in February 2017, including $329 million in Alloderm sales. CoolSculpting® reached sales of $330 million since our acquisition in April 2017.

•	Developed cost savings plan to reduce over $400 million in on-going expenses and quickly began implementing these reductions to mitigate the financial impact of the potential loss of exclusivity for our product Restasis®, while protecting our underlying growth profile, margins and cash flow.

47	2018 ANNUAL PROXY STATEMENT

STRONG RESULTS ACROSS THERAPEUTIC AREAS AND PRODUCT LINES[1]

•  Globally,Facial Aesthetic products grew 16% to $2.47 billion in 2017. BOTOX® Cosmetic grew 13% and Juvederm collection grew 20%.

•   Botox®Therapeutic, including for hyperhidrosis, increased 14% to $1.8 billion globally.

•  Globally,Eye Care sales were $3.74 billion. Ozurdex®, the fastest growing eye care product, grew 18% to $312 million. Restasis® contributed $1.47 billion.

•  InGastrointestinal, sales were $1.7 billion in the U.S., with Linzess® growing more than 12% to $701 million and Viberzi® growing 68%.

•  CentralNervous System products (excluding Botox® Therapeutic) exceeded $1.35 billion in 2017, with Vraylar® reaching $288 million in its first full year on the market. Namzaric® sales more than doubled to $131 million.

•  Women’sHealth sales in the U.S. were $1.0 billion, including $459 million in sales of Lo Loestrin®, which increased 14%.

•  BreastImplant sales totaled $400 million globally, an increase of 12%.

•  Anti-Infectivessales in the U.S. increased 14% to $257 million driven by Avycaz® and Dalvance®.

(1)  All trademarks are the property of their respective owners and are registered in the United States and/or other countries.

Share Performance

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

Among Allergan plc, the S&P 500 Index and the NYSE Arca Pharmaceutical Index

Alignment of Pay and Performance

Our short- and long-term incentive compensation programs are designed to closely align payouts with our financial and/or share price performance as well as the individual performance of our NEOs. Our program goals are directly tied to our strategic goals of (1) top- and bottom-line growth and (2) share price performance—both absolute and relative.

48

COMPENSATION DISCUSSION AND ANALYSIS

Annual Bonus: For the 2017 performance year, the financial metrics used to determine the corporate financial performance factor were 50% Non-GAAP Net Revenue and 50% Non-GAAP Performance Net Income Per Share. These were chosen to align to our philosophy of driving top- and bottom-line growth. As shown below, financial performance under our annual performance bonus plan resulted in 105% achievement on the corporate financial metrics. While Non-GAAP Net Revenue was slightly below our target, we delivered strong Non-GAAP Performance Net Income Per Share. Actual bonus amounts for our NEOs ranged from 105% to 152% of target, reflecting strong performance across the strategic and individual goals for the NEOs during 2017. See pages 55-60 for additional details on the 2017 Annual Incentive Plan.

Long-term Incentives: Share price performance—both absolute and relative—has been the primary performance measure included in our long-term awards. While we recognized the importance of measuring operating performance, and have included those measures in our annual bonus plans and new PSUs, the Compensation Committee chose shareholder return because it incentivizes actions that drive sustainable share-price performance through long performance measurement and vesting periods. Additionally, share price performance has provided a durable performance measure during a period of tremendous transformation.

The chart below indicates the value of our long-term incentive awards calculated as of year-end 2017 (assuming the performance period ended on this date, except for those with an earlier performance period ending date) versus the target opportunity. This chart excludes 2017 PSUs and RSUs which have been outstanding for less than 1 year. The payout of these awards is linked directly to our share price performance. For in-cycle awards, actual performance will be determined upon the completion of the applicable performance period.

49	2018 ANNUAL PROXY STATEMENT

Pay for Performance Link: Our overall compensation program is strongly linked to Allergan’s performance and is designed to provide exceptional pay for exceptional performance. We set rigorous goals and a significant portion of our NEOs’ target total compensation is variable or “at risk”. The chart below shows the annualized target value of our CEO’s compensation opportunity for the past 3 years versus the amount currently realizable, as well as peer compensation at the 25th percentile and the median. For 2015-2017, our CEO received only 70% of his target compensation opportunity as a result of the rigorous goals used in our incentive programs and the decline in our share price, which results in our CEO’s compensation being just above the 25th percentile of our peer group. We believe this demonstrates unambiguous long-term shareholder alignment.

Impact of 2017 Say on Pay Vote & Shareholder Engagement

At our 2017 Annual General Meeting of Shareholders, we provided shareholders with the opportunity to cast an annual non-binding advisory vote on executive compensation. Consistent with the preference of a substantial majority of our shareholders, the Company has determined to hold such say-on-pay advisory vote every year. Of the votes cast on this 2017 “say-on-pay” vote, 96% were in favor of the proposal. We were pleased with these results and believe it reflects our recent efforts to engage with shareholders and solicit their feedback on our compensation program. Over the past two years, senior management and, from time to time, certain independent members of our Board, contacted shareholders to discuss and obtain additional shareholder feedback on a variety of topics. Since the 2017 Annual General Meeting of Shareholders, we requested calls and meetings with shareholders who collectively owned over 56% of the Company’s outstanding ordinary shares, and had extensive engagement with shareholders representing approximately 25% of outstanding ordinary shares. Topics discussed as part of this engagement included our executive compensation program; corporate governance matters such as the composition and refreshment of our Board of Directors; succession planning and the leadership structure of our Board of Directors; capital allocation; and corporate social responsibility. Shareholder feedback from these engagements was shared with the Board and its Committees so that they could discuss and consider the significant comments or concerns that are identified.

50

COMPENSATION DISCUSSION AND ANALYSIS

A summary of the feedback we received and the actions taken since the 2017 General Meeting of Shareholders are set forth below.

What We Heard	What We Did
Consider use of operational metrics, such as R&D, in long-term incentive awards and use relative rather than absolute TSR	Investors shared their desire for us to include an operating goal focused on R&D and relative total shareholder return rather than absolute total shareholder return. Given our business strategy and focus on our Stars and pipeline, we incorporated this feedback into the design of our new long-term incentive program, as described in more detail on pages 62-65.
Consider use of cash flow metric in annual bonus program	Certain investors expressed their preference to include a GAAP operating cash flow metric in our annual bonus plan. These investors articulated that a GAAP cash flow metric would better hold management accountable for operating the business. Given the dynamic nature of the biopharmaceutical industry, characterized by limited duration assets and the need to consistently replenish the pipeline, we determined, after careful consideration, that a GAAP cash flow metric could potentially have the adverse effect of creating a disincentive to enter into transactions through our Open Science model that may be in the best long-term interest of the Company, but with a greater impact on operating cash flow in the short term. We believe that Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share continue to strike an appropriate balance that holds management accountable for creating durable growth and provide the best comparability with our competitors. We will continue to review and evaluate our incentive programs to ensure that the metrics we select align with our compensation philosophy and business strategy and appropriately balance risk and reward.
Consider use of organic revenue growth in annual bonus program	Other investors expressed their preference to include an organic revenue growth metric in our annual bonus plan, primarily to increase transparency of the impact of transactions on our financial performance. We also considered this feedback carefully and felt that our current approach of managing the impact of such events through adjustments to our Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share goals and/or results was working well. For example, in 2017 we increased the threshold, target and stretch goals under our 2017 Annual Incentive Plan to offset the unplanned, positive impact of the acquisition of Zeltiq Aesthetics, Inc. (the “Zeltiq Acquisition”) on our Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share. Further, our Non-GAAP Performance Net Income Per Share result for 2017 was adjusted downward to reflect the positive impact of our unplanned Q4 share repurchase program.
Executive compensation enhancements made following the 2016 Annual General Meeting of Shareholders were responsive to shareholder feedback	Following the 2016 Annual General Meeting of Shareholders, we received feedback from our shareholders requesting enhancements to our disclosure to more clearly articulate how our program design is aligned to our strategy, how we make annual bonus decisions and our performance metrics for outstanding incentive awards. As a result, we enhanced our disclosure of how each element of our pay is designed to align to our philosophy and strategy, provided a clearer description of our financial performance and individual performance of our CEO and other NEOs, and included a summary of performance metrics for our outstanding programs in our 2017 proxy statement. Shareholders indicated that these enhancements were positive and helpful to investors’ understanding of our executive compensation program. We strive to continually enhance our disclosures to provide the appropriate level of detail regarding our compensation philosophy, pay elements and the way they are aligned to our strategy.

Our relationship with Allergan’s shareholders is an important part of our Company’s success and we are committed to continuing to engage with our shareholders in constructive and meaningful dialogue throughout the year.

51	2018 ANNUAL PROXY STATEMENT

Determination of Compensation

The Compensation Committee makes all compensation decisions regarding senior management, which includes our NEOs and certain other senior officers of the Company. The Compensation Committee considered the recommendation of the CEO in determining the compensation of the other NEOs. The Compensation Committee continued to retain Steven Hall & Partners, an independent executive compensation consulting firm, to advise the Compensation Committee on matters related to CEO and other executive officer compensation with respect to 2017.

52

COMPENSATION DISCUSSION AND ANALYSIS

Principal Components of 2017 Executive Compensation

Rewards Elements of Compensation
Our Philosophy	How We Apply It	Long-Term Incentives in the Form of Performance Share Units and Restricted Stock Units	Annual Bonus Opportunity Based on 2017 Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share	Competitive Base Salary	Employee Benefits Focused on Well-Being and Safety	Forest and Allergan Transaction Performance- Based Awards
Create unambiguous long-term shareholder alignment	A substantial portion of executives’ pay linked to share price performance
Drive sustainable top- and bottom-line growth	Performance metrics tied to revenue and performance net income per share
Overachieve on our commitments to execute key integration plans	Rewards for achieving commitments while maintaining industry leading shareholder returns
Create a unified management team aligned to a shared set of objectives	Uniform award program for senior executives
Attract and retain key executive talent	Competitive short-term cash-flow with longer-term wealth accumulation
Reinforce our BOLD, entrepreneurial culture	Exceptional rewards for exceptional performance
Encourage a long-term perspective and discourage short-term risk taking	Opportunities balanced with sound compensation practices

53	2018 ANNUAL PROXY STATEMENT

Our executive compensation program is highly sensitive to our operating and/or stock price performance. The following illustrates the key direct compensation components for our CEO and other NEOs as a percentage of their 2017 total target direct compensation opportunities:

COMPONENTS OF CEO PAY	COMPONENTS OF OTHER NEO PAY (AVERAGE)

Base Salary

Base salary provides our NEOs with a degree of financial certainty and stability; however, as shown above, the focus of our program is on variable “at-risk” pay. For 2017, base salary represented 7% of the target annual pay opportunity for our CEO, and 16% on average for our other NEOs.

In setting base salaries and determining base salary increases for our NEOs, the Compensation Committee considers a variety of factors, including:

•	Level of responsibility.

•	Individual and team performance.

•	Internal review of the NEO’s total compensation, individually and relative to our other officers and executives with similar responsibilities within the Company.

•	General levels of salaries and salary changes relative to other officers and executives with similar responsibilities at peer companies.

Salary levels are typically reviewed annually as well as upon a promotion or other change in job responsibility. Increases to the salaries of our NEOs are based on the Compensation Committee’s and the CEO’s assessment (other than for himself) of the individual’s performance and market conditions.

Based on its regular market review and retention analysis of executive officer compensation levels and opportunities, the Compensation Committee determined that base salaries for our NEOs were significantly below market levels. The Compensation Committee approved market adjustments to base salaries for our NEOs to better align with the current competitive market for talent. Since 2014, Mr. Saunders has only received one base salary adjustment of 3%. Even following these adjustments, base salaries for our CEO and other NEOs continue to be positioned below the median of our peers to ensure that a substantial portion of their pay is variable and tied to our operating and stock price performance.

54

COMPENSATION DISCUSSION AND ANALYSIS

The base salaries for our CEO, Messrs. Meury and Stewart and Ms. Hilado for 2017 are set forth in the following table:

Name	2016 Base Salary ($)	2017 Base Salary ($)	Change (%)
Brenton L. Saunders	$1,030,000	$1,300,000	26%
William Meury	$800,000	$900,000	13%
Maria Teresa Hilado	$643,750	$800,000	24%
Robert A. Stewart	$736,450	$850,000	15%

For Dr. Nicholson, the Compensation Committee approved a 2017 base salary of $900,000, which reflects that in 2016, his role was elevated into a CEO direct report and the expansion of his responsibility for the entire R&D function, which was previously split among two executives. The Committee reviewed benchmarking data for peers with similar global R&D responsibility and determined a $900,000 base salary to be competitive with the market for comparable talent.

Annual Incentive Awards

Annual cash incentive awards are an important feature of our performance-based compensation program. 2017 annual cash incentive awards to our NEOs were made under our 2017 Annual Incentive Plan, which the Company adopted and our shareholders approved in 2017. The 2017 Annual Incentive Plan is intended to allow, but does not require, incentive compensation payable under such plan to qualify as performance-based compensation and therefore be tax-deductible by the Company under Section 162(m) of the Internal Revenue Code (“Section 162m”). See “Tax Deductibility of Compensation” on page 71 for further information regarding Section 162(m) and changes to its application as a result of tax reform.

For 2017, the maximum award for each participant under the 2017 Annual Incentive Plan continued to be based on a percentage of the Company’s operating income*, as defined in the 2017 Annual Incentive Plan (3.0% for Mr. Saunders and 2.0% for each of our other NEOs), with a cap of $10,000,000 payable to a participant in any given year. Under the 2017 Annual Incentive Plan, the Compensation Committee has the discretion to reduce the bonus amounts payable to our NEOs based on factors determined to be appropriate, including the achievement of performance goals applied under our Company-wide annual incentive plan (the “Annual Incentive Plan” or “AIP”), as described below. The majority of our non-field-based employees participate in the AIP.

The Compensation Committee’s practice has been to exercise negative discretion from the calculated 2017 Annual Incentive Plan maximum award payable to each NEO by applying the AIP performance goal(s) in making its determination of the actual award amount paid. This approach is not purely formulaic, however, as the Compensation Committee also considers the contributions of each participant to our success during the performance period and other factors it deems appropriate. The Compensation Committee cannot increase the calculated 2017 Annual Incentive Plan maximum award payable and can only reduce it. Annual cash incentive awards are typically paid in March of the year following the AIP performance period.

2017 Annual Incentive Target Amounts

The Compensation Committee determined individual incentive award levels and corporate financial and individual performance goals, which were based on performance during the full 2017 calendar year.

As part of its regular market and retention analysis, the Compensation Committee increased the 2017 target bonus opportunity for our NEOs other than our CEO. These increases were necessary to align annual incentive compensation opportunities with our peers.

*	“Operating income” is defined as the Company’s operating income determined in accordance with GAAP, plus, without duplication and only to the extent such amount represents a charge or expense determined in accordance with GAAP and reflected in the operating income of the Company and regardless of classification within the Company’s statement of income, the sum of (a) depreciation and amortization expense; (b) asset impairment charges; (c) charges associated with the revaluation of material contingent liabilities that are based in whole or in part on future estimated cash flows; (d) business restructuring charges; (e) costs and charges associated with the acquisition of businesses and assets including, but not limited to, milestone payments and integration charges; (f) litigation charges and settlements; (g) losses and expenses associated with the sale of assets; minus (h) gains or income of a nature similar to items (a) through (g) above. With respect to each of (a) through (h), such amounts are as identified in the Company’s financial statements, notes to the financial statements, or management’s discussion and analysis with respect to the financial statements as filed with the SEC.

55	2018 ANNUAL PROXY STATEMENT

The annual incentive target amounts for our CEO, Messrs. Meury and Stewart and Ms. Hilado for 2017 are set forth in the following table:

Name	2016 Incentive Target ($)	2017 Incentive Target ($)	Change (%)
Brenton L. Saunders	$3,000,000	$3,000,000	0%
William Meury	$880,000	$1,000,000	14%
Maria Teresa Hilado	$643,750	$825,000	28%
Robert A. Stewart	$736,450	$900,000	22%

For Dr. Nicholson, the Compensation Committee approved a 2017 target annual incentive of $1,000,000. As noted in the base salary section above, the Committee considered the elevation of his role into a CEO direct report and the expansion of his responsibility for the entire R&D function, which was previously split among two executives, as well as benchmarking data for peers, when determining his 2017 annual incentive target.

2017 Performance Goals

For 2017, the performance goals under the AIP, which were applied as part of the Compensation Committee exercising its negative discretion under the 2017 Annual Incentive Plan, consisted of a combination of corporate financial and individual performance goals for each of the NEOs.

Maximum performance under the AIP results in earning 225% of target payouts, taking into account the degree of achievement of financial and individual performance objectives and other factors the Compensation Committee deems relevant to its determination, which may include the Company’s total shareholder return for the year both in relative and absolute terms. Threshold payouts are based on the minimum level of performance for which payouts are authorized and results in earning 25% of the NEO’s target award.

Our 2017 bonuses were calculated as follows:

Corporate Financial Performance 0% - 150%		×	Individual Performance 0% - 150%	=	2017 Bonus Award 0% - 225% of Target

Non-GAAP Net Revenue	Non-GAAP Performance Net Income Per Share

2017 Corporate Financial Performance

Corporate Financial Goals

For the 2017 performance year, the financial metrics used to determine corporate financial performance were Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share. The Compensation Committee determined that both Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share align our management team with our strategy to be a leading global branded biopharmaceutical company. Specifically, the Committee selected these metrics for the following reasons:

Metric	Rationale
Non-GAAP Net Revenue	• Incentivizes sustainable top line revenue growth. • Focuses management on extending category leadership across therapy areas. • Aligns with strategy of targeted geographic expansion.
Non-GAAP Performance Net Income Per Share	• Aligns to investor expectations. • Maintains a strong focus on profitability. • Is easy to understand and communicate. • Aligns with the market practice among our peers.

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COMPENSATION DISCUSSION AND ANALYSIS

For the purpose of measuring corporate financial performance, “Non-GAAP Performance Net Income Per Share” means the reported GAAP results adjusted for the following net of tax: (i) amortization expenses, (ii) global supply chain and operational excellence initiatives or other restructurings of a similar nature, (iii) acquisition, divestiture integration and licensing charges, (iv) accretion and fair market value adjustments on contingent liabilities, (v) impairment/asset sales and related costs, including the exclusion of discontinued operations, (vi) legal settlements and (vii) other unusual charges or expenses.

Each of our financial performance metrics is equally weighted to determine overall company financial performance. For each of our financial performance metrics, we established threshold, target and stretch goals. Achieving our target goal results in 100% performance for that measure; threshold goal achievement results in 50% performance, and stretch achievement results in 150% performance. For performance in between these levels, we apply linear interpolation. No performance award for either goal may be earned for achievement below our threshold goal.

Shareholder Feedback on AIP Metrics

Following the Compensation Committee’s determination of the metrics for our 2017 AIP, certain investors expressed their preference to include a GAAP operating cash flow metric or an organic revenue growth metric to our bonus program. We heard this feedback and carefully considered whether to change the metrics used in our 2018 AIP. With respect to cash flow, these investors articulated that a GAAP cash flow metric would better hold management accountable for operating the business. Given the dynamic nature of the biopharmaceutical industry, characterized by limited duration assets and the need to consistently replenish the pipeline, we determined, after careful consideration, that a GAAP cash flow metric could potentially have the adverse effect of creating a disincentive to enter into transactions through our Open Science model that may be in the best long-term interest of the Company, but with a greater impact on operating cash flow in the short term.

With respect to organic revenue growth, certain investors expressed that organic revenue growth was preferable as a metric, primarily to increase transparency into the impact of transactions and investments on our financial performance. We also considered this feedback carefully and felt that our current approach of managing the impact of such events through adjustments to our Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share goals and/or results was working well. For example, in 2017, we increased the threshold, target and stretch goals under our 2017 AIP to account for the unplanned, positive impact of the Zeltiq acquisition on our Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share. Further, our Non-GAAP Performance Net Income Per Share result for 2017 was adjusted downward to reflect the positive impact of our unplanned Q4 share repurchase program.

We believe that Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share continue to strike an appropriate balance that holds management accountable for creating durable growth and provides the best comparability with our competitors. We will continue to review and evaluate our incentive programs to ensure that the metrics we select align with our compensation philosophy and business strategy and appropriately balance risk and reward.

2017 Corporate Financial Achievement

Our 2017 financial performance measures were chosen to align to our philosophy of driving top- and bottom-line growth. Our target Non-GAAP Net Revenue goal required high single-digit revenue growth year-over-year and our target Non-GAAP Performance Net Income Per Share goal required a nearly 20% year-over-year increase. We delivered strong operational results in 2017, resulting in a combined financial performance result of 105% of target.

Non-GAAP Metric(1)	Weighting	Performance Range	Threshold Goal(2) ($)	Target Goal(2) ($)	Stretch Goal(2) ($)	Actual ($)	Resulting Performance
Net Revenue	50%	0% – 150%	$15.19B	$15.99B	$16.39B	$15.94B	96.9%
Performance Net Income Per Share	50%	0% – 150%	$14.88	$16.17	$16.82	$16.34(3)	113.1%
Resulting Company Performance							105%

(1)	Metrics are Non-GAAP figures. See Annex A for a reconciliation of GAAP to non-GAAP results.
(2)	In July 2017, we increased the threshold, target and stretch goals for both Non-GAAP Net Revenue and Non-GAAP Performance Net Income Per Share to account for the positive impact on our Non-GAAP Net Revenues and Non-GAAP Performance Net Income Per Share as a result of the unplanned acquisition of Zeltiq.
(3)	Result adjusted downward from $16.35 to $16.34 to reflect accretive impact of our unplanned Q4 share repurchase.

57	2018 ANNUAL PROXY STATEMENT

2017 Individual Performance

2017 Individual Goals for our CEO

The Compensation Committee also recognizes that individual performance is a key element to consider in determining the overall cash incentive award payable to an executive. To this end, our CEO reviews the performance of each of our NEOs (other than himself) on the basis of specific objectives and subjective factors and makes recommendations to the Compensation Committee on final award amounts. The CEO’s awards are subject to a similar adjustment based on his individual performance, which is determined by the Compensation Committee.

In 2017, the Compensation Committee approved the following strategic goals and objectives for Mr. Saunders:

Strategic Goals	Objectives
Growth	• Achieve mid-single digit revenue growth and double-digit growth in international markets. • Successfully launch 11 new products. • Create double-digit EPS growth.
Pipeline

•   Continue focus and dedication to advance our Stars (our most important R&D projects).

•   Grow and strengthen all existing therapeutic areas.

•   Successfully complete at least 14 major pharmaceutical and device submissions.

Margins	• Maintain top tier operating margin. • Manage operating expense growth below sales growth. • Re-acquire rights for high royalty products.
Capital Allocation	• Deploy capital to drive growth and shareholder value. • Balance investments between pipeline and accretive deals. • Complete share repurchases by the end of the third quarter. • Initiate dividend.
Organizational Goals

•   Continue operational excellence program and complete harmonization of systems and processes.

•   Optimize best-in-class manufacturing and R&D capabilities and employee, health and safety and quality systems.

•   Continue alignment with our BOLD culture/values: Build bridges, Power ideas, Act fast, Drive results.

•   Embed forward thinking compliance culture globally.

•   Drive The Allergan Edge to engage, develop, reward and attract great people.

•   Continue to operationalize our Social Contract.

2017 Individuals Goals for Our Other NEOs

In consultation with the Compensation Committee, our CEO assigned specific individual performance goals for 2017 to our other NEOs that were tailored to the scope and nature of their responsibilities.

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COMPENSATION DISCUSSION AND ANALYSIS

Our CEO’s 2017 Performance

2017 was a pivotal year and one focused on execution as we took major steps to position Allergan as a top-tier global branded biopharmaceutical company. Mr. Saunders demonstrated extraordinary leadership in successfully guiding our Company through a critical year, the first full year after the divestiture of our generics business and a year that positions us well for 2018 and beyond. Mr. Saunders surpassed the individual performance goals set out for him as our Company exceeded expectations on a number of strategic initiatives and priorities, including achieving sustainable top- and bottom-line growth, advancing our pipeline, maintaining industry leading margins and allocating capital to maximize shareholder return. In addition to the Company performance highlights provided earlier in this Compensation Discussion and Analysis, the Compensation Committee considered the following key accomplishments that reflect the leadership of Mr. Saunders in assessing his individual performance:

Financial Performance	Strategic Imperatives and Priorities

Growth	Pipeline	Margins	Capital Allocation	Organizational Goals

•  Drove strong revenue growth of 9.4% (4% excluding Regenerative Medicine and CoolSculpting®) versus 2016 resulting in $15.9 billion in Net Revenue ($15.16 billion excluding Regenerative Medicine and CoolSculpting®)

•  Created Non-GAAP Performance Net Income Per Share of $16.35

•  Achieved durable growth in key brands, including 16% growth in facial aesthetic products (BOTOX® Cosmetic, Juvederm®), 14% growth in Botox® therapeutic and 12% growth in Linzess®/Constella®

•  Launched 15 new products, including Vraylar®, which reached $288 million in its first full-year on the market

•  Completed Lifecell and Zeltiq transactions and accelerated growth of Regenerative Medicine and CoolSculpting® businesses, with $450 million in regenerative medicine sales and $330 million in CoolSculpting® sales

•  Sustained international double-digit growth, with a 15% increase in sales to $3.32 billion in 2017

•  Exceeded external guidance quarterly and raised guidance quarter over quarter

•  Advanced all Stars into phase 3

•  Filed ESMYA® NDA

•  Submitted 17 major pharma & device dossiers

•  Achieved approvals for 15 major pharma & device dossiers

•  Enhanced the pipeline and built depth in therapeutic areas (NASH, Crohn’s, Parkinson’s, regenerative medicine) to fuel future growth

•  Achieved $7.65 billion non-GAAP adjusted operating income and 48% operating margin

•  Managed expenses to maintain profit margins

•  GAAP cash flow from operations of $5.9 billion

•  Continued focus on OPEX principles for shared service areas to drive efficiency and productivity

•  Delivered high performance across all supply chain metrics

•  Executed on our capital allocation strategy

•  Initiated quarterly dividend

•  Achieved net debt paydown of $2.9 billion

•  Completed $15 billion share repurchase program

•  Announced and began additional $2 billion share repurchase program

•  Oversaw and executed the share disposition strategy with respect to our share-based proceeds from the divestiture of the global generic and Anda Distribution businesses

•  Managed through challenging period of market reaction to Restasis decision and other upcoming LOEs and created clear cost savings strategy

•  Delivered high performance across supply chain metrics, including safety and environmental performance

•  Continued to build and upgrade people pipeline (internal & external candidates)

•  Continued to roll out the global talent strategy: The Allergan Edge - Engage, Develop, Reward, Attract

•  Successful integrations of Lifecell and Zeltiq transactions, with retention of key talent

Our Other NEOs’ 2017 Performance

Mr. Meury’s award reflects the exceptional commercial performance during 2017, which included the following achievements:

•	Achieved sales growth and profit contribution targets, with sustained international double-digit growth.

•	Successfully integrated new product lines added as part of acquisitions, including CoolSculpting® and Regenerative Medicine, and grew those products, resulting in above target revenue and profit contribution.

•	Launched 12 new products.

•	Continued to build top-tier commercial operation, with key talent acquisitions globally and operational excellence efforts.

59	2018 ANNUAL PROXY STATEMENT

•	Grew medical aesthetics business across 3 pillars (facial aesthetics, plastics/regenerative medicine, body contouring) and continued focus on all key drivers of sustainable growth.

Dr. Nicholson’s award reflects the exceptional R&D performance during 2017, which included the following achievements:

•	Enhanced the pipeline and built depth in several therapeutic areas (including NASH, Crohn’s, Parkinson’s, regenerative medicine) to fuel future growth.

•	Achieved key milestones related to the Stars, including significant submissions and multiple phase 3 initiations.

•	Received approvals for 15 major pharmaceutical and device dossiers.

•	Achieved first-in-human initiations for 5 projects.

Ms. Hilado’s award reflects strong performance during 2017, which included the following achievements:

•	Developed and executed the share disposition strategy with respect to our share-based proceeds from the divestiture of the global generics and Anda Distribution businesses and managed the working capital settlement items.

•	Completed cost savings initiatives in 2017 and planned reductions in early 2018, working across the organization to plan and implement multiple restructurings resulting in significant operational efficiencies and financial savings.

•	Completed reorganization and hiring in all areas of finance while retaining high performing staff and continued process improvements and strategy across functions.

Mr. Stewart’s award reflects strong performance during 2017, which included the following achievements:

•	Successfully completed long-term Madison, NJ administrative headquarters project on budget while maintaining a high level of employee engagement.

•	Sourced and closed key acquisitions, including for Lifecell and Zeltiq, and successfully completed integration activities and milestones.

•	Completed cost savings initiatives in 2017 and planned reductions in early 2018, working across the organization to plan and implement multiple restructurings resulting in significant operational efficiencies and financial savings.

•	Delivered high performance across supply chain metrics, including safety and environmental performance.

•	Strengthened IT infrastructure and support and provided IT leadership to digitalization efforts.

Award Determination

Based on corporate performance and individual performance of each NEO, the amount payable to each of the NEOs under the 2017 Annual Incentive Plan was determined as follows:

Executive	Target Annual Incentive ($)	Financial Performance	Individual Performance	2017 Bonus Award	2017 Bonus Award as % of Target
Brenton L. Saunders	$3,000,000	105%	135%	$4,252,500	142%
Maria Teresa Hilado	$825,000	105%	100%	$866,250	105%
William Meury	$1,000,000	105%	145%	$1,522,500	152%
C. David Nicholson	$1,000,000	105%	145%	$1,522,500	152%
Robert A. Stewart	$900,000	105%	115%	$1,086,750	121%

Long-Term Incentives

The Compensation Committee believes that long-term equity-based incentive awards provide a valuable tool for aligning the interests of management with our shareholders and focusing management’s attention on our long-term growth. In addition, the Compensation Committee believes that equity-based awards are essential to attract and retain the talented professionals and managers needed for our continued success. Additionally, unlike several of our industry peers, Allergan does not provide a defined-benefit pension program. As such, we view our long-term incentive program as a valuable driver of retention and long-term wealth accumulation while still being variable and aligned with shareholders.

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COMPENSATION DISCUSSION AND ANALYSIS

The Company currently maintains the shareholder approved Amended and Restated 2013 Incentive Award Plan of Allergan plc (the “2013 IAP”) and the Amended and Restated Allergan, Inc. 2011 Incentive Award Plan (the “Legacy Allergan Plan”). Shares available for issuance under the Legacy Allergan Plan may also be used to settle awards granted under the 2013 IAP, subject to certain limitations.

Our long-term incentives were designed to permit us to pay compensation that could qualify for the performance-based exception under Section 162(m) although we reserved the right to pay compensation that did not qualify as “performance-based” to support the Company’s business strategy. See “Tax Deductibility of Compensation” on page 71 for further information regarding Section 162(m) and changes to its application as a result of tax reform. The Compensation Committee is continuing to assess the impact of Section 162(m) on our compensation programs and intends to attempt to fit within the transition rule for compensation awarded prior to the effective date of the rule, to the extent that the Compensation Committee determines that to be practical and in the interest of the Company, including with respect to the 2018 and 2019 equity awards that were granted in 2017.

61	2018 ANNUAL PROXY STATEMENT

2018-2019 Long-Term Incentive Grants

2017 Started a New Phase

The next three years, starting with 2017, again present a unique set of circumstances not common in our industry, or for many companies generally. Since July 2014, when we acquired Forest Laboratories, Inc. (the “Forest Acquisition”), we acquired Allergan, Inc. in March 2015 (the “Allergan Acquisition”), strengthening our branded pharmaceutical presence and including the Botox® franchise and a medical aesthetics and eyecare business alongside our specialty pharmaceutical portfolio. Following this acquisition, we divested our global generics and Anda Distribution businesses (Teva) in 2016 and acquired Lifecell and Zeltiq in 2017.

2017 was a pivotal year, the first year we operated as a top-tier global branded pharmaceutical company. We are focused on continuing to grow our top and bottom lines by expanding current franchises, and also increasing our pipeline through stepping stone acquisitions. Additionally, and equally important, we are refocusing management on delivering on our most important R&D initiatives—our Stars. This ensures we focus critical resources on portfolio development outcomes that have the greatest likelihood of furthering our growth, while maintaining industry leading margins.

As we spoke to shareholders and listened to their feedback, and more importantly looked to our own internal strategy, we determined that adding an R&D operating metric to our incentive program is the right decision at this stage. Between 2017 and 2019, we have targeted either receiving NDA approval or nearing completion of Phase III studies for five of our Star projects. Success on these milestones toward commercialization is critical to our growth. Additionally, our stepping stone strategy will continue to bring new projects into our pipeline which may be the next leading franchise. The dynamic nature of our business and the industry in which we operate demands that we remain nimble and pivot quickly, which may mean focusing on new critical projects or shifting resources away from projects that no longer hold the best long-term prospects for our company. In addition, several shareholders acknowledged that they were aware that setting long-term R&D goals could be a challenge. Both this need and this feedback are reflected in the Compensation Committee’s decision to set our R&D goals annually, rather than to set a 3-year R&D goal—an annual goal provides the flexibility necessary to continue to adapt to change and incentivize our key priorities in line with our business strategy.

Our program design is intended to provide a simple structure, with one set of performance goals in place at any time (rather than multiple, overlapping performance periods that would result from annual grants and tied to our top-tier global branded pharmaceutical strategy.

Targeted Growth Area	Goal Tied to Strategy	Program
Top-line	Non-GAAP Net Revenue	Annual Bonus
Bottom-line	Non-GAAP Performance Net Income Per Share	Annual Bonus
Pipeline	R&D Milestones	Long-term Incentives
Share price	Relative Total Shareholder Return	Long-term Incentives

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    COMPENSATION DISCUSSION AND ANALYSIS

2018-2019 PSU and RSUs

Based on our strategy for 2017-2019, our Compensation Committee adopted a new long-term incentive award design that we believe sets the foundation for sustained high performance and strong shareholder returns.

The PSUs will be earned based on 3-year relative total shareholder return (TSR) and measurable R&D milestones. The number of PSUs that may be earned ranges from 0% to 200% of the target number granted, depending on performance. As noted above, we added an R&D metric to our long-term plan to reflect that we are a dedicated branded biopharmaceutical company and to enable us to measure the effectiveness of our pipeline and our key stepping stone deals. We also moved from absolute TSR to relative TSR as we believe that this better reflects our performance compared to our peers. As with previous long-term incentive awards, following the performance period, earned awards remain subject to additional service-based vesting, with 1/2 of the award vesting on each of December 31, 2020 and 2021. We granted RSUs, rather than options as in prior years, to better balance the risk profile of the portfolio of long-term incentives being awarded to our executives and to create additional retention among our executive over the vesting period, regardless of our absolute share price. The RSU awards will vest 20% on each of the first, second, third, fourth and fifth anniversary of the grant.

Why Did We Make a Biennial Grant in 2017?

The Compensation Committee granted PSUs and RSUs to the NEOs equal to two years of equity award value rather than three years of equity value as in July 2014. We continue to believe that the multi-year grant approach is appropriate for Allergan at this time because it unifies management around a single, shared set of objectives; however, we moved from the triennial grant approach of our initial 2014 program to a biennial grant approach to provide us appropriate flexibility to reassess this approach in 2019 and ensure that a multi-year grant structure continues to best align with our long-term strategy. We believe that granting biennial awards aligns with our strategy by providing the following benefits to us and our shareholders:

•	Strongly aligns to our unique global branded pharmaceutical strategy, which is complex and multi-faceted.

•	Focuses management on execution across our broad range of therapeutic areas and product lines and across our three key regions, and drives management to achieve success with our many Open Science acquisitions.

63	2018 ANNUAL PROXY STATEMENT

2018-2019 LTI PROGRAM form of award performance share units (PSUs) percentage value 75% earned and vesting periods vests 50% 12/31/2020 50% 12/31/2021 restricted share units (RSUs) 25% 5 year ratable vesting psu metrics (0-200% each) R&D Milestones-50% measured annually results averaged focused on six stars and key approvals and submissions Relative TSR-50% measured over full 3-year period performance measured against NYSE Arca Pharmaceutical Index R-TSR percentile Rank* vesting Percentage > 80th 200% median 100% 40th 50% 30th 0% * vesting capped at 100% if AGN’s TSR for the performance period is negative.

•	Incentivizes sustained, multi-year growth and avoids more complex, multiple in-cycle performance periods and allows management to focus on one set of program goals—R&D achievements and share price growth—over a three-year period.

•	Fosters unified management team, reinforces active ownership mentality and is a tangible sign of our Board’s continued trust in our management team.

•	Provides important retention of our key executive talent during the critical first three years after becoming a global branded biopharmaceutical company (with the divestiture of the generics business in 2016), particularly because of the length of the vesting periods and as a wealth creation vehicle in lieu of a traditional defined benefit pension plan or supplemental executive retirement plan.

•	Preserves our entrepreneurial culture in a dynamic and complex operating environment.

We have created a special culture at Allergan in a short period of time, and have tailored strategic incentive programs to assist in furthering that culture. We understand that granting awards representing 2018 and 2019 target values is unique, and are committed to ensuring that while they drive strategy, they do not unjustly enrich our team by delivering value earlier than a tradition program would. Our 2014 program and our 2017 program together deliver value on the same schedule as would have otherwise been delivered with 2014 – 2019 annual grants. Same overall value, same delivery dates, but tailored to our company.

While we believe that multi-year grants were the appropriate design for us to align management incentives to drive our transformation and execution of our brand-only strategy, we will continue to assess whether this approach is appropriate for us in the future. In periods where the business strategy is less about transformation and change, we will consider moving to a more traditional annual grant approach. We expect to conduct the next periodic review of our LTI design and strategy in the 2019-2020 timeframe.

Shareholders should note that the equity grants made in 2017 cover two years of target value (2018-2019) and, therefore, result in larger values being reported in the Summary Compensation Table in 2017 under SEC reporting

64

2014 grand perf period 2017 grand perf period vesting date Typical programs (annual grants w/ 3-yr performance periods) 5 years of value for 2015-2019 | vested 2017-2021 2015 2016 2017 2018 2019 2020 2021 1 x annual value 1 x annual value 1 x annual value 1 x annual value 1 x annual value Our BOLD approach (multi-yr grants w/ yr performance periods) still 5 years of value for 2015-2019 | still vested 2017-2021 but tailored to our strategy 2015 2016 2017 2018 2019 2020 2021 3 x annual value granted 2014 2 x annual value granted 2017

    COMPENSATION DISCUSSION AND ANALYSIS

rules. However, only a small portion of the value of these awards will be reported in future years, resulting in much less compensation reported in the Summary Compensation Table for 2018 and 2019. The table below shows the annual target value of long-term incentive grants to each of our Named Executive Officers and is intended to provide shareholders with a more meaningful representation of the annual compensation opportunity intended to be delivered.

Named Executive Officer Target LTI Grant Values
	Annual Target Value			2-Year Grant Value (2018-2019)
Name	PSUs	RSUs	Total	PSUs	RSUs	Total
Brenton L. Saunders	$9,975,000	$3,325,000	$13,300,000	$19,950,000	$6,650,000	$26,600,000
William Meury	$3,150,000	$1,050,000	$4,200,000	$6,300,000	$2,100,000	$8,400,000
C. David Nicholson	$3,150,000	$1,050,000	$4,200,000	$6,300,000	$2,100,000	$8,400,000
Robert A. Stewart	$2,625,000	$875,000	$3,500,000	$5,250,000	$1,750,000	$7,000,000
Maria Teresa Hilado	$2,250,000	$750,000	$3,000,000	$4,500,000	$1,500,000	$6,000,000

Additionally, shareholders should note that the biennial grant generally vests and is paid out as though it was made annually under a more traditional annual performance plan. The biennial PSU grant has a 36-month performance period and is structured to provide 100% vesting by December 31, 2021 (i.e., at the same time that 2019 annual grants would be fully vested). The chart below illustrates this point.

Illustrative PSU Vesting Timeline for CEO
Annual Grant	Target Value Granted	Vesting Date	Target Value Vested
2018	$9,975,000	2020	$9,975,000
2019	$9,975,000	2021	$9,975,000
TOTAL			$19,950,000

Biennial Grant	Target Value Granted	Vesting Date	Target Value Vested
2018-2019	$19,950,000	2020 (1/2)	$9,975,000
		2021 (1/2)	$9,975,000
TOTAL			$19,950,000

Why Did the Performance Period Begin in 2017?

Because of our transformation and our strategy beginning in 2017, it was critical to align the performance period of our new long-term incentive program with the start of this pivotal stage for Allergan. 2017 marked the beginning of our Stars strategy, and it was important to begin to incentivize management to achieve critical milestones for our Stars and advance our pipeline. Delaying the performance period until 2018 would have created a gap between our business strategy and our incentive programs. While the performance period began in 2017, this does not alter the equity value being awarded and executives do not recognize the value of these awards earlier than if we had started the performance period in 2018.

Conclusion of Performance Period for 2014 Performance Share Units

In July 2014, at the start of our transformation, Allergan made the decision to grant three years of equity grants (2015 – 2017 value) immediately following the acquisition of Forest Laboratories, Inc. While we recognized at the time that this practice was atypical, granting multiple years of value up front allowed us to:

•	Unify our team behind one set of goals,

•	Develop a simple and durable long-term program, and

•	Create significant retention hooks.

While we delivered multiple years of value at grant, the award vesting schedules did not deliver on that value earlier than what an annual program would have.

As part of that award, our NEOs received Performance Share Units (the “2014 PSUs”) in an amount representing target equity award values for 2015, 2016 and 2017. The 2014 PSU awards were subject to vesting based on the

65	2018 ANNUAL PROXY STATEMENT

2014 MERGER SUCCESS AWARD (FOREST ACQUISITION) Performance Period: July 1, 2014 - December 31, 2017 (42 months) * Vesting between levels via linear interpolation compound annual growth rate (“CAGR”) of the Company’s stock price for the performance period from July 1, 2014 through September 1, 2017. The awards earned remain subject to an additional service-based vesting requirement, with one-third of the award vesting on each of December 31, 2017, 2018 and 2019. The vesting of the first third of the 2014 PSUs is reflected in the 2017 Option Exercises and Stock Vested table on page 77.

CAGR performance was 4.4% based on the closing price of the Company’s stock over the 45-day period prior to September 1, 2017, resulting in the
2014 PSUs vesting at 44%. We do not believe this payout is reflective of management’s success in operating the business during the past three years of unprecedented change for our Company. We do, however, believe it	44% payout for 2015-2017 PSUs
demonstrates the aspirational nature of our targets and highlights the tight link between our incentive programs and our pay for performance philosophy.

TSR CAGR PSUs
	Threshold	Target	Maximum

Goal	0% CAGR	10% CAGR	30% CAGR

Achieved		4.4% CAGR*

Vesting %		44%

*Includes reinvestment of dividends

2014 CAGR PSUs
Executive	Target Shares	Shares Earned	Shares Vesting 12/31/2017	Shares Vesting 12/31/2018	Shares Vesting 12/31/2019
Brenton L. Saunders	114,998	50,599	16,867	16,867	16,865
Maria Teresa Hilado	16,182	7,121	2,374	2,374	2,373
William Meury	21,184	9,321	3,107	3,107	3,107
C. David Nicholson	14,259	6,275	2,092	2,092	2,091
Robert A. Stewart	28,244	12,428	4,143	4,143	4,142

Transaction Related Performance Based Awards

In connection with the closing of both the Forest Acquisition (July 1, 2014) and the Allergan Acquisition (March 17, 2015), members of our management team, including each of the NEOs, were granted transaction related performance based awards pursuant to the terms of our 2013 IAP. The awards were intended to incentivize our executives to deliver superior performance during the critical years immediately following these transformative deals.

Completion of Performance Period for 2014 Merger Success Award (Forest Acquisition)

The performance period for the relative total shareholder return portion of the 2014 Merger Success Award concluded on December 31, 2017 (“MSA”). This portion of the MSA award was earned based upon the achievement of relative total shareholder return over the 42-month performance period (from July 1, 2014 through December 31, 2017). Allergan achieved a 36th percentile ranking for our total shareholder return performance relative to peers, resulting in a below target 60% payout.

(1)	The synergy savings goal related to the Forest acquisition was achieved at a payout percentage of 190% of target ($1.18B in savings vs. $1B target), and the Compensation Committee certified the achievement prior to the December 1, 2015 payout.

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2015 TRANSFORMATION INCENTIVE PLAN (ALLERGAN ACQUlSITION) Performance Period: March 17, 2015- December 31, 2018 (45 months) * Vesting between levels via linear interpolation

COMPENSATION DISCUSSION AND ANALYSIS

Merger Success Award (R-TSR Component)
Name	Target Value	Final Payout
Brenton L. Saunders	$7,500,000	$4,500,000
William Meury	$2,500,000	$1,500,000
C. David Nicholson	$2,500,000	$1,500,000
Robert A. Stewart	$2,500,000	$1,500,000
Maria Teresa Hilado	$2,500,000	$1,500,000

2015 Transformation Incentive Plan (Allergan Acquisition)

The 2015 Transformation Incentive Plan awards are on-going and will be earned based upon achievement of relative total shareholder return during the 45-month performance period (March 17, 2015 through December 31, 2018).

(1)	On August 2, 2016, the Compensation Committee approved an amendment to eliminate the Non-GAAP Performance Net Income Per Share goal (at that time, known as the Non-GAAP EPS goal) since the goal was no longer a suitable metric to measure performance following the sale of the global generics business to Teva. As a result of the amendment, the value that was to be measured based on Non-GAAP Performance Net Income Per Share goal is now also measured based on the relative total shareholder return goal, such that all amounts under the Transformation Incentive Plan Award will be earned solely based on achievement of the pre-established relative total shareholder return goal. At the time of the amendment, relative total shareholder return performance was below the 50th percentile needed to achieve threshold level.

Employee and Other Benefits

Our NEOs are eligible to participate in a variety of retirement, health, insurance and welfare and paid time off benefits similar to, and on the same basis as, our other salaried, U.S.-based employees. Additionally, we provide our NEOs, along with our other executives, with a limited number of personal benefits that we believe have a business purpose and are reasonable and consistent with our overall compensation program and better enable us to attract and retain superior employees for key positions. The primary purpose of these additional benefits is to allow our executives to focus greater attention to important Company endeavors by helping them work more efficiently, minimizing distractions, and ensuring their safety and security. These benefits include:

•	Reimbursement of financial counseling and tax preparation up to a maximum of $10,000 per year. We believe that it is important for executives to have professional assistance with managing their total compensation so that they can focus their full attention on growing and managing the business.

•	Limited personal use of Company aircraft and Company cars. We believe that these benefits provide a more secure travel environment for executives and allow them to devote additional time to Company business. To ensure his safety and security, Mr. Saunders is required by our Board of Directors to use the Company aircraft for all business and personal travel. Mr. Saunders is required to reimburse the Company to the extent the incremental cost of any personal travel exceeds $200,000 in any calendar year. Additionally, Mr. Saunders is provided with access to a dedicated Company car and driver.

All taxes payable on the value of the benefits described above are borne by the recipient of such benefits.

67	2018 ANNUAL PROXY STATEMENT

Other Compensation Practices

Compensation Peer Group

In setting the compensation for our NEOs and other senior executives, the Compensation Committee reviews the elements of our compensation program, including executive officer compensation levels and opportunities as compared to those provided to similarly situated executives among a peer group of companies.

In setting this compensation, the Compensation Committee considers compensation survey data from independent third-party sources as well as publicly available information. While we generally aim to set each NEO’s target total direct compensation (base salary plus target annual cash incentive compensation plus the expected value of long-term incentive grants) within the levels paid to similarly situated executives in our peer group, such data is intended to serve as only one of several reference points to assist the Compensation Committee in its discussions and deliberations.

The Compensation Committee reserves flexibility to vary pay levels for our executives based on a variety of factors including the desired mix of variable and fixed pay elements, the NEO’s overall performance and changes in roles or responsibilities.

In 2017, the Compensation Committee reviewed and updated our compensation peer group used for competitive pay and talent benchmarking to better align with our Company following the divestiture of the generics business. The Compensation Committee included the pharmaceutical companies below in Allergan’s peer group and used this list as a reference point for compensation-related decisions during 2017. As part of this update, we added two companies smaller than Allergan—Biogen Inc. and Celgene Corporation—and removed three larger companies—Novartis AG, Roche Holding AG and Pfizer Inc. We will continue to use Pfizer as a reference company only for benchmarking CEO and CFO pay levels. In selecting the peer companies, the Compensation Committee weighed a number of criteria, including but not limited to the following:

•	Similar business complexity and product life-cycle.

•	Competitors for executive talent.

•	Competitors for investor capital.

•	Similar pay philosophies.

•	Comparable size to Allergan in terms of revenues and market capitalization.

Updated Peer Group

AbbVie Inc.	Eli Lilly
Amgen Inc.	Gilead Sciences Inc.
AstraZeneca plc	GlaxoSmithKline plc
Biogen Inc. (new)	Merck & Co. Inc.
Bristol-Myers Squibb Company	Novo Nordisk A/S.
Celgene Corporation (new)	Sanofi

Share Ownership Requirements

Share ownership requirements support our strong ownership and entrepreneurial culture and ensure alignment of our senior management team with our shareholders over the longer term. We maintain a formal share ownership

68

COMPENSATION DISCUSSION AND ANALYSIS

policy, under which our CEO and other senior executives are required to acquire and hold Allergan shares in an amount representing a multiple of base salary.

As part of our executive compensation programs and policies, we maintain share ownership requirements for our NEOs as set forth below:

Role	Requirements
Chief Executive Officer	6 x base salary
Other NEOs	4 x base salary

Additionally, executives are required to retain in stock 100% of the after-tax net proceeds associated with stock option exercises and/or PSU and restricted stock unit (RSU) distributions until the designated multiple of base salary is reached.

The following table sets forth the stock ownership guidelines and current holdings for our NEOs as of December 31, 2017, using the closing stock price on December 29, 2017 (the last trading day of the year).

Under our share ownership policy, shares counted toward the share ownership requirements include: (i) vested ordinary shares held of record or in a brokerage account by the individual or his or her spouse; and (ii) vested unexercised stock options.	Unvested RSUs and PSUs do not count toward satisfaction of the ownership requirements

Prohibitions on Hedging and Pledging of Our Shares

Our insider trading policy prohibits any NEO or any other officer or employee subject to its terms from entering into short sales or derivative transactions to hedge their economic exposure to our shares. In addition, these officers and employees are prohibited from pledging our shares as security for any loan.

Clawback Policies; Recoupment of Incentive Compensation

Pursuant to Mr. Saunders’ employment agreement with the Company, all equity awards (including any proceeds, gains or other economic benefit actually or constructively received upon any receipt or exercise of any equity award or upon the receipt or resale of any shares of the Company underlying an equity award) will be subject to the provisions of any clawback policy implemented by the Company, including, without limitation, any clawback policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such clawback policy and/or in the applicable equity award.

In addition to the clawback provision in Mr. Saunders’ employment agreement, the 2017 Annual Incentive Plan also provides that the Compensation Committee has the discretion to require a participant to repay the income, if any,

69	2018 ANNUAL PROXY STATEMENT

derived from an award under the plan in the event of a restatement of the Company’s financial results within three years after payment of such award to correct a material error that is determined by the Compensation Committee to be the result of fraud or intentional misconduct.

These clawback policies help ensure that incentive compensation is payable only if the applicable underlying performance goals are met, consistent with our pay-for-performance philosophy.

Independent Compensation Committee Consultant

In 2017, the Compensation Committee continued its engagement of Steven Hall & Partners, an independent compensation consulting firm, to advise the Compensation Committee on executive compensation matters. Steven Hall & Partners reports directly to the Compensation Committee and the Compensation Committee retains the right to terminate or replace the consultant at any time. Steven Hall & Partners does not provide service to the Company or management. Additional information about the Compensation Committee’s processes and procedures for consideration of executive compensation, including the role of our CEO, are addressed on page 52. The Compensation Committee met nine times during the fiscal year ended December 31, 2017.

Each year the Compensation Committee reviews the independence of its compensation consultant and other advisors. In performing its analysis, the Compensation Committee considers the factors set forth in SEC rules and NYSE listing standards. After review and consultation with Steven Hall & Partners, the Compensation Committee has determined that Steven Hall & Partners is independent and there are no conflicts of interest raised by the work of Steven Hall & Partners during the year ended December 31, 2017.

Risk Assessment

The Compensation Committee, with the assistance of senior management, the Compensation Committee’s independent compensation consultant and management’s outside consultant, periodically reviews the elements of our compensation programs to determine whether they encourage excessive risk taking. We recently performed a formal assessment of our global compensation programs, including our executive compensation and global sales incentive compensation program and policies and global sales incentive compensation program and policies in February 2017, and the results were reviewed with the Compensation Committee in March 2017.

The assessment reaffirmed our belief that our compensation programs and policies are structured and operated in a manner that does not create risks that are reasonably likely to have a material adverse effect on our business. Among other items, we cite the following design elements in our executive compensation program that discourage excessive risk taking:

Committee Oversight: The Compensation Committee makes all compensation decisions regarding senior management, including our NEOs, and has retained an independent compensation consultant that provides no services to the Company or management.	Appropriate Use of Discretion: To reduce the tendency of formulae and other objective financial performance measures to encourage short-term or excessive risk-taking, compensation decisions are not based solely on the Company’s financial performance, but also on subjective considerations that account for non-financial performance and judgment.
Performance Goals: A significant portion of executives’ compensation is tied to the achievement of longer-term performance goals and sustained stock price performance, intended to encourage a long-term perspective and discourage short-term risk taking. Goals are appropriately set to be sufficiently challenging but also reasonably achievable with strong performance.	Stock Ownership Guidelines: The Company has robust stock ownership guidelines to further align the interests of our executives with shareholders and ensure a longer-term focus, as described on page 69.
Payout Curves and Caps: The design of our short- and long-term incentives avoids steep payout cliffs at certain performance levels that may encourage short-term business decisions to meet payout thresholds, and awards and payouts are capped.	Clawbacks: The Company has clawback provisions that give the Compensation Committee the discretion to reduce the bonus amounts payable to our NEOs based on factors determined to be appropriate, including the achievement of performance goals applied under our Company-wide annual incentive plan, as described on page 69.

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COMPENSATION DISCUSSION AND ANALYSIS

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code, as amended by the recently enacted Tax Cuts and Jobs Act, restricts deductibility for federal income tax purposes of annual individual compensation in excess of $1 million to the NEOs, effective for tax years beginning after 2017, subject to a transition rule for written binding contracts which were in effect on November 2, 2017, and which were not modified in any material respect on or after such date. In the past, Section 162(m)’s deductibility limitation was subject to an exception for compensation that qualified as “performance-based”. Our compensation programs were designed to permit us to pay compensation that could qualify for the performance-based exception, although we reserved the right to pay compensation that did not qualify as “performance-based” to support the Company’s business strategy. While the Compensation Committee has considered the deductibility of compensation as a factor in making compensation decisions, it has retained the flexibility to provide compensation that is consistent with the Company’s goals for its executive compensation program, even if such compensation would not be fully tax-deductible.

The Compensation Committee is continuing to assess the impact of Section 162(m) of the Code, as amended, on our compensation programs. In furtherance of such qualification, we have in the past asked shareholders to approve our annual incentive plan and equity plans including limitations that were required to be included in those plans. Now that the exception is no longer available, we do not need to qualify for it by complying with those limitations. However, the Company intends to attempt to fit within the transition rule referred to above, if applicable, for compensation awarded prior to the effective date of the rule, to the extent that the Compensation Committee determines that to be practical and in the interest of the Company, including with respect to the 2018 and 2019 equity awards that were granted in 2017.

CEO Pay Relative to Median Pay of Our Employees*

The compensation for our CEO in 2017 ($32,827,626 as disclosed in the 2017 Summary Compensation Table) was approximately [●] times the annual “total compensation”, as defined by Item 402(u) of Regulation S-K, of our median employee ($[●]). Total compensation includes base salary, bonus compensation, equity awards and certain other retirement and health and welfare benefits and other perquisites and allowances. Our CEO to median employee pay ratio is calculated in accordance with Item 402(u) of Regulation S-K and represents a reasonable estimate calculated in accordance with SEC regulations and guidance. Our CEO pay ratio for 2017 was higher than we expect it to be for 2018 because the Summary Compensation Table rules require us to include the grant date fair value of our CEO’s equity grant made in 2017, even though it constitutes equity compensation for 2018 and 2019. For illustrative purposes only, if we used the CEO’s annualized total target compensation for 2017 (base salary, target bonus and target LTI value) of $17,600,000 (rather than the amount disclosed in the 2017 Summary Compensation Table), the compensation of our CEO in 2017 would have been approximately [●] times the annual total compensation of our median employee ($[●]).

We identified the median employee by examining the 2017 total target cash compensation for all individuals, excluding our CEO, who were employed by us on December 31, 2017. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We did not make any assumptions, adjustments, or estimates with respect to total target cash compensation. Compensation was annualized for any full-time employees that were not employed by us for all of 2017. Compensation that is stated in non-US dollars was converted to US dollars using the average conversion rates during the third quarter 2017. After identifying the median employee based on total target cash compensation, we calculated annual total compensation for such employee using the same methodology we use for our named executive officers as set forth in the 2017 Summary Compensation Table.

* Numbers to be included in Definitive Proxy Statement

71	2018 ANNUAL PROXY STATEMENT

Compensation Committee Report

The Compensation Committee of Allergan plc has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

THE COMPENSATION COMMITTEE

Catherine M. Klema, Chairperson

Joseph H. Boccuzi

Christopher W. Bodine

Christopher J. Coughlin

Peter J. McDonnell, M.D.

72

2017 Compensation Tables

Summary Compensation Table

The following table sets forth certain information regarding the annual and long-term compensation for services rendered to the Company in all capacities with respect to the fiscal years ended December 31, 2015, December 31, 2016 and December 31, 2017 of our NEOs:

Name and Principal Position	Year	Salary[1] ($)	Bonus[2] ($)	Stock Awards[3] ($)	Option Awards[4] ($)	Non-Equity Incentive Plan Compensation[5] ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings[6] ($)	All Other Compensation[7] ($)	Total ($)
Brenton L. Saunders	2017	$1,232,822	—	$22,682,025	—	$8,752,500	$249	$160,030	$32,827,626
Chairman, President	2016	1,023,425	—	—	—	2,940,000	2,035	173,568	4,139,028
and Chief Executive Officer	2015	1,000,000	—	—	—	20,250,000	224	315,235	21,565,549
Maria Teresa Hilado	2017	$760,993	—	$5,066,319	—	$2,366,250	$335	$2,567,686	$10,761,583
Chief Financial Officer	2016	639,640	—	—	—	580,663	3,161	37,588	1,261,052
	2015	594,231	3,000,000	—	—	5,533,750	630	106,710	9,235,321
William Meury	2017	$873,973	—	$7,162,716	—	$3,022,500	—	$23,815	$11,083,004
Chief Commercial Officer	2016	742,380	—	—	—	902,000	—	41,671	1,686,051
	2015	594,231	—	—	—	5,640,625	—	130,981	6,365,837
C. David Nicholson	2017	$837,158	—	$7,162,716	—	$3,022,500	$5	$30,387	$11,052,765
Chief R&D Officer
Robert A. Stewart	2017	$820,917	—	$5,968,840	—	$2,586,750	$369	$32,661	$9,409,538
Former Chief Operating	2016	731,749	—	—	—	736,450	5,304	22,331	1,495,834
Officer	2015	715,000	3,000,000	—	—	5,728,120	2,301	158,526	9,603,947
(1)	Salary includes annual salary and any salary earned but deferred, as applicable, under the Company’s deferred compensation plans.
(2)	For Mr. Stewart, represents the payment during 2015 of a retention award received in connection with the Company’s 2013 acquisition of Warner Chilcott. For Ms. Hilado, represents the payment of a sign-on bonus in connection with her hiring on December 8, 2014.
(3)	The amounts shown in this column represent the aggregate grant date fair value of the restricted stock units and performance share units granted in 2017 to our named executive officers, in each case computed in accordance with FASB ASC Topic 718. These amounts do not represent the actual value realized by the named executive officers during the respective year. The maximum possible value of the performance share unit awards on the date they were granted, assuming achievement at the highest performance level, was as follows: $19,357,357 for Mr. Saunders, $4,266,526 for Ms. Hilado, $6,112,884 for Messrs. Meury and Nicholson and $5,094,178 for Mr. Stewart. For discussion of the assumptions used in these valuations, see Share-Based Compensation in Note 8 to the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017. For additional discussion of our long-term incentive program, see “Long-Term Incentives” on page 60 of the Compensation Discussion and Analysis. In December 2017, in connection with the Company and Ms. Hilado’s agreement regarding the terms of her separation, the Compensation Committee modified the terms of certain of Ms. Hilado’s outstanding restricted stock units to provide for continued vesting of a portion of those awards following her termination date and immediate vesting of the portion of her December 8, 2014 restricted stock unit award that would have vested on December 8, 2018. The modification resulted in no incremental fair value under FASB ASC 718. For additional discussion of the terms of the separation agreement with Ms. Hilado, see “Separation Arrangement with Maria Teresa Hilado” on page 81 of the Potential Payments upon Termination or Change in Control section.
(4)	In December 2017, in connection with the Company and Ms. Hilado’s agreement regarding the terms of her separation, the Compensation Committee modified the terms of certain of Ms. Hilado’s outstanding stock options to provide for accelerated vesting and a 2-year post-termination exercisability period. The modification did not change the exercise price of the options and resulted in no incremental fair value under FASB ASC 718. For additional discussion of the terms of the separation agreement with Ms. Hilado, see “Separation Arrangement with Maria Teresa Hilado” on page 81 of the Potential Payments upon Termination or Change in Control section.
(5)	For 2017, represents payment under our annual incentive plan for the 2017 performance year and includes payment of the remaining portion of the Merger Success Awards as described on page 66 of the Compensation Discussion and Analysis. For additional detail on our annual incentive plan, see “Annual Incentive Awards” on page 55 of the Compensation Discussion and Analysis. For 2016, represents payment under our annual incentive plan for the 2016 performance year. For 2015, also includes payment of the first portion of the Merger Success Awards.
(6)	Represents above-market interest earned by our Named Executive Officers on their non-qualified deferred compensation account balances during 2017 (other than Mr. Meury, who does not have a plan account). For additional detail regarding our non-qualified deferred compensation plans, see the tables and text under “2017 Nonqualified Deferred Compensation” on page 77.
(7)	All Other Compensation for 2017 consisted of Company matches under our qualified and non-qualified savings plans, group life insurance coverage and other perquisites as follows:

Name	Company Aircraft(1) ($)	Car and Driver(2) ($)	Savings Plan Company Matching Contributions ($)	Group Term Life Insurance ($)	Financial Planning Reimbursement ($)	Separation Payments ($)(3)	Total Other Compensation ($)
Brenton L. Saunders	108,311	1,546	38,462	1,710	10,000		160,030
Maria Tessa Hilado		1,779	33,214	1,731	10,000	2,520,962	2,567,686
William Meury		4,333	18,000	1,482			23,815
C. David Nicholson			21,200	6,187	3,000		30,387
Robert A. Stewart		482	28,661	2,123	1,395		32,661

73	2018 ANNUAL PROXY STATEMENT

(1)	Amounts represent the incremental costs to us associated with the executive’s personal use of our aircraft. Incremental costs include fuel costs, landing and parking fees, per hour accruals for maintenance service plans, passenger catering and ground transportation, crew travel expenses and other trip-related variable costs (including fees for contract crew members and the use of our fractional jet interest). Because our aircraft are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage, such as pilots’ salaries, aircraft purchase or lease costs, fractional jet interest management fees, home-base hangar costs and certain maintenance fees.
(2)	The incremental cost for the Company car driver for commutation and nonbusiness events is calculated by multiplying the variable rate by the applicable miles driven. The variable rate includes a driver’s overtime compensation (if any), plus a cost per mile calculation based on fuel and maintenance expense. Because Company car and drivers are used primarily for business travel, incremental costs exclude fixed costs that do not change based on usage such as drivers’ salaries and vehicle purchase or lease cost. For instances where a car service is used, the incremental cost to the company is the actual fees paid for such service.
(3)	Reflects amounts payable to Ms. Hilado in connection with her separation under the 2017 Executive Severance Plan.

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2017 COMPENSATION TABLES

2017 Grants of Plan-Based Awards

The following table provides information about non-equity awards granted to our NEOs for 2017:

				Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Possible Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/ sh)	Grant Date Fair Value of Stock and Option Awards ($)
Name	Award Type	Grant Date	Date of Committee Action	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Brenton L. Saunders	Non-Equity Incentive Plan Award(1)	3/28/2017	3/28/2017	750,000	3,000,000	6,750,000
	Performance Share Units(2)	4/3/2017	3/28/2017				0	83,936	167,872				16,032,214
	Restricted Stock Units(3)	4/3/2017	3/28/2017							27,978			6,649,811
Maria Teresa Hilado	Non-Equity Incentive Plan Award(1)	3/28/2017	3/28/3017	206,250	825,000	1,856,250
	Performance Share Units(2)	4/3/2017	3/28/2017				0	18,933	37,866				3,566,321
	Restricted Stock Units(3)	4/3/2017	3/28/2017							6,311			1,499,998
William Meury	Non-Equity Incentive Plan Award(1)	3/28/2017	3/28/2017	250,000	1,000,000	2,250,000
	Performance Share Units(2)	4/3/2017	3/28/2017				0	26,506	53,012				5,062,814
	Restricted Stock Units(3)	4/3/2017	3/28/2017							8,835			2,099,903
C. David Nicholson	Non-Equity Incentive Plan Award(1)	3/28/2017	3/28/2017	250,000	1,000,000	2,250,000
	Performance Share Units(2)	4/3/2017	3/28/2017				0	26,506	53,012				5,062,814
	Restricted Stock Units(3)	4/3/2017	3/28/2017							8,835			2,099,903
Robert A. Stewart	Non-Equity Incentive Plan Award(1)	3/28/2017	3/28/2017	225,000	900,000	2,025,000
	Performance Share Units(2)	4/3/2017	3/28/2017				0	22,088	44,176				4,219,040
	Restricted Stock Units(3)	4/3/2017	3/28/2017							7,362			1,749,800
(1)	Amounts represent threshold, target and maximum award opportunities under the 2017 AIP. The actual amounts earned by each Named Executive Officer are set forth in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. For a discussion of the 2017 AIP, see page 55 of the Compensation Discussion and Analysis.
(2)	The payout of Performance Share Units granted on April 3, 2017 can range from 0% to a maximum of 200% of target, depending on the level of achievement of the applicable performance goals. Earned Performance Share Units vest 1/2 on each of December 31, 2020 and 2021. For more information on the Performance Share Units, see page 63 of the Compensation Discussion & Analysis of this proxy statement.
(3)	Restricted stock units vest in five equal annual installments, beginning on the first anniversary of the grant date.

75	2018 ANNUAL PROXY STATEMENT

2017 Outstanding Equity Awards at Fiscal Year-End

The following sets forth the outstanding equity awards for our NEOs at December 31, 2017:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options – Exerciseable (#)	Number of Securities Underlying Unexercised Options – Unexerciseable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units That Have Not Vested (#)		Market Value of Shares or Units That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Shares or Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Shares or Units That Have Not Vested ($)
Brenton L. Saunders	62,790	41,861	(1)	$224.00	7/1/24	33,732	(3)	$5,517,881	83,936	(8)	$13,730,251
	47,674	15,892	(2)	$196.16	5/12/24	27,978	(4)	4,576,641
	222,958			$91.13	9/30/23
	2,790			$90.22	8/14/23
	3,691			$73.14	8/22/22
	9,446			$70.79	8/22/21
Maria Teresa Hilado	8,934	5,956	(1)	$265.57	12/8/24	4,747	(3)	$776,514	18,933	(8)	$3,097,060
						6,311	(4)	1,032,353
						2,824	(5)	461,950
William Meury	11,566	7,712	(1)	$224.00	7/1/24	6,214	(3)	$1,016,486	26,506	(8)	$4,335,851
	9,610	3,203	(2)	$196.16	5/12/24	8,835	(4)	1,445,229
	22,867			$80.20	5/20/23
	11,476			$72.07	5/6/22
	16,082			$63.51	12/4/21
	21,252			$68.11	12/5/20
	18,891			$66.20	12/6/19
	4,722			$51.07	12/8/18
C. David Nicholson	10,203	6,803	(1)	$215.77	8/4/24	4,183	(3)	$684,255	26,506	(8)	$4,335,851
						8,835	(4)	1,445,229
Robert A. Stewart	15,422	10,282	(1)	$224.00	7/1/24	8,285	(3)	$1,355,260	22,088	(8)	$3,613,155
						846	(6)	138,389
						1,140	(7)	186,481
						7,362	(4)	1,204,276
(1)	Represents options granted on July 1, 2014 (other than Ms. Hilado, whose grant was made December 8, 2014, and Mr. Nicholson, whose grant was made on August 4, 2014), which vest ratably 20% per year on each anniversary of the grant date in 2015 through 2019.
(2)	Represents options granted on May 13, 2014, which vest ratably 25% per year on each anniversary of the grant date in 2015 through 2018.
(3)	Represents the portion of the performance share units granted on July 1, 2014 (other than Ms. Hilado, whose grant was made December 8, 2014, and Mr. Nicholson, whose grants were made on August 4, 2014 and December 31, 2014), which were vested based on achievement of the performance objectives (vested at 44% of target). Following the performance period ending September 1, 2017, these units remained subject to time-vesting, and vest 33% per year on December 31 of 2017, 2018 and 2019. The number reported is the remaining 2/3rds of the units that remain subject to time-vesting and the value reported reflects the value of these unvested units multiplied by our closing share price on December 29, 2017.
(4)	Represents restricted stock units granted on April 3, 2017, which vest ratably 20% per year on each anniversary of the grant date in 2018 through 2022.
(5)	Represents restricted stock units granted on December 8, 2014, which vest ratably 25% per year on each anniversary of the grant date in 2015 through 2018.
(6)	Represents restricted stock units granted on May 8, 2014, which vest ratably 25% per year on each anniversary of the grant date in 2015 through 2018.
(7)	Represents performance share units granted on May 8, 2014, with the number of units eligible to vest based on our FY 2014 EBITDA. For 2014, we achieved 135% of our target goal. Units remain subject to time-vesting, and vest 25% per year on March 5 of 2015, 2016, 2017 and 2018. The value reported is the actual number of units earned multiplied by our closing share price on December 29, 2017.
(8)	Represents the target number of performance share units granted on April 3, 2017, which are not yet earned, with the number of units eligible to vest based 50% on our relative total shareholder return between January 1, 2017 and December 31, 2019 and 50% on our achievement of R&D goals. Units remain subject to time-vesting thereafter, and vest 50% per year on December 31 of 2020 and 2021. The value reported is the target number of units granted multiplied by our closing share price on December 29, 2017.

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2017 COMPENSATION TABLES

2017 Option Exercises and Stock Vested

The following table sets forth certain information with respect to vesting of stock awards and exercise of stock options during the fiscal year ended December 31, 2017 for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise(1) (#)	Value Realized on Exercise(2) ($)	Number of Shares Acquired on Vesting(3) (#)	Value Realized on Vesting(4) ($)
Brenton L. Saunders			23,519	4,271,223
Maria Teresa Hilado			5,198	862,206
William Meury	11,807	1,121,763	4,474	820,220
C. David Nicholson			10,195	2,308,402
Robert A. Stewart			8,500	1,709,283
(1)	Shares acquired on exercise are presented on a pre-tax basis.
(2)	Represents the difference between the market price of our ordinary shares at the time of exercise and the option strike price multiplied by the number of options that were exercised.
(3)	Shares acquired on vesting are presented on a pre-tax basis. Represents 1/3rd of the performance share units granted on July 1, 2014 (other than Ms. Hilado, whose grant was made December 8, 2014, and Mr. Nicholson, whose grants were made on August 4, 2014 and December 31, 2014), which were vested based on achievement of the performance objectives (vested at 44% of target). Following the performance period ending September 1, 2017, these units remained subject to time-vesting, and vest 33% per year on December 31 of 2017, 2018 and 2019. The number reported is the first 1/3rd of the units that vested on December 31, 2017. For Ms. Hilado, also represents an RSU grant made on December 8, 2014, which award vests 25% per year on the anniversary of the grant. For Mr. Stewart, also represents an RSU grant made on May 8, 2014, which vests 25% per year on the anniversary of the grant, and an EBITDA PSU granted on May 8, 2014, which was based on FY 2014 EBITDA and vests 25% per year on March 5 of 2015, 2016, 2017 and 2018.
(4)	Represents the closing market price of our ordinary shares on the date of vesting (or date immediately prior that was a trading day) multiplied by the number of shares that have vested.

2017 Nonqualified Deferred Compensation

The following table sets forth the executive contributions, employer matching contributions, earnings, withdrawals/distributions and account balances, where applicable, for certain of our NEOs in the Executive Deferred Savings Plan (the “Executive Deferred Compensation Plan”), an unfunded, unsecured deferred compensation plan:

Name	Executive Contributions in Last FY(1) ($)	Registrant Contributions in Last FY(2) ($)	Aggregate Earnings in Last FY(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE(4) ($)
Brenton L. Saunders	166,692	20,462	14,173		490,062
Maria Teresa Hilado	305,616	12,014	20,038		741,381
C. David Nicholson	33,240		520		33,760
Robert A. Stewart	109,741	10,661	20,987		689,503
(1)	Executive contributions include salary contributions for 2017, if any, amounts related to non-equity incentive plan compensation earned in 2016 but paid in 2017, and additional deferrals related a portion of 2016 bonus awards paid in 2017. Any contributions are also reported in the “Salary” column for 2017 or the “Non-Equity Incentive Plan Compensation” column for 2016 in the Summary Compensation Table on page 73. Included in the amounts above representing non-equity plan contributions earned in 2016 but paid in 2017 were $117,600 for Mr. Saunders, $116,133 for Ms. Hilado and $44,187 for Mr. Stewart.
(2)	This column represents company matching contributions to the non-qualified deferred compensation plan in 2017. All Registrant contributions are reported in the “All Other Compensation” column of the Summary Compensation Table on page 73.
(3)	This column represents deemed investment earnings at the guaranteed fixed interest rate for 2017 of 3.32%. No other investment alternatives for amounts deferred or credited are offered under the non-qualified deferred compensation plan.
(4)	This column reflects balances as of December 31, 2017 and includes deferred compensation earned in prior years, which was disclosed as either “Salary” or “Non-Equity Incentive Plan Awards” in the Summary Compensation Table of prior proxy statements.

Pursuant to the Executive Deferred Compensation Plan, eligible employees may defer up to 80% of their salary and up to 100% of their annual cash incentive award, if any. For 2017, we matched 50% of the first 2% of pay an employee defers in accordance with this Plan. In addition, the Company may make additional contributions at its discretion. All contributions are 100% vested.

All contributions to the Executive Deferred Compensation Plan have a guaranteed fixed interest rate of return. This guaranteed rate is adjusted annually based on our seven year cost of funds rate (determined as of the first business day of November preceding each plan year), plus the six month forward swap rate on the first business day of November. In 2017, the guaranteed interest rate was 3.32%.

77	2018 ANNUAL PROXY STATEMENT

Assets in the Executive Deferred Compensation Plan are distributed either (i) at separation of service as a result of retirement, disability, termination or death; or (ii) on a designated date elected by the participant. The Executive Deferred Compensation Plan requires participants to make an annual distribution election with respect to the money to be deferred in the next calendar year. If a participant so elects, deferrals made in one year may be distributed as soon as the next year following the deferral election. Participants may elect to receive a distribution as a lump-sum cash payment or in installment payments paid over two to 15 years, or two to 10 years for contributions after January 1, 2015, as the participant elects. Bonus deferrals are credited to a participant’s account the year following the year in which the bonus is earned. As a result, bonus deferrals may not be distributed until the year following the year in which the bonus is paid to a participant and credited to his or her account. Per regulatory requirements, participants may not accelerate distributions from the Executive Deferred Compensation Plan.

78

Potential Payments Upon Termination or Change in Control

Brenton L. Saunders

Pursuant to the terms of his employment agreement, Mr. Saunders will be entitled to the following payments and benefits in the event of a termination by the Company without Cause or by Mr. Saunders for Good Reason at any time after July 1, 2017 and until the end of the agreement term (December 31, 2019):

•	a lump sum cash payment equal to two times the sum of (A) Mr. Saunders’ then-current annual base salary and (B) Mr. Saunders’ target bonus amount; and

•	continued group health benefits for Mr. Saunders and his dependents for up to 24 months following termination.

In the event that Mr. Saunders’ employment terminates without Cause or he resigns for Good Reason at any time after July 1, 2017 and until the end of the agreement term (December 31, 2019), and if the termination occurs within 90 days prior to or 12 months following a change in control (as defined in the employment agreement), he will be entitled to the same payments and benefits as in the non-change in control context (as described above), except that (i) the lump sum cash payment will equal three times (instead of two times) the sum of Mr. Saunders’ then-current annual base salary and target bonus amount, and (ii) continued group health benefits will be provided for up to 36 months (instead of up to 24 months) following termination.

If the Company elects not to continue Mr. Saunders’ employment with the Company at the conclusion of the agreement term or any time thereafter on substantially the same terms in effect at the expiration of the employment agreement or on other mutually agreeable terms, then Mr. Saunders will be entitled to the same payments and benefits as in the non-change in control context (as described above), as well as any accrued compensation obligations to Mr. Saunders through his termination date, including a pro-rated bonus for the year of termination.

If, at the expiration of Mr. Saunders’ employment agreement, Mr. Saunders retires from the Company or does not agree to enter into a new employment agreement or an amendment to the existing agreement extending his employment for a period of at least three years on substantially the same terms as his existing agreement, Mr. Saunders will be entitled to any accrued compensation obligations through his termination date, including a pro-rated bonus for the year of termination.

Conditions to Payment

In order to receive his severance benefits, Mr. Saunders is required to execute a release of claims against the Company and comply with certain restrictive covenants included in his employment agreement consisting of (i) limitations on soliciting or interfering with the Company’s employees, customers, suppliers, licensees, or other business associates for a one year period following the executive’s termination of employment; (ii) restrictions on competing with Allergan for a one year period following termination; and (iii) non-disparagement and cooperation covenants effective for 24 months following termination. In the event that Mr. Saunders incurs a termination of employment that does not entitle him to severance, the Company may elect to pay the executive a lump sum cash amount equal to his then-current base salary and target bonus in exchange for the executive’s agreement to comply with the non-competition restrictions described above.

Executive Severance Plan

On July 20, 2017, the Compensation Committee of the Board approved the Allergan plc 2017 Executive Severance Plan, which we refer to as the “Severance Plan”. Each of our NEOs other than Mr. Saunders participates in the Severance Plan (each a “Participant”). The Severance Plan provides each Participant certain severance payments and benefits upon a termination for any reason, as well as additional severance payments and benefits if the Participant’s employment is terminated (A) outside of the CIC Protection Period by the Company without Cause or (B) within the CIC Protection Period (i) by the Company without Cause or (ii) by the Participant with Good Reason.

79	2018 ANNUAL PROXY STATEMENT

The following is a summary of the termination and change in control provisions applicable to each of the Participants under the Severance Plan.

Termination for Any Reason

Under the terms of the Severance Plan, the Company will pay each Participant his or her Accrued Obligations, which are generally defined to include earned but unpaid base salary through the date of termination, unreimbursed business expenses and earned and accrued vacation pay, if applicable, to the extent not previously paid.

Termination Without Cause (Outside the CIC Protection Period)

In addition to payment of his or her Accrued Obligations, a Participant whose employment is terminated outside of the CIC Protection Period by the Company without Cause is also entitled to receive the following payments and benefits under the Severance Plan:

•	a lump sum payment equal to 1.5 multiplied by the sum of (A) the Participant’s annual base salary and (B) the Participant’s target annual bonus award for the fiscal year in which the termination occurs;

•	continued group health benefits (medical, dental and vision) for the Participant and the Participant’s eligible dependents for a period of up to 24 months with the Participant paying active employee premium rates; and

•	outplacement services for up to 24 months.

A Participant’s entitlement to continued group health benefits is subject to the terms and conditions of the Company’s health program, including that eligibility will cease once the Participant becomes eligible to participate in Medicare. A Participant’s receipt of these additional payments and benefits under the Severance Plan is conditioned upon the Participant’s execution of an effective release of claims against the Company, which shall include non-competition, non-solicitation and other customary restrictive covenants.

Termination Within the CIC Period Without Cause or For Good Reason

In addition to those payments and benefits to which a Participant is entitled upon a termination of employment for any reason as described under Termination for Any Reason, a Participant whose employment is terminated within the CIC Protection Period either (i) by the Company without Cause or (ii) by the Participant for Good Reason is also entitled to receive the following payments and benefits under the Severance Plan:

•	a lump sum payment equal to 2.5 multiplied by the sum of (A) the Participant’s annual base salary as of the termination date or, if greater, the Participant’s annual base salary at the time of the first occurrence of a change in control within the two years preceding the termination date, and (B) the Participant’s target annual bonus award for the fiscal year in which the termination occurs;

•	continued group health benefits (medical, dental and vision) for the Participant and the Participant’s eligible dependents for a period of up to 30 months with the Participant paying active employee premium rates; and

•	outplacement services for up to 30 months.

A Participant’s entitlement to continued group health benefits is subject to the terms and conditions of the Company’s health program, including that eligibility will cease once the Participant becomes eligible to participate in Medicare.

Release of Claims/Participant Obligations

A Participant’s receipt of payments and benefits under the Severance Plan is conditioned upon the Participant’s execution of an effective release of claims against the Company, as well as compliance with non-competition, non-solicitation and other customary restrictive covenants.

80

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

No Tax Gross-Up

Participants are not entitled to receive a tax gross-up under the Severance Plan. Rather, any payment or benefit received by the Participant that would constitute a “parachute payment” within the meaning of Internal Revenue Code Section 280G will be reduced to the extent necessary so that no portion will be subject to any excise tax but only if, by reason of such reduction, the net after-tax benefit received by the Participant exceeds the net after-tax benefit that would be received by the Participant if no reduction was made.

Offset/Reduction for other Payments and Benefits

Payments and benefits under the Severance Plan will be offset against any duplicative payments or benefits a Participant may be entitled to under any other severance plan, agreement, arrangement or program of the Company.

Other Benefits and Awards

The Severance Plan generally provides that any outstanding bonus awards, equity awards, and long-term incentive awards will be governed by the terms of the applicable plan and award agreement and not by the Severance Plan upon a Participant’s termination of employment.

Outstanding Equity Awards

Pursuant to the terms of the 2013 IAP and Legacy Allergan Plan certain long-term incentive awards held by the Named Executive Officers will vest in full and, as applicable, become exercisable upon a “qualified termination” during the two year period following a change in control (each as defined in the applicable plan).

Separation Arrangement with Maria Teresa Hilado

On December 12, 2017, the Company and Ms. Hilado reached a definitive agreement on the terms of a separation agreement in connection with Ms. Hilado’s departure from the Company as its Executive Vice President and Chief Financial Officer. In addition to her entitlements under the Executive Severance Plan as described above, if Ms. Hilado remains employed with the Company through April 4, 2018, the Company has also agreed to provide Ms. Hilado with a $1,800,000 retention payment, continued vesting of her outstanding RSU awards for 12 months following her date of termination, continued vesting of her Transformation Incentive Plan award, with payout, if any, based on actual performance under the terms of that award, immediate vesting of her outstanding nonqualified stock options with such stock options remaining exercisable for 24 months following her date of termination, and, in the event the Company enters into a definitive agreement on or prior to December 31, 2018 that would constitute a “Change in Control” under the terms of the Severance Plan, and provided that such change in control is consummated, an additional cash payment equal to one times her base salary and annual target bonus. Ms. Hilado has also agreed to make herself available to consult with the Company from her termination date up to December 31, 2018, at a rate of $16,000 per month.

As is the case in respect of payments and benefits under the Severance Plan, the additional payments and benefits under the separation arrangement are subject to Ms. Hilado’s execution and non-revocation of a release of claims in favor of the Company and compliance with the terms of a 24 month non-competition provision.

Estimated Termination Payments

In accordance with the requirements of the rules of the SEC, the table below indicates the amount of compensation payable by the Company to each NEO upon certain types of termination of employment. The amounts assume that such termination was effective as of December 31, 2017, and thus exclude amounts earned through such date and are only estimates of the amounts that would actually be paid to such executives upon their termination.

The table does not include certain amounts that the NEOs are entitled to receive under certain plans or arrangements that do not discriminate in scope, terms or operation in favor of the Company’s NEOs and that are generally available to all salaried employees. The table also does not include the accrued and vested accounts of the executives under the Company’s non-qualified deferred compensation plan. These amounts are generally distributed to the Company’s executives upon a termination of employment, regardless of the reason, in accordance

81	2018 ANNUAL PROXY STATEMENT

with his or her election under the applicable plan. The accrued and vested amounts under the non-qualified deferred compensation plan are set forth in the table under “2017 Non-qualified Deferred Compensation” on page 77.

Name and Principal Position	Cash Severance(1)	Health and Welfare Benefits(2)	Outplacement(3)	Restricted Stock(4)	Performance Shares(5)	Stock Options(6)	Transformation Incentive Plan Award(7)	Total
Brenton L. Saunders
Good Reason or Without Cause	8,600,000	35,801	50,000	—	2,883,915	—	—	11,569,717
Qualifying Termination in Event of Change in Control	12,900,000	53,702	50,000	4,576,641	13,730,251	—	15,000,000	46,310,594
Maria Teresa Hilado
Good Reason or Without Cause	2,437,500	33,462	50,000	—	650,558	—	—	3,171,519
Qualifying Termination in Event of Change in Control	4,062,500	41,827	50,000	1,494,303	3,097,060	—	5,000,000	13,745,691
William Meury
Good Reason or Without Cause	2,850,000	31,683	50,000	—	910,813	—	—	3,842,497
Qualifying Termination in Event of Change in Control	4,750,000	39,604	50,000	1,445,229	4,335,851	—	5,000,000	15,620,685
C. David Nicholson
Good Reason or Without Cause	2,850,000	21,599	50,000	—	910,813	—	—	3,832,412
Qualifying Termination in Event of Change in Control	4,750,000	24,765	50,000	1,445,229	4,335,851	—	5,000,000	15,605,846
Robert A. Stewart
Good Reason or Without Cause	2,625,000	36,212	50,000	—	759,011	—	—	3,470,223
Qualifying Termination in Event of Change in Control	4,375,000	45,265	50,000	1,529,146	3,613,155	—	5,000,000	14,612,566
(1)	See the above narrative disclosure for a description of the cash severance benefits payable to the NEOs.
(2)	See the above narrative disclosure for a description of the group health, insurance and welfare benefits payable to the NEOs.
(3)	See the above narrative disclosure for a description of the outplacement services provided to the NEOs. The amount disclosed represents the minimum cost to the Company under our 2017 program terms. The actual cost may vary depending on the length of services provided.
(4)	For all NEOs, all restricted stock units will accelerate upon termination in connection with a change in control.
(5)	In the event of termination without a change in control, for all NEOs, represents the pro-rated value of the Performance Share Units granted on April 3, 2017, based on target performance (upon an actual termination without a change in control, payout is based on actual performance at the conclusion of the performance period). For all NEOs, in the event of termination in connection with a change in control, represents the target value of the Performance Share Units (upon an actual termination following a change in control, employees are entitled to the greater of (a) the award at target or (b) award based on performance to date).
(6)	For all NEOs, all stock options will accelerate upon termination in connection with a change in control (currently, all unvested stock options are underwater).
(7)	For all NEOs, represents the target value of the Transformation Incentive Plan award. Pursuant to the terms of the Transformation Incentive Plan award, upon a change in control prior to the end of the performance period, award will be paid at the higher of target or actual performance.

Certain Definitions

Cause

For purposes of Mr. Saunders’ employment agreement, “Cause” means that the Company has terminated Mr. Saunders because of (i) his refusal to perform or substantially perform his duties with the Company, other than due to periods of illness, injury or incapacity, or to follow the lawful instructions of the Board; (ii) his illegal conduct or gross misconduct; (iii) a material breach of his obligations under the employment agreement; (iv) a conviction of, or entry of a plea of guilty or nolo contendere with respect to, a felony or a crime involving moral turpitude; (v) a prohibition or restriction from performing any material portion of his duties by applicable law; or (vi) a willful breach of the material policies of the Company to which he is subject and which have been previously made available to him.

For purposes of the Severance Plan, “Cause” means (i) the employee’s failure to perform his or her duties in any material respect (other than any such failure resulting from incapacity due to physical or mental illness); (ii) the employee’s failure to comply with any valid and legal directive of the Board or the person to whom the employee reports; (iii) the willful misconduct or gross negligence by the employee that has caused or is reasonably expected to result in material injury to the Company’s business, reputation or prospects; (iv) the engagement by the employee in illegal conduct or in any act of serious dishonesty which could reasonably be expected to result in material injury to the Company’s business or reputation or which adversely affects the employee’s ability to perform his or her duties; (v) the employee being indicted or convicted of (or having pled guilty or nolo contendere to) a

82

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

felony or any crime involving moral turpitude, dishonesty, fraud, theft or financial impropriety; or (vi) a material violation by the employee of the Company’s rules, policies or procedures. For any termination by the Company for Cause that occurs after the occurrence of a Change in Control, termination of an employee’s employment shall not be deemed to be for Cause unless and until the Company delivers to the employee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the Board (after reasonable written notice is provided to the employee and the employee is given an opportunity, together with counsel, to be heard before the Board), finding that the employee has engaged in the conduct described in any of (i)-(vi) above.

Change in Control

For purposes of the Severance Plan, the 2013 IAP and Mr. Saunders’ employment agreement, “Change in Control” generally means (i) the acquisition by any individual, entity or group of the beneficial ownership of more than fifty percent (50%) of the total fair market value of the Company’s outstanding shares or the combined voting power of the Company’s outstanding voting securities or during any 12-month period, of fifty percent (50%) or more of the Company’s outstanding voting securities; (ii) the replacement of the majority of the Company’s incumbent directors by individuals not approved by a majority of the Company’s incumbent Board; or (iii) the consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company, unless (a) the beneficial owners of the Company’s outstanding ordinary shares and voting securities immediately prior to such transaction beneficially own more than fifty percent (50%) of the outstanding common shares and combined voting power of the resulting corporation, (b) no individual, entity or group beneficially owns more than fifty percent (50%) of the combined voting power of the resulting corporation except to the extent that such ownership existed prior to the transaction, and (c) a majority of the members of the board of directors of the resulting corporation were members of the Company’s incumbent Board.

CIC Protection Period

For purposes of the Severance Plan, the “CIC Protection Period” means the period commencing on the 60th day prior to a change in control and ending on the second anniversary of such change in control.

Good Reason

For purposes of Mr. Saunders’ employment agreement, “Good Reason” means that the executive has terminated his employment with the Company due to (i) a material diminution in his base salary; (ii) the assignment to him of duties that are materially inconsistent with his position, duties, or responsibilities; (iii) any change in the geographic location at which her performs his services to the Company outside of a 75-mile radius of the city limits of Parsippany, New Jersey; or (iv) any other material breach of his employment agreement.

For purposes of the Severance Plan, “Good Reason” means the occurrence of any of the following events, unless the employee has consented in writing thereto: (i) a material decrease in any of the employee’s base salary, target bonus or long-term incentive opportunity; (ii) a material diminution in the employee’s authority, duties or responsibilities (other than temporarily while the employee is physically or mentally incapacitated or as required by applicable law), including any assignment to the employee of any duties inconsistent in any material respect with the employee’s position; (iii) a relocation of the employee’s primary work location resulting in an increase in the employee’s one-way commute by 50 miles or more; or (iv) the failure of the Company to obtain a successor’s binding agreement expressly to assume and agree to fully perform the Company’s obligations under the Severance Plan.

Qualifying Termination

For purposes of the 2013 IAP, “Qualified Termination” means (i) a termination by the Company of a holder’s employment with the Company or any of its subsidiaries for any reason other than the holder’s death, disability, willful misconduct or activity deemed detrimental to the interests of the Company; or (ii) a resignation by the holder from employment with the Company or any of its subsidiaries with good reason, which includes (a) a substantial adverse change in the nature or status of the holder’s responsibilities, (b) a reduction in the holder’s base salary and/or levels of entitlement or participation under any incentive plan or employee benefit program without the substitution or implementation of an alternative arrangement of substantially equal value, or (c) the Company requiring the holder to relocate to a work location more than 50 miles from his work location.

83	2018 ANNUAL PROXY STATEMENT

Equity Compensation Plan Information as of December 31, 2017

The following table summarizes certain information about the options, warrants, rights and other equity awards under the Company’s equity compensation plans as of the close of business on December 31, 2017. The table does not include information about tax qualified plans.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($) (b)(3)	Number of securities remaining available for future Issuance under equity compensation plans (excluding security reflected in column (a)) (#) (c)
Equity compensation plans approved by security holders	1,122,892	(1)	$240.93	6,639,870
Equity compensation plans not approved by security holders	5,151,574	(2)	$136.93	15,972,325
Total	6,274,466		$147.15	22,612,195

(1)	Includes shares issuable pursuant to 677,415 restricted stock units and performance share units (assuming target payout for the performance share units) and 445,477 options granted under the 2013 IAP.
(2)	Includes shares issuable upon exercise of options and pursuant to other rights under the following plans assumed by the Company in connection with certain acquisitions: the Legacy Allergan Plan; Allergan, Inc. Deferred Directors’ Fee Program; Allergan Irish Share Participation Scheme; 2000 Stock option plan of Forest Laboratories, Inc.; 2004 Stock option plan of Forest Laboratories, Inc., 2007 Stock option plan of Forest Laboratories, Inc.; Kythera Biopharmaceuiticals, Inc. 2012 Equity Incentive Award Plan; Kythera Biopharmaceuticals, Inc. 2004 Stock Plan; and Kythera Biopharmaceuiticals, Inc. 2014 Employment Commencement Incentive Plan; the 2011 Equity Incentive Plan of Zeltiq Aesthetics, Inc. This amount includes 534,851 restricted stock units and performance share units (assuming target payout for the performance share units) and 4,616,723 options. The Company has not and will not grant additional awards under these plans, other than the Legacy Allergan Plan, under which 15,92,325 shares remain available for future issuance, as reflected in column (c) of this table.
(3)	Reflects the weighted average exercise price of options only and excludes restricted stock unit and performance share unit awards.

84

Proposal No.  3 Non-Binding Ratification of the Appointment of PricewaterhouseCoopers LLP as Independent Auditors and Binding Authorization of the Board of Directors to Determine its Remuneration

Background

The firm of PricewaterhouseCoopers LLP has audited our consolidated financial statements since our inception, and the Board of Directors recommends that the shareholders ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP to audit our consolidated financial statements for the fiscal year ending December 31, 2018 and to authorize, in a binding vote, the Board of Directors, acting through the Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration. Representatives of that firm are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions from shareholders.

We have been informed by PricewaterhouseCoopers LLP that neither the firm nor any of its members or their associates has any direct financial interest or material indirect financial interest in us or our affiliates.

Shareholder ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor is not required by our Articles of Association or otherwise. However, the Board of Directors is submitting the appointment of PricewaterhouseCoopers LLP to the shareholders entitled to vote at the Annual Meeting for ratification as a matter of good corporate practice. If the shareholders fail to ratify the appointment, the Audit and Compliance Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit and Compliance Committee in its discretion may direct the appointment of a different independent auditor at any time during the year if it determines that such a change would be in our best interests and in the best interests of our shareholders.

Resolution

RESOLVED, that the appointment of PricewaterhouseCoopers LLP as the independent auditor for the Company until the next Annual General Meeting of Shareholders of the Company in 2019 be and is hereby ratified, in a non-binding vote, and that the Board of Directors, acting through the Audit and Compliance Committee, be and is hereby authorized, in a binding vote, to determine its remuneration.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the non-binding ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2018 and the binding authorization of the Board of Directors, acting through the Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration.

Required Vote

A simple majority of votes cast at the Annual Meeting is required to ratify, on a non-binding basis, the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018 and authorize, on a binding basis, the Board of Directors acting through the Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration.

Abstentions will not have any effect on the outcome of this proposal because an abstention does not represent a vote cast.

The ratification of PricewaterhouseCoopers LLP is a matter on which a broker or other nominee has discretionary voting authority, and thus, we do not expect any broker non-votes with respect to this proposal.

The aspect of this vote ratifying the appointment of PricewaterhouseCoopers LLP as our independent auditor for 2018 is advisory, and therefore not binding on the Company, the Board of Directors or the Audit and Compliance Committee. However, the Board of Directors and Audit and Compliance Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote.

85	2018 ANNUAL PROXY STATEMENT

Audit Fees

The aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP (PwC), our independent auditor, in fiscal years 2017 and 2016 were as follows:

Services	2017	2016
Audit Fees	$23,615,000	$22,135,000
Audit-Related Fees	1,754,000	5,393,000
Total Audit and Audit-Related Fees	25,369,000	27,528,000
Tax Fees	6,604,000	9,362,000
All Other Fees	1,541,000	946,000
TOTAL FEES	$33,514,000	$37,836,000

Audit Fees

The audit fees are the aggregate fees for PwC’s professional services rendered for the annual audits of the Company’s financial statements, including statutory financial statement filings required by international regulation, and the reviews of the financial statements included in our quarterly reports on Form 10-Q.

Audit-Related Fees

Audit-related fees include due diligence fees associated with our acquisitions, business development and divestiture activity and other attest services related to financial reporting matters in connection with our Irish filing requirements and other acquisitions. Tax fees in 2016 also included carve out audit and review fees related to multiple annual and quarterly periods in connection with the disposition of the Company’s global generics and Anda Distribution businesses.

Tax Fees

Tax fees include tax compliance for our foreign subsidiaries, tax advice in connection with certain acquisitions and other tax advice and tax planning services. Tax fees in 2017 include $2,271,000 primarily related to tax structuring and integration services, $2,580,000 for tax planning consulting services and $1,753,000 for other services provided in connection with tax audits, transfer pricing and other tax compliance/preparation services.

Tax fees in 2016 include $2,627,000 for tax consulting services as well as $5,491,000 for tax structuring and integration services, primarily related to the global generics divestiture and $1,244,000 for services provided in connection with tax audits, transfer pricing and other tax compliance/preparation services.

All Other Fees

All other fees in 2017 and 2016 consist of fees for miscellaneous services not characterized as audit services, audit related services or tax services and principally include permitted advisory services for the Company’s trade channel strategy assessment and distributor risk management advisor services.

The Audit and Compliance Committee believes that the provision of all non-audit services rendered is compatible with maintaining PricewaterhouseCoopers LLP’s independence.

The Audit and Compliance Committee approved all audit and non-audit services provided by PricewaterhouseCoopers LLP in 2017 and 2016. The Audit and Compliance Committee has adopted a policy to pre-approve all audit and certain permissible non-audit services provided by PricewaterhouseCoopers LLP. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to type of services to be provided by PricewaterhouseCoopers LLP and the estimated fees related to these services. During the approval process, the Audit and Compliance Committee considers the impact of the types of services and the related fees on the independence of PricewaterhouseCoopers LLP. PricewaterhouseCoopers LLP and management are required to periodically report to the full Audit and Compliance Committee regarding the extent of services provided by

86

AUDIT FEES

PricewaterhouseCoopers LLP, in accordance with the pre-approval policy and the fees for the services performed. During the year, circumstances may arise when it may become necessary to engage PricewaterhouseCoopers LLP for additional services not contemplated in the pre-approval. In those instances, the Audit and Compliance Committee requires specific pre-approval by the Audit and Compliance Committee or its delegate, the Audit and Compliance Committee chair, before engaging PricewaterhouseCoopers LLP for such services.

87	2018 ANNUAL PROXY STATEMENT

Report of the Audit and Compliance Committee

The primary functions of the Audit and Compliance Committee are to assist the Board of Directors in fulfilling its oversight of:

•	The integrity of Allergan’s financial statements.

•	Allergan’s compliance with legal and regulatory requirements and Allergan’s processes, controls, resources and plans to manage risk.

•	The outside auditor’s qualifications and independence.

•	The performance of Allergan’s internal audit function and of its independent auditor.

Additionally, the Audit and Compliance Committee serves as an independent and objective party that:

•	Monitors Allergan’s financial reporting process and internal control systems.

•	Evaluates the effectiveness of Allergan’s corporate compliance program.

•	Retains, oversees and monitors the qualifications, independence, compensation and performance of Allergan’s independent auditor.

•	Provides an open avenue of communication among the independent auditor, financial and senior management, the internal auditing department, the Global Chief Compliance Officer and the Board of Directors.

The Audit and Compliance Committee charter describes in greater detail the full responsibilities of the Audit and Compliance Committee, and is available on our website at www.allergan.com under the “Investors” section. The Audit and Compliance Committee reviews its charter annually, and will review its charter at such other times as deemed appropriate by the Audit and Compliance Committee.

The Audit and Compliance Committee schedules its meetings and implements procedures designed to ensure that during the course of each fiscal year it devotes appropriate attention to each of the matters assigned to it under the Audit and Compliance Committee charter. To this end, the Audit and Compliance Committee met each quarter, and 11 times in total, during 2017. In addition to the foregoing, the Audit and Compliance Committee makes itself available to Allergan and its internal and external auditors during the course of the year to discuss any issues believed by such parties to warrant the attention of the Audit and Compliance Committee.

In carrying out its responsibilities, the Audit and Compliance Committee acts in an oversight capacity. Management has the primary responsibility for the financial reporting process, including the system of internal controls, and for preparation of consolidated financial statements in accordance with generally accepted accounting principles. Allergan’s independent auditor is responsible for auditing those financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. In performing its oversight responsibilities in connection with the Company’s 2017 audit, the Audit and Compliance Committee:

•	Reviewed and discussed the Company’s audited consolidated financial statements for fiscal 2017 with management and with the Company’s independent auditor, PricewaterhouseCoopers LLP.

•	Discussed with PricewaterhouseCoopers LLP the matters required to be discussed by Auditing Standard No. 16 (Communication with Audit Committees), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) and currently in effect.

•	Received the written disclosures and the letter from PricewaterhouseCoopers LLP required by PCAOB Ethics and Independence Rule 3526, Communications with Audit Committees Concerning Independence, and has discussed with PricewaterhouseCoopers LLP its independence from the Company and its management.

Based on the review and discussions above, the Audit and Compliance Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017.

Fred G. Weiss, Chairman

James H. Bloem*

Adriane M. Brown

Patrick J. O’Sullivan

Ronald R. Taylor*

*Messrs. Bloem and Taylor are not standing for re-election to the Board of Directors.

88

Proposal No.  4 Renewal of the Authority of the Directors of the Company (the “Directors”) to Issue Shares

Background

Under Irish law, directors of an Irish public limited company (or “plc”) must have authority from its shareholders to issue any shares, including shares which are part of the company’s authorized but unissued share capital.

The Board’s current authorization to issue shares, which has been in place since October 1, 2013 and which will expire on October 1, 2018, permits our Board of Directors to allot and issue new shares without shareholder approval up to a maximum of our authorized but unissued share capital.

We are asking for your approval to renew the Board’s authority to issue our authorized shares on the terms set forth below.

Summary

We understand that it is customary practice in Ireland for a listed plc to seek shareholder authority to issue up to 33.3% of its issued ordinary share capital, and for such authority to be limited to a period up to 18 months, because of governance guidelines applicable to companies listed on the Irish Stock Exchange.

Therefore, in accordance with customary practice in Ireland, and notwithstanding the fact that we are not listed on the Irish Stock Exchange, we are seeking approval to authorize the Board to issue up to a maximum of 33.3% of our issued ordinary share capital as of March 6, 2018, for a period expiring 18 months from the passing of this resolution, unless otherwise varied, revoked or renewed. Notwithstanding the foregoing, we expect to propose renewal of this authorization on a regular basis at our annual general meetings in subsequent years.

Granting the Board this authority is a routine matter for public companies incorporated in Ireland. We are not asking you to approve an increase in our authorized share capital or to approve a specific issuance of shares; rather, approval of this Proposal No. 4 will only grant the Board the authority to issue shares that are already authorized under our Articles of Association upon the terms set forth in this Proposal.

This authority is fundamental to our business and enables us to issue shares, including, if applicable, in connection with funding acquisitions and raising capital.

In addition, we note that, because we are a NYSE-listed company, our shareholders continue to benefit from the protections afforded to them under the rules and regulations of the NYSE and SEC, including those rules that limit our ability to issue shares in specified circumstances. Furthermore, we note that this authorization is required as a matter of Irish law and is not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

Resolution

RESOLVED, that the directors be and are hereby generally and unconditionally authorized pursuant to section 1021(1) of the Irish Companies Act 2014 with effect from the passing of this resolution to exercise all powers of the Company to allot relevant securities (within the meaning of section 1021(12) of the Companies Act 2014) up to an aggregate nominal amount of $10,908.65 (109,086,447 shares) (being equivalent to approximately 33.3% of the aggregate nominal value of the issued ordinary share capital of the Company (excluding treasury shares) as of March 6, 2018 and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot relevant securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

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Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the renewal of our Board of Directors’ authority under Irish law to allot and issue ordinary shares.

Our Board believes that the renewal of the Board’s share issuance authorities is fundamental to our business. Our business depends on our ability to invest in long-term growth opportunities that will unlock value and drive shareholder return, which requires efficient access to capital and ability to issue shares of the Company as consideration for acquisitions.

Required Vote

A simple majority of votes cast at the Annual Meeting is required to approve the renewal of our Board of Directors’ authority under Irish law to allot and issue ordinary shares.

Abstentions and broker non-votes will not have any effect on the outcome of this proposal because neither an abstention nor a broker non-vote represents a vote cast.

90

Proposal No.  5A Renewal of the Authority of the Directors to Issue Shares for Cash Without First Offering Shares to Existing Shareholders

Proposal No. 5B Authority to Allot New Shares up to an Additional 5% for Cash in connection with an Acquisition or Other Capital Investment

Background

In general, before an Irish plc can issue shares for cash to any new shareholders (including rights to subscribe for or otherwise acquire any shares), it must first offer those shares or rights to existing shareholders of the company pro-rata to their existing shareholdings pursuant to what is commonly referred to as the “statutory pre-emption right.” However, a plc’s shareholders can authorize a Board to opt-out of (or “dis-apply”) the statutory pre-emption right.

The Board’s current authorization to issue new shares for cash up to a maximum of our authorized but unissued share capital without first offering those shares to existing shareholders (thereby opting out of the statutory pre-emption right) has been in place since October 1, 2013 and is due to expire on October 1, 2018.

We are asking for your approval to renew our Board’s authority to opt out of the statutory pre-emption right on the terms set forth below.

Summary

We understand that it is customary practice in Ireland to seek shareholder authority to opt-out of the pre-emption rights provision: (1) in the event of (a) the issuance of shares for cash in connection with any rights issue and (b) the issuance of shares for cash, provided the issuance is limited to up to 5% of a company’s issued ordinary share capital; and (2) in connection with an acquisition or a specified capital investment which is announced contemporaneously with the issue, or which has taken place in the preceding six-month period and is disclosed in the announcement of the issue provided that the issuance is limited to up to 5% of a company’s issued ordinary share capital with an overall limit of 7.5% in any rolling three-year period. It is also customary practice in Ireland for such authorities to be limited to a period of up to 18 months. These practices are customary because of governance guidelines applicable to companies listed on the Irish Stock Exchange.

Therefore, in accordance with customary practice in Ireland, and notwithstanding the fact that we are not listed on the Irish Stock Exchange, we are seeking the authorities set forth in the preceding paragraph for a period expiring 18 months from the passing of these resolutions, unless otherwise varied, renewed or revoked.

Granting the Board these authorities is a routine matter for public companies incorporated in Ireland. Similar to the authorization sought for Proposal No. 4, these authorities are fundamental to our business and will facilitate our ability to fund acquisitions and otherwise raise capital. We are not asking you to approve an increase in our authorized share capital; rather, approval of these proposals will only grant the Board the authority to issue shares in the manner already permitted under our Articles of Association upon the terms below.

Without these authorizations, in each case where we issue shares for cash, we would first have to offer those shares on the same or more favorable terms to all of our existing shareholders. This requirement could cause delays in the completion of acquisitions and capital raising for our business. Furthermore, we note that these authorizations are required as a matter of Irish law and are not otherwise required for other companies listed on the NYSE with whom we compete. Accordingly, approval of this resolution would merely place us on par with other NYSE-listed companies.

As required under Irish law, the resolutions in respect of Proposal No. 5A and 5B are special resolutions that require the affirmative vote of at least 75% of the votes cast. In addition, under Irish law, the Board may only be authorized to opt-out of pre-emption rights if it is authorized to issue shares, which authority is being sought in Proposal No. 4.

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Resolution 5A

RESOLVED, as a special resolution, that, subject to the passing of the resolution in respect of Proposal No. 4 as set out above and with effect from the passing of this resolution, the Directors be and are hereby empowered pursuant to section 1023(3) of the Irish Companies Act 2014 to allot equity securities (as defined in section 1023(1) of the Irish Companies Act 2014) for cash, pursuant to the authority conferred by Proposal No. 4 as if sub-section (1) of section 1022 did not apply to any such allotment, provided that this power shall be limited to:

(a)	the allotment of equity securities in connection with a rights issue in favor of the holders of ordinary shares (including rights to subscribe for, or convert into, ordinary shares) where the equity securities respectively attributable to the interests of such holders are proportional (as nearly as may be) to the respective numbers of ordinary shares held by them (but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient to deal with fractional entitlements that would otherwise arise, or with legal or practical problems under the laws of, or the requirements of any recognized regulatory body or any stock exchange in, any territory, or otherwise); and

(b)	this power shall be limited to the allotment of equity securities up to an aggregate nominal value of $1,637.93 (16,379,349 shares) (being equivalent to approximately 5% of the aggregate nominal value of the issued ordinary share capital of the Company as of March 6, 2018, and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

Resolution 5B

RESOLVED, as a special resolution, that, subject to the passing of the resolution in respect of Proposal No. 4 as set out above and with effect from the passing of this resolution, the Directors be and are hereby empowered pursuant to section 1023(3) of the Irish Companies Act 2014 to allot equity securities (as defined in section 1023(1) of the Irish Companies Act 2014) for cash, pursuant to the authority conferred by Proposal No. 4 as if sub-section (1) of section 1022 of the Irish Companies Act 2014 did not apply to any such allotment, provided that:

(a)	the proceeds of any such allotment are to be used only for the purposes of financing (or re-financing, if the authority is to be used in within six months after the original transaction) a transaction which the Directors determine to be an acquisition or other capital investment of a kind contemplated by the Statement of Principles on Disapplying Pre-emption Rights most recently published by the Pre-Emption Group prior to the date of the Proxy Statement; and

(b)	the nominal value of all equity securities allotted pursuant to this authority together with the nominal value of all treasury shares (as defined in Section 106 of the Irish Companies Act 2014) may not exceed $1,637.93 (16,379,349 shares) representing approximately 5% of the nominal value of the issued share capital (excluding treasury shares), and the authority conferred by this resolution shall expire 18 months from the passing of this resolution, unless previously renewed, varied or revoked; provided that the Company may make an offer or agreement before the expiry of this authority, which would or might require any such securities to be allotted after this authority has expired, and in that case, the Directors may allot equity securities in pursuance of any such offer or agreement as if the authority conferred hereby had not expired.

92

PROPOSAL NO. 5A RENEWAL OF THE AUTHORITY OF THE DIRECTORS TO ISSUE SHARES FOR CASH WITHOUT FIRST OFFERING SHARES TO EXISTING SHAREHOLDERS AND PROPOSAL NO. 5B AUTHORITY TO ALLOT NEW SHARES UP TO AN ADDITIONAL 5% FOR CASH IN CONNECTION WITH AN ACQUISITION OR OTHER CAPITAL INVESTMENT

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote FOR the renewal of the Board of Directors’ authority under Irish law to allot and issue shares for cash without first offering shares to existing shareholders and FOR the authority to allot new shares up to an additional 5% for cash in connection with an acquisition or other capital investment.

In the event that Proposal No. 5A is not approved, in any capital raising transaction where we propose to issue shares for cash consideration, we would be required to first offer those shares that we propose to issue for cash to all of our existing shareholders in a time-consuming pro-rata rights offering, which would disadvantage us vis-à-vis many of our peers in competing for capital, would significantly encumber the capital-raising process, would significantly increase our costs, and would significantly increase the timetable for completing such a cash financing transaction, thus potentially limiting our ability to advance the development of our product candidates and otherwise achieve strategic goals that we believe are in the best interests of our shareholders.

In the event that Proposal No. 5B is not approved, in any capital raising transaction where we propose to issue shares for cash consideration, we would be required to first offer those shares that we propose to issue for cash to all of our existing shareholders in a time-consuming pro-rata rights offering, which would disadvantage us vis-à-vis many of our peers in competing for capital, would significantly encumber the capital-raising process, would significantly increase our costs, and would significantly increase the timetable for completing such a cash financing transaction, thus potentially limiting our ability to advance the development of our product candidates and otherwise achieve strategic goals that we believe are in the best interests of our shareholders.

Required Vote

Proposals No. 5A and 5B are each special resolutions, and therefore each require the affirmative vote of not less than 75% of the votes cast in person or by proxy at the Annual Meeting in order to be approved.

In addition, approval of each of Proposals No. 5A and 5B are subject to and conditional upon Proposal No. 4 also being approved. The approval of each of Proposals No. 5A and 5B is subject to the approval of Proposal No. 4 because Irish law requires that a general authority to allot and issue shares be in place before an authority to opt out of the statutory pre-emption right can be granted. Therefore, unless shareholders approve Proposal No. 4, this each of Proposals No. 5A and 5B will fail and not be implemented, even if shareholders approve Proposal No. 5A and/or Proposal No. 5B.

Abstentions and broker non-votes will not have any effect on the outcome of these proposals because neither an abstention nor a broker non-vote represents a vote cast.

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Proposal No.  6 Independent Board Chairman

A shareholder has informed the Company the he intends to present the non-binding proposal set forth below at the Annual Meeting. If the shareholder (or his qualified representative) is present at the Annual Meeting and properly submits the proposal for a vote, then the shareholder proposal will be voted upon at the Annual Meeting.

In accordance with federal securities laws, the shareholder proposal and supporting statement are presented below as submitted by the shareholder and are quoted verbatim. The Company disclaims all responsibility for the content of the proposal and the supporting statement, including other sources referenced in the supporting statement.

The Company will promptly provide to any shareholder the name, address and number of the Company’s voting securities held by the person submitting this proposal upon receiving an oral or written request made to the Company’s Investor Relations department by telephone at (862) 261-7488, by email at investorrelations@allergan.com or by writing to Allergan plc, Investor Relations, 5 Giralda Farms, Madison, NJ 07940.

Board Recommendation

The Board of Directors unanimously recommends that shareholders vote AGAINST the adoption of this proposal.

Required Vote

A simple majority of votes cast at the Annual Meeting is required to approve the shareholder proposal described in this Proposal No. 6.

Abstentions and broker non-votes will not have any effect on the outcome of this proposal because neither an abstention nor a broker non-vote represents a vote cast.

Proposal No. 6

Proposal 6 – Independent Board Chairman

Shareholders request our Board of Directors to adopt as policy, and amend our governing documents as necessary, to require henceforth that the Chair of the Board of Directors, whenever possible, to be an independent member of the Board. The Board would have the discretion to phase in this policy for the next CEO transition, implemented so it does not violate any existing agreement.

If the Board determines that a Chair who was independent when selected is no longer independent, the Board shall select a new Chair who satisfies the requirements of the policy within a reasonable amount of time. Compliance with this policy is waived if no independent director is available and willing to serve as Chairman. This proposal requests that all the necessary steps be taken to accomplish the above.

Caterpillar is an example of a company recently changing course and naming an independent board chairman. Caterpillar had strongly opposed a shareholder proposal for an independent board chairman as recently as its 2016 annual meeting. Wells Fargo also changed course and named an independent board chairman in 2016.

It was reported that 53% of the Standard & Poors 1,500 firms separate these 2 positions (2015 report): Chairman and CEO. This proposal topic won 50%-plus support at 5 major U.S. companies in 2013 including 73%-support at Netflix.

This proposal is more important to Allergan shareholders because our stock price has fallen from $240. Meanwhile management was focused on dodging responsibility to shareholders. The annual meeting for our $50 billion company was routinely held before 4:00 am ET and was perhaps attended by 3 shareholders.

94

PROPOSAL NO. 6 INDEPENDENT BOARD CHAIRMAN

40% of our audit committee was controlled by directors having more than 17-years long-tenure: Fred Weiss and Ronald Taylor. Long-tenure which can impair the independence of a director. Independence is a highly valuable attribute in a director — especially on the audit committee.

A number of institutional investors said that a strong, objective board leader can best provide the necessary oversight of management. Thus, the California Public Employees’ Retirement System’s Global Principles of Accountable Corporate Governance recommends that a company’s board should be chaired by an independent director, as does the Council of Institutional Investors. An independent director serving as chairman can help ensure the functioning of an effective board.

Please vote to enhance the oversight of our CEO:

Independent Board Chairman – Proposal 6

95	2018 ANNUAL PROXY STATEMENT

Board of Directors’ Response to Shareholder Proposal No. 6

The Board of Directors recommends that shareholders vote AGAINST this shareholder proposal. The Board of Directors believes that this proposal is not in the best interests of the Company or its shareholders and opposes it for the following reasons.

The Board of Directors believes that our shareholders are best served by protecting the Board’s flexibility to determine the appropriate leadership structure for the Company, in light of the Company’s circumstances at a given time. This is especially true in light of the Company’s governance and board structure, which provides for strong independent leadership in our boardroom.

The primary responsibility of the Board of Directors is to foster the long-term success of the Company, and a key element in fulfilling this responsibility is to determine periodically who should Chair our Board of Directors based on the Board of Directors’ determination of the unique opportunities and challenges facing the Company at any given time. Given the dynamic and competitive environment in which the Company operates, it is crucial that the Board of Directors have the flexibility to determine the best leadership structure based on the Company’s needs.

The Board of Directors believes it is important to have the flexibility to select a Chair who is the best person for the job in order to fulfill this responsibility. Implementing a policy as requested by the proposal would unduly restrict the Board of Directors by mandating a fixed and inflexible leadership structure for the Company and would prevent the Board of Directors, including future boards of directors, from determining the most appropriate leadership structure for the Company.

The Company’s Lead Independent Director role provides strong independent oversight and has been enhanced in response to shareholder feedback.

Following in-person and telephonic meetings with shareholders representing approximately 37% of the Company’s ordinary shares in 2016, the Board of Directors, taking into account shareholder feedback, implemented governance changes to ensure robust independent leadership in the boardroom, appointing Mr. Christopher J. Coughlin as Lead Independent Director, and in January 2017 publishing new and enhanced Lead Independent Director responsibilities. During his tenure as Lead Independent Director, Mr. Coughlin has engaged with investors and demonstrated strong leadership skills, independent thinking and a deep understanding of the business.

Under our expanded Lead Independent Director role, Mr. Coughlin is responsible for:

•	Coordinating the activities of the other Independent Directors, including the calling of meetings of the Independent Directors and/or other non-management directors (and the establishment of the agendas and schedules for such meetings), with or without the presence of management.

•	Presiding at all meetings of the Board of Directors at which the Chairman is not present, including executive sessions.

•	Serving as liaison between the Chairman and the independent directors.

•	Serving as liaison between management (including any executive Chairman) and the independent directors.

•	Serving as the Board’s liaison for consultation and communication with major shareholders, as appropriate.

•	Approving the agenda for Board meetings, Board pre-read materials, meeting calendars and schedules.

•	Recommending the retention of advisers and consultants.

•	Leading evaluations of the Chairman and CEO.

•	Leading the CEO succession planning process.

•	Communicating regularly with each director to be certain that each director’s views, competencies and priorities are understood.

•	Performing such other duties as the Board of Directors may determine from time to time.

96

BOARD OF DIRECTORS’ RESPONSE TO SHAREHOLDER PROPOSAL NO. 6

The proposal is not necessary to ensure effective oversight of management and accountability to shareholders.

The Board of Directors is committed to protecting shareholders’ interests by ensuring the Board of Directors is regularly refreshed and comprised of highly qualified directors and by providing independent oversight of management and has already adopted numerous measures that foster director independence.

The Board of Directors believes that the current leadership structure fully supports the accountability of management to the independent directors, and the Board of Directors has taken affirmative steps to facilitate accountability to shareholders and independent oversight of management, including, for example, through the following:

•	The Board of Directors has a Lead Independent Director.

•	Independent directors hold regular meetings led by the Lead Independent Director without management present.

•	10 of the 12 persons standing for election at the Annual Meeting are independent under the NYSE listing requirements.

•	Two new independent directors joined the Board in 2017, one of whom was appointed to the Audit Committee, and a third independent board candidate is being presented for election at the 2018 Annual Meeting.

•	The Board and each of its Committees conduct annual self-evaluations, which are facilitated by independent third party governance experts.

•	Our governance practices provide strong shareholder rights, including a special meeting right with a 10% threshold, majority voting, and the annual election of directors.

The Board of Directors has acted responsibly to identify the right current leadership structure to pursue the best long-term interests of its shareholders.

Given the Company’s strong governance structure and the Board of Directors’ responsiveness to shareholders and its track record of independent leadership, the Board of Directors is in the best position to determine the Company’s leadership structure, including who should serve as Chair of the Board, based on their knowledge of the Company and their understanding of various shareholder interests through their diverse experiences, current and past work experience and participation on the boards of public and private entities.

The Board of Directors also recognizes the importance of having a leadership structure that will ensure it functions in an independent manner. When the Chair is not an independent director, the Board of Directors establishes further measures to oversee management, which may include appointing a Lead Independent Director.

The Board of Directors believes having a Lead Independent Director is crucial to providing a well-functioning and effective balance between strong Company leadership and appropriate oversight and safeguards by independent directors.

The Company’s Board of Directors annually reviews the board leadership structure, including whether to have an independent Chair and the role of the Lead Independent Director, with the last such review occurring in October 2017. During the October 2017 review, the Board of Directors again determined that Mr. Brenton L. Saunders is the right person to serve as its Chair at this time. Mr. Saunders possesses deep knowledge of the Company and its management and operations, and has extensive experience with complex pharmaceutical enterprises and brings that expertise to the role of director and Board Chair.

The Company’s shareholders rejected a substantially identical proposal introduced by the same individual shareholder last year.

The proponent introduced a substantially identical resolution at our Annual General Meeting of Shareholders in 2017 and a significantly similar proposal at our Annual General Meeting of Shareholders in 2016. In each case, the resolutions were rejected by shareholders. Shareholders and others have recognized the robust governance

97	2018 ANNUAL PROXY STATEMENT

structure and practices of our independent Board of Directors, and the strength of its independent leadership structure.

Therefore, we believe the shareholder proposal should be rejected. The Board of Directors unanimously recommends that you vote AGAINST this shareholder proposal.

98

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC reports of ownership and changes in ownership of our ordinary shares and our other equity securities. Officers, directors and greater-than-10% shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of the copies of such reports furnished to us or written representations that no other reports were required, we believe that during and with respect to the 2017 fiscal year all filing requirements applicable to our officers, directors and greater-than-10% beneficial owners were complied with and all filings were timely filed, except that for each of Mr. Bailey, Dr. Basgoz and Ms. Ling, one Form 4 was not timely filed, and for Mr. Saunders, two Form 4s were not timely filed, in each of the foregoing cases, in respect of shares automatically purchased pursuant to a broker-assisted dividend reinvestment program.

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Certain Relationships and Related Transactions

We review all relationships and transactions in which we and our directors and executive officers or their immediate family members are participants to determine whether such persons have a direct or indirect material interest. Our legal department is primarily responsible for the implementation of processes and controls to obtain information from the directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether we or a related person has a direct or indirect material interest in the transaction. In determining whether a proposed transaction is a related person transaction, our legal department assesses:

•	The related person’s relationship to us.

•	The related person’s interest in the transaction.

•	The material facts of the proposed transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal that would be involved.

•	The benefits to us of the proposed transaction.

•	If applicable, the availability of other sources of comparable products or services.

•	Whether the proposed transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally.

If our legal department determines that the proposed transaction is a related person transaction, the proposed transaction is submitted to our Nominating and Corporate Governance Committee for consideration. The Nominating and Corporate Governance Committee may only approve or ratify those transactions that are in, or are not inconsistent with, our best interests and the best interests of our shareholders, as the Nominating and Corporate Governance Committee determines in good faith.

As required under SEC rules, we disclose in our Proxy Statement any related person transactions determined to be directly or indirectly material to us or a related person. No reportable transactions have occurred since January 1, 2017 or are currently proposed.

100

Stock Ownership of Certain Beneficial Owners

The following table sets forth the name, address (where required) and beneficial ownership of each person (including any “group” as defined in Section 13(d)(3) of the Exchange Act) known by us to be the beneficial owner of more than 5% of our ordinary shares, based on filings made under Section 13 of the Exchange Act as of March 6, 2018 and based on 327,586,987 ordinary shares outstanding as of March 6, 2018:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class (%)
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	22,980,194(2)	7.01%
Wellington Management Group LLP 280 Congress Street Boston, MA 02210	21,498,689(3)	6.56%
BlackRock, Inc. 55 East 52nd Street New York, NY 10055	20,326,273(4)	6.20%
GIC Private Limited 168, Robinson Road #37-01, Capital Tower Singapore 068912	17,060,403(5)	5.21%
(1)	Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, we believe the persons named in this table have sole voting and investment power with respect to all ordinary shares reflected in this table. As of March 6, 2018, 327,586,987 of our ordinary shares were issued and outstanding.
(2)	According to Schedule 13G/A filed with the SEC on February 8, 2018, The Vanguard Group is the beneficial owner of 22,980,194 shares (with sole voting power with respect to 469,899 shares, shared voting power with respect to 75,737 shares, sole dispositive power with respect to 22,448,626 shares and shared dispositive power with respect to 531,568 shares). Vanguard Fiduciary Trust Company (“VFTC”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 363,381 shares or .10% of the ordinary shares outstanding of the Company as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd. (“VIA”), a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 272,448 shares or .08% of the ordinary shares outstanding of the Company as a result of its serving as investment manager of Australian investment offerings.
(3)	According to Schedule 13G/A filed with the SEC on February 8, 2018, each of Wellington Management Group LLP, Wellington Group Holdings LLP, Wellington Investment Advisors Holdings LLP and Wellington Management Company LLP is the beneficial owner of 21,498,689 shares (with shared voting power with respect to 5,137,768 shares and shared dispositive power with respect to 21,498,689 shares). Wellington Management Group LLP is the parent holding company of certain holding companies and the Wellington Investment Advisers. The securities reported on Schedule 13G/A are owned of record by clients of the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP controls directly, or indirectly through Wellington Management Global Holdings, Ltd., the Wellington Investment Advisers. Wellington Investment Advisors Holdings LLP is owned by Wellington Group Holdings LLP. Wellington Group Holdings LLP is owned by Wellington Management Group LLP.
(4)	According to Schedule 13G/A filed with the SEC on February 8, 2018, Blackrock, Inc. is the beneficial owner of 20,326,273 shares (with sole voting power with respect to 17,606,791 shares and sole dispositive power with respect to 20,326,273 shares).
(5)	According to Schedule 13G/A filed with the SEC on January 26, 2018, GIC Private Limited is the beneficial owner of 17,060,403 shares (with sole voting and dispositive power with respect to 12,586,783 shares and shared voting and dispositive power with respect to 4,473,620 shares).

101	2018 ANNUAL PROXY STATEMENT

Stock Ownership of Directors and Executive Officers

The following table sets forth, as of March 6, 2018, based on 327,586,987 ordinary shares outstanding as of that date, the beneficial ownership of Allergan ordinary shares (including rights to acquire shares within 60 days of March 6, 2018) by (i) each Allergan director and director nominee; (ii) each Allergan NEO; and (iii) all current directors and executive officers (including NEOs) as a group. No shares have been pledged as security by any of the Allergan directors or executive officers named below. No individual director, nominee, NEO or directors, nominees, and executive officers as a group beneficially owned more than 1% of Allergan ordinary shares.

Unless otherwise indicated in the footnotes to this table and pursuant to applicable community property laws, Allergan believes the persons named in this table have sole voting and investment power with respect to all ordinary shares reflected in this table. The business address of each of Allergan’s directors and NEOs is Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland.

	Amount and Nature of Beneficial Ownership
Name	Ordinary Shares(1) (#)	Rights to Acquire Shares (Options) (#)	Rights to Acquire Shares (Restricted Stock Units) ($)	Total (#)
Directors (excludes executive officer directors)
Nesli Basgoz, M.D.	4,739	10,989	1,223	16,951
Paul M. Bisaro(2)	235,957	46,817	13,799	296,673
James H. Bloem	9,940		1,223	11,163
Joseph H. Boccuzi			962	962
Christopher W. Bodine	15,875		1,223	17,098
Adriane M. Brown	176		1,223	1,399
Christopher J. Coughlin(3)	13,223	15,927	1,223	30,273
Carol Anthony (John) Davidson
Catherine M. Klema	22,416		1,223	23,639
Peter McDonnell, M.D.	3,612		1,223	4,835
Patrick J. O’ Sullivan	4,013		1,223	5,236
Ronald R. Taylor(4)	24,082		1,223	25,305
Fred G. Weiss	26,467		1,223	27,690
Named Executive Officers
Brenton L. Saunders	119,222	349,349	5,595	474,166
Maria Teresa Hilado(5)	11,754	8,934	1,262	21,950
Matthew M. Walsh(6)	2,000			2,000
William Meury	4,672	92,853	1,767	99,292
David Nicholson	5,211	10,203	1,767	17,181
Robert A. Stewart	49,017	15,422		64,489
All current directors, director nominees and executive officers as a group (23 individuals)	589,113	550,494	32,382	1,263,352

(1)	Ordinary shares include voting securities represented by shares held of record, shares held by a bank, broker or nominee for the person’s account and shares held through family trust arrangements, including any shares of restricted stock which remain subject to sale restrictions.
(2)	Excludes 120,000 shares held by Paul Bisaro LLC (“LLC”), a limited liability company in which Mr. Bisaro retains an ownership interest and might be deemed to have or share investment control. 99% of the LLC interests have been transferred to four grantor retained annuity trust of which the remainder beneficiaries are Mr. Bisaro’s children. Mr. Bisaro may be deemed to continue to beneficially own the shares that were transferred to the LLC but he disclaims beneficial ownership of all such shares.
(3)	Includes 10,000 shares held by a grantor retained annuity trust in which Mr. Coughlin retains a pecuniary interest.
(4)	Includes 721 shares held by the Ronald R. Taylor Trust, a family trust in which Mr. Taylor retains a pecuniary interest.
(5)	Ms. Hilado was the Company’s Chief Financial Officer through February 2018.
(6)	Mr. Walsh became the Company’s Chief Financial Officer in February 2018.

102

Shareholder Proposals for the 2019 Annual General Meeting of Shareholders

Shareholder Proposals in the Proxy Statement for the 2019 Annual General Meeting of Shareholders.

Under Rule 14a-8 of the Exchange Act, shareholder proposals to be included in the Proxy Statement for the 2019 Annual General Meeting of Shareholders must be received by our Secretary at our principal executive offices no later than November 23, 2018 (120 calendar days before the anniversary of the date we expect to release this Proxy Statement for the 2018 Annual General Meeting of Shareholders) and must comply with the requirements of Rule 14a-8 of the Exchange Act.

Other Shareholder Proposals and Nominations for Directors to Be Presented at the 2018 Annual General Meeting of Shareholders.

If you desire to bring a matter before the 2019 Annual General Meeting of Shareholders outside the process of Rule 14a-8, you may do so by following the procedures set forth in the Company’s Articles of Association. In accordance with our Articles of Association, in order to be properly brought before the 2019 Annual General Meeting of Shareholders, a shareholder’s notice must generally be delivered to Allergan plc, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland, Attention: Company Secretary, not more than 150 days nor less than 120 days prior to the anniversary date of the notice convening the Company’s 2018 Annual General Meeting of Shareholders and must contain specified information concerning the matters to be brought before such meeting and concerning the shareholder proposing such matters. Any such proposal or nomination must also meet the requirements set forth in the rules and regulations of the SEC, including Rule 14a-8, in order for such proposal or nomination to be eligible for inclusion in the Company’s 2019 Proxy Statement. Therefore, to be presented at the Company’s 2019 Annual General Meeting of Shareholders, such a proposal or nomination must be received by the Company on or after October 24, 2018, but no later than November 23, 2018.

103	2018 ANNUAL PROXY STATEMENT

Proxy Statement

General

Your proxy is solicited by the Board of Directors of Allergan plc for use at the 2018 Annual General Meeting of Shareholders to be held at The Conrad Hotel, Earlsfort Terrace, Dublin 2, Ireland, at 8:30 a.m. local time on May 2, 2018, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders.

In connection with the Annual Meeting, we have prepared a Notice of Annual General Meeting of Shareholders, a Proxy Statement, and our 2017 Annual Report to Shareholders, which provides detailed information relating to our activities and operating performance (collectively, our “proxy materials”).

Under SEC rules, we have elected to make our proxy materials available to our shareholders via the Internet rather than mailing paper copies of those materials to each shareholder, as we believe electronic delivery to our shareholders will expedite the receipt of materials, while lowering costs and reducing the environmental impact of our Annual Meeting by reducing printing and mailing of our proxy materials. On or about March 23, 2018, we mailed a Notice of Internet Availability of Proxy Materials (the “Internet Notice”) directing shareholders to a website where they can access this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2017 and view instructions on how to vote via the Internet or by telephone. If you receive an Internet Notice by mail, you will not automatically receive a printed copy of our proxy materials unless you specifically request one by following the instructions to request that a paper copy be mailed to you that are printed on the Internet Notice.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ALLERGAN PLC ANNUAL GENERAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 2, 2018

The Notice of Annual Meeting, this Proxy Statement and the 2017 Annual Report to Shareholders are available at www.proxyvote.com. Our Irish statutory financial statements will be available at www.proxyvote.com on or before April 13, 2018.

You are encouraged to review all of the important information contained in the proxy materials before voting.

104

PROXY STATEMENT

Who Can Vote

Only shareholders of record of our ordinary shares at 4:00 p.m. Eastern Standard Time on March 6, 2018, the record date for the Annual Meeting, are entitled to receive notice of and to attend, speak and vote their shares at the Annual Meeting.

Beneficial owners of our ordinary shares are entitled to receive notice of and to attend our Annual Meeting, and have the right to direct their broker, bank or other nominee how to vote but may not vote their shares in person at the Annual Meeting unless they obtain a legal proxy giving them the right to vote their shares at the Annual Meeting from the broker, bank or other nominee holding their shares in street name. Most of our shareholders hold their shares through a broker, bank or other nominee rather than directly in their own name.

Certain distinctions between shares held of record and those owned beneficially are summarized below:

  Shareholders of Record

If your ordinary shares are registered directly in your name with our transfer agent, Computershare, you are considered the shareholder of record with respect to those shares and these proxy materials are being sent to you directly by the Company. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

  Beneficial Owners

If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, bank or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, bank or other nominee how to vote and you are also invited to attend the Annual Meeting, but because you are not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy giving you the right to vote your shares at the Annual Meeting from the broker, bank or other nominee holding your shares in street name. If your shares are held in street name, your broker, bank or other nominee has enclosed or provided voting instructions for you to use in directing the broker, bank or other nominee how to vote your shares.

Each ordinary share is entitled to one vote on each matter properly brought before the Annual Meeting. Ordinary shares that are held in treasury will not be entitled to vote at the Annual Meeting.

As of March 6, 2018, the record date for the Annual Meeting, there were 327,586,987 of our ordinary shares outstanding.

How to Vote

Your vote is very important, and we encourage you to vote your shares and to submit your proxy regardless of whether or not you plan to attend the Annual Meeting. If you properly give your proxy and submit it to us in time to vote as described in this section of the Proxy Statement, one of the individuals named as your proxy will vote your shares as you have directed.

Shareholders of Record If you are a shareholder of record, you may vote in one of the following ways:

By Telephone or over the Internet. You may submit your proxy by calling the toll-free telephone number noted on your proxy card or Internet Notice. Telephone proxy submission is available 24 hours a day and will be accessible until 3:59 p.m. Eastern Daylight Time on May 1, 2018. Easy-to-follow voice prompts allow you to submit your proxy and confirm that your instructions have been properly recorded. If you are a shareholder of record of Allergan and you choose to submit your proxy by telephone by calling the toll-free number on your proxy card, your use of that telephone system, and in particular the entry of your pin number/other unique identifier, will be deemed to constitute your appointment, in writing and under hand, and for all purposes of the Irish Companies Act 2014, of each of Brenton L. Saunders and A. Robert D. Bailey as your proxy to vote your shares on your behalf in accordance with your telephone instructions.

You also may choose to vote over the Internet. The website for Internet voting is noted on your proxy card or Internet Notice. Internet voting is also available 24 hours a day and will be accessible until 3:59 p.m. Eastern Daylight Time on May 1, 2018. As with telephone proxy submission, Internet voting allows you to confirm that your instructions have been properly recorded.

Shareholders who vote through the Internet or submit their proxy by telephone should be aware that they may incur costs to access the Internet, such as usage charges from telephone companies or Internet service providers, and that these costs must be borne by the shareholder.

By Mail.

If you received a paper copy of the proxy card by mail and choose to vote by mail, please mark your proxy card, date and sign it, and promptly return it in the postage-paid envelope provided. We must receive your signed proxy card by 10:00 a.m. Eastern Daylight Time on April 30, 2018.

In Person at the Annual Meeting. You may vote in person by attending the Annual Meeting and submitting a ballot.

If your proxy is properly completed, the shares it represents will be voted at the Annual Meeting as you instructed. If you submit your proxy, but do not provide instructions, your proxy will be voted in accordance with the Board of Directors’ recommendations as set forth in this Proxy Statement.

Shares must be voted either in person, by telephone proxy submission or over the Internet or by completing and returning a proxy card by mail. Shares cannot be voted by marking, writing on and/or returning an Internet Notice. Any Internet Notice that is returned will not be counted as a vote.

105	2018 ANNUAL PROXY STATEMENT

Revoking Your Proxy

Shareholders of Record

If you are a shareholder of record of our ordinary shares, you have the right to revoke your proxy at any time before it is voted at the Annual Meeting by (1) filing a written notice with our Company Secretary, or (2) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy. If you wish to grant a new proxy, you can do so by telephone or over the Internet up to 3:59 p.m. Eastern Daylight Time on May 1, 2018, or by mail, which we must receive by 10:00 a.m. Eastern Daylight Time on April 30, 2018.

Any such notices and new proxies that are sent by mail should be sent to Allergan plc, Company Secretary, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland.

Beneficial Owners

Persons who hold their shares through a bank, brokerage firm or other nominee may change or revoke their voting instructions by following the requirements of their bank or broker, or may vote in person at the Annual Meeting by obtaining a legal proxy from their bank or broker and submitting the legal proxy at the Annual Meeting along with their ballot.

Solicitation of Proxies

We have retained the services of a proxy solicitation firm, MacKenzie Partners, Inc. (“MacKenzie”), to solicit proxies for the Annual Meeting from our shareholders by mail. We will bear the entire cost of our and MacKenzie’s solicitations, including the payment of fees of approximately $15,000 to MacKenzie for their services, and the cost of preparation, assembly, printing and mailing of this Proxy Statement, the Internet Notice, the proxy card and any additional proxy materials or information furnished to our shareholders. In addition, our directors, officers and employees may solicit proxies on our behalf by telephone, facsimile, electronic mail or personal solicitation. Our directors, officers and employees will receive no additional compensation for such services. We will reimburse brokers, custodians and nominees for the reasonable expenses they incur furnishing proxy solicitation and other required Annual Meeting materials to street name holders who beneficially own those shares on the record date.

Quorum and Voting

At the close of business on March 6, 2018, 327,586,987 ordinary shares were outstanding and entitled to vote at the Annual Meeting. Votes cast by proxy (including through the Internet or by telephone) or in person at the Annual Meeting will be tabulated by the election inspector appointed for the Annual Meeting who will determine whether or not a quorum is present. The presence, in person or by proxy, of the holders of a majority of our outstanding ordinary shares and entitled to vote at the Annual Meeting is necessary in order to constitute a quorum for the conduct of business at the Annual Meeting. Ordinary shares held in treasury will not be included in the calculation of the number of ordinary shares present at the Annual Meeting for the purposes of determining a quorum. If a proxy is received but marked “abstain” or if a broker non-vote (as described below) occurs, those shares will be considered as present and entitled to vote for the purposes of determining the presence of a quorum.

Broker Non-Votes

If your ordinary shares are held by a broker in street name, under NYSE rules your broker may vote your shares on certain routine matters if you do not provide your broker with voting instructions. Proposal No. 3, the ratification of the selection of our independent auditors and the authorization of the Board of Directors, acting through the Audit and Compliance Committee, to determine its remuneration, is considered a routine matter upon which brokerage firms may vote on behalf of their clients even if no voting instructions are provided.

If your ordinary shares are held by a broker in street name, under NYSE rules your broker may not vote your shares on certain non-routine matters if you do not provide your broker with voting instructions. This is called a “broker non-vote” and occurs because your broker lacks discretionary voting authority to vote your shares on a non-routine matter if you do not provide your broker with your voting instructions.

The non-routine matters on the agenda for this year’s Annual Meeting are (a) Proposal No. 1: the election of directors, (b) Proposal No. 2: the compensation of our Named Executive Officers, (c) Proposal No. 4: the renewal of

106

PROXY STATEMENT

the authority of the directors of the Company (the “Directors”) to issue shares, (d) Proposal No. 5A: the renewal of the authority of the Directors to issue shares for cash without first offering shares to existing shareholders, (e) Proposal No. 5B: the renewal of the authority of the Directors to allot new shares up to an additional 5% for cash in connection with an acquisition or other capital investment and (f) the shareholder proposal (Proposal No. 6). Accordingly, with respect to the proposals other than Proposal No. 3 (ratification of the selection of our independent auditors and authorization of the Board of Directors, acting through the Audit and Compliance Committee, to determine its remuneration), your broker will not be able to vote your shares without specific instructions from you.

Voting Procedures

A properly submitted proxy that is received by 3:59 p.m. Eastern Daylight Time on May 1, 2018 (with respect to proxies submitted through the Internet or by telephone) or by 10:00 a.m. Eastern Daylight Time on April 30, 2018 (with respect to proxies submitted by mail) and that is not revoked will be voted in the manner directed by the shareholder submitting the proxy. If no direction is made, such proxy will be voted:

•	FOR the election of each of Nesli Basgoz, M.D., Paul M. Bisaro, Joseph H. Boccuzi, Christopher W. Bodine, Adriane M. Brown, Christopher J. Coughlin, Carol Anthony (John) Davidson, Catherine M. Klema, Peter J. McDonnell, M.D., Patrick J. O’Sullivan, Brenton L. Saunders and Fred G. Weiss as our directors;

•	FOR the approval, on a non-binding basis, of our Named Executive Officer compensation;

•	FOR the ratification, on a non-binding basis, of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018 and the authorization, on a binding basis, of the Board of Directors, acting through the Audit and Compliance Committee, to determine its remuneration;

•	FOR the renewal of the authority of the Directors to issue shares;

•	FOR the renewal of the authority of the Directors to issue shares for cash without first offering shares to existing shareholders and the authority of the Directors to allot new shares up to an additional 5% for cash in connection with an acquisition or other capital investment; and

•	AGAINST the shareholder proposal described in Proposal No. 6.

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. However, if other proper matters are presented at the Annual Meeting, or any continuations, adjournments or postponements of the Annual Meeting, it is the intention of the proxy holders named in our form of proxy to vote the proxies held by them in accordance with their best judgment.

The proxy for the Annual Meeting gives each of Brenton L. Saunders and A. Robert D. Bailey or any other proxy appointed by you discretionary authority to vote your shares in accordance with his best judgment with respect to all additional matters that might come before the Annual Meeting.

Irish Statutory Financial Statements

We are presenting our Irish statutory financial statements, including the reports of the directors and the statutory auditors thereon, at the Annual Meeting, and we are making a copy of them available for download in PDF format on www.proxyvote.com on or before April 13, 2018. Since we are an Irish company, we are required to prepare Irish statutory financial statements under applicable Irish company law and to deliver those accounts to shareholders of record in connection with our Annual Meeting. The Irish statutory financial statements cover the results of operations and financial position of Allergan plc for the year ended December 31, 2017. Irish law requires the directors to prepare financial statements for each financial year giving a true and fair view of the state of the group’s and parent company’s affairs at the end of the financial year and of the group’s profit or loss for the financial year. Under that law, the directors have prepared the group’s consolidated financial statements in accordance with U.S. generally accepted accounting principles, as defined in Section 279 of the Irish Companies Act 2014, to the extent that the use of those principles in the preparation of the consolidated financial statements does not contravene any provision of the Irish Companies Act 2014 or of any regulations made thereunder and the parent company financial statements in accordance with accounting standards issued by the Financial Reporting Council and promulgated by the Institute of Chartered Accountants in Ireland (Generally Accepted Accounting Practice in Ireland).

107	2018 ANNUAL PROXY STATEMENT

We will mail without charge, upon written request, a copy of the Irish statutory financial statements to shareholders of record or beneficial owners of our ordinary shares. Requests should be sent to Allergan plc, Clonshaugh Business and Technology Park, Coolock, Dublin, D17 E400, Ireland.

“Householding”

In an effort to reduce printing costs and postage fees, we have adopted a practice approved by the SEC called “householding.” Under this practice, non-registered shareholders who have the same address and last name will receive only one copy of the Internet Notice and, upon request, our proxy materials, unless one or more of these non-registered shareholders notifies us that he or she wishes to receive individual copies. If you share an address with another non-registered shareholder and prefer to receive separate copies of the Internet Notice, or if you currently receive separate copies and would prefer to receive one copy, please contact our Investor Relations department with your request by mail at Allergan plc, Investor Relations, 5 Giralda Farms, NJ 07940, or by telephone at (862) 261-7488.

Information on Our Website

Information on our website, other than our Proxy Statement and form of proxy, or any other website referred to in this Proxy Statement, is not part of the proxy soliciting material and is not incorporated into this Proxy Statement by reference.

Assistance

If you need assistance in submitting your proxy or have questions regarding the Annual Meeting, please contact our Investor Relations department by email at investorrelations@allergan.com by mail at Allergan plc, Investor Relations, 5 Giralda Farms, NJ 07940, or by telephone at (862) 261-7488. You may also contact our proxy solicitor, MacKenzie Partners, by email at proxy@mackenziepartners.com or by telephone (toll-free) at (800) 322-2885.

108

Other Business

As of the date of this Proxy Statement, the Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other proper matters are presented at the Annual Meeting, however, it is the intention of the proxy holders named in the Company’s form of proxy to vote the proxies held by them in accordance with their best judgment.

By Order of the Board of Directors
March 23, 2018 Dublin, Ireland
A. Robert D. Bailey,
Chief Legal Officer and Corporate Secretary

109	2018 ANNUAL PROXY STATEMENT

Annex A

The following table presents a reconciliation of Allergan plc’s reported net income / (loss) from continuing operations attributable to shareholders and diluted earnings per share to non-GAAP performance net income and non-GAAP performance net income per share for the twelve months ended December 31, 2017:

ALLERGAN PLC

RECONCILIATION TABLE

(Unaudited; in millions except per share amounts)

Twelve Months Ended December 31, 2017
GAAP to Non-GAAP Performance net income calculation
GAAP income / (loss) from continuing operations attributable to shareholders	$(3,722.6)
Adjusted for:
Amortization	7,197.1
Acquisition, divestiture and licensing charges(1)	4,083.4
Accretion and fair-value adjustments to contingent consideration	(133.2)
Impairment/asset sales and related costs	5,380.0
Non-recurring losses / (gains)	210.1
Non-acquisition restructurings, including Global Supply Chain initiatives	208.4
Legal settlements	96.5
Income taxes on items above and other discrete income tax adjustments	(7,508.8)
Non-GAAP performance net income attributable to shareholders	$5,810.9
Diluted earnings per share
Diluted income / (loss) per share from continuing operations attributable to shareholders - GAAP	$(11.15)
Non-GAAP performance net income per share attributable to shareholders	$16.35
Basic weighted average ordinary shares outstanding	333.8
Effect of dilutive securities:
Dilutive shares	21.6
Diluted weighted average ordinary shares outstanding	355.4
(1)	Includes stock-based compensation primarily due to the Zeltiq, Allergan and Forest acquisitions as well as the valuation accounting impact in interest expense, net.

We define adjusted EBITDA as an amount equal to consolidated net income / (loss) from continuing operations attributable to shareholders for such period adjusted for the following: (i) interest expense, (ii) interest income, (iii) (benefit) for income taxes, (iv) depreciation and amortization expenses, (v) stock-based compensation expense, (vi) asset impairment charges and losses / (gains) and expenses associated with the sale of assets, including the exclusion of discontinued operations, (vii) business restructuring charges associated with Allergan’s global supply chain and operational excellence initiatives or other restructurings of a similar nature, (viii) costs and charges associated with the acquisition and divestitures of businesses and assets including, but not limited to, milestone payments, integration charges, other charges associated with the revaluation of assets or liabilities and charges associated with the revaluation of acquisition related contingent liabilities that are based in whole or in part on future estimated cash flows, (ix) litigation charges and settlements and (x) other unusual charges or expenses. We define non-GAAP adjusted operating income as adjusted EBITDA including depreciation and certain stock-based compensation charges and excluding dividend income and other-than-temporary investment impairments included within other income (expense), net.

A-1

The following table presents a reconciliation of Allergan plc’s reported net income / (loss) from continuing operations attributable to shareholders for the twelve months ended December  31, 2017 to adjusted EBITDA and adjusted operating income:

ALLERGAN PLC

ADJUSTED EBITDA and ADJUSTED OPERATING INCOME, RECONCILIATION TABLE

(Unaudited; in millions)

Twelve Months Ended December 31, 2017
GAAP income / (loss) from continuing operations attributable to shareholders	$(3,722.6)
Plus:
Interest expense	1,095.6
Interest income	(67.7)
(Benefit) for income taxes	(6,670.4)
Depreciation	171.5
Amortization	7,197.1
EBITDA	$(1,996.5)
Adjusted for:
Acquisition, divestiture and licensing charges	4,007.5
Impairment/asset sales and related costs	5,380.0
Non-recurring (gain) / losses	210.1
Non-acquisition restructurings, including Global Supply Chain initiatives	208.4
Legal settlements	96.5
Accretion and fair-value adjustments to contingent consideration	(133.2)
Share-based compensation including cash settlements	324.8
Adjusted EBITDA	$8,097.6
Adjusted for:
Depreciation	(171.5)
Dividend income	(85.2)
Other-than-temporary security impairments	22.3
Share-based compensation not related to restructuring charges and purchase accounting impact on stock-based compensation for acquired awards	(215.7)
Adjusted Operating Income	$7,647.5

A-2

ALLERGAN PLC CLONSHAUGH BUSINESS AND TECHNOLOGY PARK COOLOCK, DUBLIN D17 E400, IRELAND

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 3:59 P.M. Eastern Daylight Time on May 1, 2018. Have your proxy card in hand when you access the proxyvote.com website and follow the instructions to obtain your records and to create an electronic voting instruction form.

SUBMIT YOUR PROXY BY PHONE - 1-800-690-6903

Use any touch-tone telephone to submit your proxy to up until 3:59 P.M. Eastern Daylight Time on May 1, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received by 10:00 a.m. Eastern Daylight Time on April 30, 2018.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E37899-P04240	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ALLERGAN PLC
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors
	Nominees:		For	Against	Abstain
1a. 1b. 1c. 1d. 1e. 1f. 1g. 1h. 1i. 1j. 1k. 1l.

Nesli Basgoz, M.D.

Paul M. Bisaro

Joseph H. Boccuzi

Christopher W. Bodine

Adriane M. Brown

Christopher J. Coughlin

Carol Anthony (John) Davidson

Catherine M. Klema

Peter J. McDonnell, M.D.

Patrick J. O’Sullivan

Brenton L. Saunders

Fred G. Weiss

			☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐				For	Against	Abstain
						2.	To approve, in a non-binding vote, Named Executive Officer compensation.		☐	☐	☐
									For	Against	Abstain
						3.	To ratify, in a non-binding vote, the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditor for the fiscal year ending December 31, 2018 and to authorize, in a binding vote, the Board of Directors, acting through its Audit and Compliance Committee, to determine PricewaterhouseCoopers LLP’s remuneration.		☐	☐	☐
									For	Against	Abstain
						4.	To renew the authority of the directors of the Company (the “Directors”) to issue shares		☐	☐	☐
									For	Against	Abstain
						5A.	To renew the authority of the Directors to issue shares for cash without first offering shares to existing shareholders.		☐	☐	☐
						5B.	To authorize the Directors to allot new shares upto an additional 5% for cash in connection with an acquisition or other capital investment.		☐	☐	☐
						The Board of Directors recommends you vote AGAINST the following proposals:			For	Against	Abstain
			Yes	No		6.	To consider a shareholder proposal requiring an independent Board Chairman, if properly presented at the meeting.		☐	☐	☐
Please indicate if you plan to attend this meeting.			☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

The signatory (or signatories) hereto acknowledge(s) receipt of the Notice of Annual Meeting and the accompanying proxy statement and, revoking any proxy or voting instructions previously given, hereby appoint(s) Brenton L. Saunders and A. Robert D. Bailey as proxies, each with the power to appoint his substitute, and hereby authorize(s) each of them individually to represent and vote at the Annual Meeting (and at any adjournments thereof) all of the ordinary shares held by the undersigned at the close of business on March 6, 2018, in each case as indicated above.

Signature [PLEASE SIGN WITHIN BOX]		Date					Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Proxy Statement and 2017 Annual Report to Shareholders are available at www.proxyvote.com.

Our Irish Statutory Financial Statements will be available at www.proxyvote.com on or before April 13, 2018.

E21460-P87430

ALLERGAN PLC

2018 Annual General Meeting of Shareholders (“Annual Meeting”)

May 2, 2018, 8:30 AM local time

This proxy is solicited by the Board of Directors

The Board of Directors has fixed the close of business on March 6, 2018 as the record date for the determination of shareholders entitled to receive notice of and to attend, speak and vote at the Annual Meeting. Only shareholders of record at the close of business on March 6, 2018 will be entitled to receive notice of and to attend, speak and vote at the Annual Meeting or any adjournment, postponement or continuation thereof. Your attention is directed to the Proxy Statement for more complete information regarding the matters to be acted upon at the Annual Meeting.

The Board of Directors recommends that you vote “FOR” each director nominee included in Proposal No. 1 and “FOR” Proposals No. 2, 3, 4, 5A and 5B. The Board of Directors recommends that you vote “AGAINST” Proposal No. 6.

The Proxy Statement and 2017 Annual Report to Shareholders are available at www.proxyvote.com. Our Irish Statutory Financial Statements will be available at www.proxyvote.com on or before April 13, 2018.

You may vote the shares in person at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, we encourage you to vote the shares: (i) by accessing the Internet site described in the Notice Regarding the Availability of Proxy Materials previously provided to you up until 3:59 p.m. Eastern Daylight Time on May 1, 2018, (ii) by calling the toll-free telephone number listed on the Internet site at www.proxyvote.com, voter instruction form, proxy card or Notice Regarding the Availability of Proxy Materials to submit your proxy up until 3:59 p.m. Eastern Daylight Time on May 1, 2018, or (iii) by marking, dating and signing any proxy card or voter instruction form provided to you and returning it in the accompanying postage paid envelope as quickly as possible, to be received by 10:00 a.m. Eastern Daylight Time on April 30, 2018 (which will be forwarded to the Company’s registered address electronically).

A shareholder entitled to attend and vote is entitled, using the form provided (or the form in section 184 of the Companies Act 2014), to appoint one or more proxies to attend, speak and vote instead of him or her at the Annual Meeting. A proxy need not be a shareholder of record. If you wish to nominate a proxy other than the Board of Directors, please contact our Company Secretary and also note that your nominated proxy must attend the Annual Meeting in person in order for your votes to be cast.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

NOTE: This proxy may also be voted in accordance with the Board of Directors’ recommendations with respect to such other business as may properly come before the Annual Meeting or any adjournment, postponement or continuation thereof.

Continued and to be signed on reverse side

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